As filed with the Securities and Exchange Commission on July 8, 2025.
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRUTH SOCIAL CRYPTO BLUE CHIP ETF, B.T.
SPONSORED BY YORKVILLE AMERICA DIGITAL, LLC
(Exact Name of Registrant as Specified in Its Charter)
Nevada	6221	39-6920395
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
c/o Yorkville America Digital, LLC
1012 Springfield Avenue, Mountainside, NJ 07092
(201) 985-8300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Yorkville America Digital, LLC
1012 Springfield Avenue, Mountainside, NJ 07092
(201) 985-8300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Joseph A. Hall
Daniel P. Gibbons
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 8, 2025
PRELIMINARY PROSPECTUS
Truth Social Crypto Blue Chip ETF, B.T.
Truth Social Crypto Blue Chip ETF, B.T. (the “Trust”) is a Nevada business trust that issues beneficial interests (“Shares”) in its net assets. The assets of the Trust consist primarily of bitcoin, ether, Solana (“SOL”), Ripple (“XRP”) and Cronos (“CRO”) (each, a “Portfolio Asset,” and, together, the “Portfolio Assets”) held by a custodian on behalf of the Trust. The Trust is a passive investment vehicle that seeks to reflect generally the performance of the respective prices of the Portfolio Assets proportionate to their respective allocation in the Trust’s total assets. As provided for in the Trust Agreement (as defined below), the Trust’s allocation of its assets to the Portfolio Assets (the “allocation ratio”) is initially expected to approximate percentages by value of 70% bitcoin, 15% ether, 8% SOL, 5% CRO and 2% XRP. Any change to the allocation ratio is subject to applicable law and regulatory approval, if any, and will require an amendment to the Trust Agreement. Additionally, upon any amendment of the Trust Agreement to change the allocation ratio, the Trust will notify Shareholders in a prospectus supplement, in its periodic reports filed pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or on the Trust’s website. The Trust seeks to reflect generally the performance of the prices of the Portfolio Assets before payment of the Trust’s expenses and liabilities. Yorkville America Digital, LLC (the “Sponsor”) is the sponsor of the Trust;          (the “Trustee”) is the trustee of the Trust; Foris DAX Trust Company, LLC (the “Digital Asset Custodian”) is the custodian for the Trust’s Portfolio Asset holdings;           is the custodian for the Trust’s cash holdings (the “Cash Custodian” and, together with the Digital Asset Custodian, the “Custodians”); and          is the administrator of the Trust (the “Trust Administrator”). The Trust is not an investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Sponsor is not registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the U.S. Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or the “CEA”), and the Sponsor is not subject to regulation by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Trust.
The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rules 456(d) and 457(u). The Trust issues and redeems Shares only in blocks of 10,000 (each, a “Basket”) or integral multiples thereof, based on the quantity of the Portfolio Assets attributable to each Share (net of any accrued but unpaid remuneration due to the Sponsor (the “Sponsor’s Fee”) and any accrued but unpaid expenses or liabilities). Only registered broker-dealers that become authorized participants by entering into a contract with the Sponsor (“Authorized Participants”) may purchase or redeem Baskets. Shares will be offered to the public from time to time at varying prices that will reflect the price of the Portfolio Assets and the trading price of the Shares on New York Stock Exchange Arca, Inc. (“NYSE Arca”) at the time of the offer.
The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. In connection with such cash orders, the Trust will create Shares by receiving Portfolio Assets from Foris DAX, Inc. (in such capacity, the “Liquidity Provider”), an affiliate of the Digital Asset Custodian, and will redeem Shares by delivering Portfolio Assets to the Liquidity Provider. Authorized Participants will not directly or indirectly purchase, hold, deliver or receive Portfolio Assets as part of the creation or redemption process or otherwise direct the Trust or the Liquidity Provider with respect to purchasing, holding, delivering or receiving Portfolio Assets as part of the creation or redemption process. Subject to NYSE Arca receiving the necessary regulatory approval to permit the Trust to create and redeem Baskets in-kind for Portfolio Assets (the “In-Kind Regulatory Approval”), transactions with Authorized Participants may also take place in exchange for Portfolio Assets. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NYSE Arca will receive the In-Kind Regulatory Approval at any point in the future. If NYSE Arca receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify the owners of the beneficial interests referred to herein as Shares (the “Shareholders”) in a prospectus supplement, in its periodic Exchange Act reports and on the Trust’s website. Baskets will be offered continuously at the net asset value per Share (“NAV per Share”) for 10,000 Shares.
Prior to this offering, there has been no public market for the Shares. The Shares will be listed and traded on NYSE Arca under the ticker symbol “       .” Market prices for the Shares may be different from the NAV per Share.

The Trust Administrator will rely on CF Benchmarks Ltd. (the “Index Administrator”) to calculate and publish the U.S. dollar price for bitcoin, ether, SOL, CRO and XRP (each, a “Reference Price” and, collectively, the “Reference Prices”).
CME CF Bitcoin Reference Rate — New York Variant for the Bitcoin-U.S. dollar trading pair (the “Bitcoin Reference Price”) on            , 2025 was $      . CME CF Ether Reference Rate — New York Variant for the Ether-U.S. dollar trading pair (the “Ether Reference Price”) on            , 2025 was $      . CME CF Solana Reference Rate — New York Variant for the SOL-U.S. dollar trading pair (the “SOL Reference Price”) on            , 2025 was $      . CF CRO Reference Rate — New York Variant for the CRO-U.S. dollar trading pair (the “CRO Reference Price”) on         , 2025 was $      . CME CF XRP Reference Rate — New York Variant for the XRP-U.S. dollar trading pair (the “XRP Reference Price”) on            , 2025 was $      .
Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.
The Trust is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”), subject to reduced public company reporting requirements under U.S. federal securities laws.
Investing in the Shares involves significant risks. See “Risk Factors” starting on page 20.
Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Shares are not interests in nor obligations of any of the Sponsor, the             Trustee,         (the “Seed Capital Investor”), the Trust Administrator, the Cash Custodian, the Digital Asset Custodian, the Liquidity Provider, the Licensor or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.
The Seed Capital Investor agreed to purchase $       in Shares on       , 2025, and on            , 2025 took delivery of Shares at a price per Share of $ (the “Seed Shares”). On            , 2025, the Seed Shares were redeemed for cash and the Seed Capital Investor purchased         Shares at a price per Share of $      (the “Seed Creation Baskets”). Total proceeds to the Trust from the sale of the Seed Creation Baskets were $      . On            , 2025, the Trust purchased        bitcoin,        ether,        SOL,        CRO and        XRP with the proceeds of the Seed Creation Baskets using Foris DAX, Inc. (as its agent to execute the transactions on the Trust’s behalf in such capacity, the “Prime Execution Agent”), an affiliate of the Digital Asset Custodian. As of the date of this prospectus, these Shares represent all of the outstanding Shares. The Seed Capital Investor will act as a statutory underwriter in connection with this purchase. See “Seed Capital Investor” and “Plan of Distribution” for additional information.
The prices of the Seed Shares and the Seed Creation Baskets were determined as described above, and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.
The date of this prospectus is            , 2025.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Trust nor the Sponsor has authorized any person to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
Until         , 2025 (25 days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as

i

underwriters and with respect to unsold allotments or subscriptions. The Sponsor first intends to use this prospectus on          , 2025.
Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “target,” “continue,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for the Portfolio Assets and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Except as required by applicable laws, none of the Trust, the Sponsor or the Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.
Trademarks, Tradenames and Service Marks
This prospectus includes trademarks, tradenames and service marks, certain of which belong to the Trust, the Sponsor, the Licensor, the Custodians and their respective affiliates and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. Except as otherwise stated in this prospectus, the use or display of other parties’ trademarks, tradenames or service marks should not be construed to imply a relationship with, or endorsement or sponsorship of the Trust by, these other parties.

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PROSPECTUS SUMMARY
This is only a summary of the prospectus and, while it contains material information about the Trust and the Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 20, before making an investment decision about the Shares.
Definitions of certain terms used in this prospectus can be found in the Glossary on page 171.
Trust Structure, the Sponsor, the Licensor, the Liquidity Provider, the Trustee and the Custodians
The Trust was formed as a Nevada business trust on June 16, 2025. The purpose of the Trust is to own the Portfolio Assets transferred to the Trust in exchange for Shares issued by the Trust. Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist primarily of the Portfolio Assets held by the Digital Asset Custodian on behalf of the Trust. As provided for in the Trust Agreement, the allocation ratio is initially expected to approximate percentages by value of 70% bitcoin, 15% ether, 8% SOL, 5% CRO and 2% XRP. Any change to the allocation ratio is subject to applicable law and regulatory approval, if any, and will require an amendment to the Trust Agreement. Additionally, upon any amendment of the Trust Agreement to change the allocation ratio, the Trust will notify Shareholders in a prospectus supplement, in its periodic reports filed pursuant to the requirements of the Exchange Act and/or on the Trust’s website.
The Sponsor of the Trust is Yorkville America Digital, LLC, a Florida limited liability company and a direct subsidiary of Yorkville America, LLC (“Yorkville”), a Florida-based asset management firm that specializes in providing branded investment products centered around the digital asset industry and Made in America businesses. Trump Media and Technology Group Corp. (the “Licensor” or “TMTG”) is the operator of the social media platform Truth Social, the streaming platform Truth+ and the FinTech brand Truth.Fi incorporating America First investment vehicles. The Liquidity Provider is Foris DAX, Inc., a Delaware corporation and an affiliate of Foris Holdings US, Inc., doing business as Crypto.com (“Crypto.com”). The Sponsor, TMTG, the Liquidity Provider and the Digital Asset Custodian have agreed to perform certain marketing and promotional activities on behalf of the Trust pursuant to a digital asset mutual cooperation agreement dated as of April 21, 2025 (the “Digital Asset Cooperation Agreement”). See “Conflicts of Interest — Digital Asset Cooperation Agreement.”
The Shares are not obligations of, and are not guaranteed by, the Sponsor, the Licensor, the Digital Asset Custodian, the Liquidity Provider or any of their respective subsidiaries or affiliates.
The Trust is governed by the provisions of the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) executed as of         , 2025 by the Sponsor and the Trustee.
The Trust issues and redeems Shares only in Baskets of 10,000 or integral multiples thereof, based on the quantity of the Portfolio Assets attributable to each Share (net of any accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Baskets may be redeemed by the Trust in exchange for the amount of the Portfolio Assets corresponding to their redemption value. Only Authorized Participants can initiate a creation or redemption of Baskets. Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. In connection with such cash orders, the Trust will create Shares by receiving Portfolio Assets from the Liquidity Provider and will redeem Shares by delivering Portfolio Assets to the Liquidity Provider. Subject to the In-Kind Regulatory Approval, transactions with Authorized Participants may also take place in exchange for Portfolio Assets. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NYSE Arca will receive the In-Kind Regulatory Approval at any point in the future. If NYSE Arca receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify Shareholders in a prospectus supplement, in its periodic reports filed pursuant to the requirements of the Exchange Act and/or on the Trust’s website. Individual Shares will not be redeemed by the Trust but will be listed and traded on NYSE Arca under the ticker symbol “      .” The Trust seeks to reflect generally the performance of the prices of the Portfolio Assets. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The material terms of the Trust are discussed in greater detail under the section “Description of the Shares and the Trust Agreement.” The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of the Portfolio Assets and, to the extent the Trust engages in Staking (as defined herein), rewards earned from its staked ether, SOL and CRO (together, “Stakeable Digital Assets”). This means the Sponsor does not speculatively sell the Portfolio Assets at times when their respective prices are high or speculatively acquire the Portfolio Assets at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust is not a registered investment company under the Investment Company Act and is not required to register under the Investment Company Act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the CEA, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with its activities with respect to the Trust.
The Trust intends to continuously offer Shares but may suspend issuances of Shares at any time.
The Sponsor has arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NYSE Arca. The Sponsor has agreed to assume the marketing and the following administrative expenses incurred by the Trust: the fees of the Trustee and the Trust Administrator, the Custodians’ fees (the “Custodians’ Fees”), NYSE Arca listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $      per annum in ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $      per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.
The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Portfolio Asset Network (as defined below) fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders, any indemnification of the Cash Custodian, the Digital Asset Custodian, the Prime Execution Agent, the Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.
The Sponsor will maintain a public website on behalf of the Trust, containing information about the Trust and the Shares. The internet address of the Trust’s website is       . The Trust’s website address in this prospectus was included solely as an inactive textual reference. Information contained on, or that can be accessed through, that website is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider information on such website to be part of this prospectus or the registration statement of which it forms a part.
The Sponsor is responsible for oversight and overall management of the Trust. The Sponsor or any of its affiliates and associates currently engage in, and may in the future engage in, the promotion, management or investment management of other accounts, funds or trusts that invest primarily in the Portfolio Assets or another digital asset, or may face other potential conflicts of interest. In particular, the Sponsor expects that in the future it will form additional trusts that will own certain of the Portfolio Assets (such trusts, the “Additional Trusts”), as well as securities with a Made in America focus spanning diverse industries such as energy. In particular, on June 5, 2025, the Sponsor filed a registration statement on Form S-1 for Truth Social Bitcoin ETF, B.T., an exchange-traded fund that will invest its assets exclusively in bitcoin, and on June 16, 2025, the Sponsor filed a registration statement on Form S-1 for Truth Social Bitcoin and Ethereum ETF, B.T., an exchange-traded fund that will invest its assets in bitcoin and ether. Although officers and professional staff of the Sponsor’s management intend to devote as much time to the Trust as is deemed appropriate to perform their duties, the Sponsor’s management may allocate their time and services among the Trust and the other accounts, funds or trusts, including the Additional Trusts. In addition, the Sponsor may agree to amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. See “Conflicts of Interest.”
The Sponsor is generally responsible for the management and day-to-day affairs of the Trust. The responsibilities of the Sponsor include: (1) processing orders for the creation and redemption of Baskets; (2) coordinating with the Digital Asset Custodian and the Prime Execution Agent the receipt and delivery of the Portfolio Assets transferred to, or by, the Trust and with the Cash Custodian the receipt and delivery of cash transferred to or by the Trust in connection with each issuance and redemption of Baskets; (3) calculating the net asset value of the Trust (“NAV”) on any day other than a Saturday or a Sunday, or a day on which NYSE Arca is closed for regular trading (“Business Day”); and (4) selling the Trust’s Portfolio Assets as needed to cover the Trust’s expenses, including to pay the Sponsor’s Fee. Under the Trust Agreement, the Sponsor may delegate all or a portion of its duties to any agent and has delegated the bulk of the day-to-day responsibilities to the Trust Administrator and certain other administrative and record-keeping functions to its affiliates and other agents. The Trust, the Sponsor and the Trust’s service providers (including the Prime Execution Agent, the Cash Custodian, the Liquidity Provider and the Digital Asset Custodian) will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement.
The Digital Asset Custodian is responsible for safekeeping the Portfolio Assets owned by the Trust. The Cash Custodian is responsible for holding all of the Trust’s cash on its behalf, including in connection with creation and redemption transactions effected in cash. Each of the Custodians is appointed by the Sponsor. The general role and responsibilities of each Custodian are further described in “The Custodians.”
Trust Objective
The Trust is a passive investment vehicle that seeks to reflect generally the performance of the price of the Portfolio Assets before payment of the Trust’s expenses and liabilities. The Shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in a diversified portfolio comprised of the Portfolio Assets rather than by acquiring, holding and trading the Portfolio Assets directly on a peer-to-peer or other basis or via a digital asset trading platform. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in the Portfolio Assets, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the Portfolio Assets owned by the Trust at such time, less the Trust’s expenses and liabilities. Although the Shares are not the exact equivalent of a direct investment in the Portfolio Assets, they provide investors with an alternative method of achieving investment exposure to the Portfolio Assets through the securities market, which may be more familiar to them.
An investment in Shares is:
Backed by the Portfolio Assets held by the Digital Asset Custodian on behalf of the Trust.
The Shares represent ownership interests in the Trust, which owns assets consisting solely of the Portfolio Assets and cash. Shareholders will not have a direct ownership interest, or a security interest, in the Trust’s assets. The Digital Asset Custodian will keep custody of all of the Trust’s Portfolio Assets, other than those which are maintained in a trading account (the “Trading Balance”) with Foris DAX, Inc., in accounts that are required to be segregated from the assets held by the Digital Asset Custodian as principal and the assets of its other customers (the “Vault Balance”). Except to the extent required to facilitate any Staking (as defined herein) activities, the Digital Asset Custodian will keep all of the private keys associated with the Trust’s Portfolio Assets held by the Digital Asset Custodian in the Vault Balance in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s Portfolio Assets are generated and stored in an offline manner using computers or devices that are not connected to the internet, which is intended to make them more resistant to hacking. For more information, see “The Custodians — Digital Asset Custodian.”

As convenient and easy to handle as any other investment in shares.
Investors may purchase and sell Shares through traditional securities brokerage accounts and can avoid the complexities of handling the Portfolio Assets directly (e.g., managing wallets and public and private keys themselves or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.
Listed.
Although there can be no assurance that an actively traded market in the Shares will develop (and if developed, that it will be sustained), the Shares will be listed and traded on NYSE Arca under the ticker symbol “      .”
There can be no assurance that the Trust will be able to achieve its investment objective.
Summary Risk Factors
Risks Related to Digital Assets
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The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of the Portfolio Assets as digital assets, including the fact that digital assets may be characterized as bearer instruments, and loss, theft, destruction or compromise of the associated private keys could result in permanent loss of the assets, and the capabilities and development of blockchain technologies such as the Portfolio Asset Blockchains.

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The value of the Shares relates directly to the value of the Portfolio Assets, which may be highly volatile and subject to fluctuations due to a number of factors.

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Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of bitcoin, ether and the other Portfolio Assets.

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Changes in the governance of a digital asset network or protocol may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s or protocol’s ability to grow and respond to challenges.

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A failure to properly monitor and upgrade a Portfolio Asset Network protocol could adversely affect the affected Portfolio Asset Network and the value of the Shares.

Risks Related to Digital Asset Markets
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The digital asset economy has experienced in the past, and may experience in the future, adverse regulatory developments, extreme volatility, loss of confidence, negative publicity and significant declines in market liquidity, any of which could affect the value of the Shares.

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The Reference Prices could fail to track the global Portfolio Asset prices, which could adversely affect the value of the Shares.

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The Reference Prices used to calculate the value of the Trust’s Portfolio Assets may be volatile, adversely affecting the value of the Shares.

Risks Related to Staking
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The Trust is currently not permitted to engage in Staking activities, and, accordingly, the Shareholders will not receive any Staking rewards or other income, which could adversely affect the value of the Shares.

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Staking activities introduce a risk of loss of the Stakeable Digital Assets, which could adversely affect the value of the Shares.

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Staked Portfolio Assets may be inaccessible for a variable period of time, and the resulting liquidity risk could impact redemptions or rebalancing.

Risks Related to the Trust and the Shares
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If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the prices of the Portfolio Assets may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV per Share.

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Security threats to the Trust’s account at the Digital Asset Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

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Portfolio Asset transactions are generally irrevocable, and stolen or incorrectly transferred Portfolio Assets may be irretrievable. As a result, any incorrectly executed Portfolio Asset transactions could adversely affect the value of the Shares.

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If any of the Trust’s counterparties fails to provide services as required or any of their agreements is terminated, the Trust’s operations could be adversely affected.

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Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets and could cause losses to the Trust.

Risks Related to the Regulation of the Trust and the Shares
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A determination that any Portfolio Asset is a “security” may adversely affect the price of such asset and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

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Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Portfolio Assets or the Shares.

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If regulators subject the Trust, the Sponsor the Staking Provider, the Rebalancing Agent or the Liquidity Provider to regulations for which they are not properly licensed, this could result in extraordinary expenses to these parties and also result in decreased liquidity for the Shares.

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Regulatory changes or interpretations could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Risks Related to Tax Treatment of the Trust and the Shares
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The Trust could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

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Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

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Shareholders of the Trust may recognize significant amounts of ordinary income and short-term capital gain.

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The treatment of digital assets for U.S. federal income tax purposes is uncertain.

Risks Related to Potential Conflicts of Interest
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Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

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Affiliates of the Sponsor have existing business relationships with TMTG.

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Pursuant to contractual arrangements, certain service providers are the exclusive service providers to the Trust.

Emerging Growth Company Status
The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.
Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:
•
the last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

•
the last day of the fiscal year following the fifth anniversary of the completion of this offering;

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the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•
the date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Exchange Act for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. The Trust intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. The Trust’s election to use the phase-in periods permitted by this election may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the longer phase-in periods under Section 107 of the JOBS Act and who will comply with new or revised financial accounting standards. If the Trust were to subsequently elect instead to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.
Principal Offices
The Sponsor’s office is located at 1012 Springfield Avenue, Mountainside, NJ 07092, and its telephone number is (201) 985-8300. The Trust’s office is c/o Yorkville America Digital, LLC, 1012 Springfield Avenue, Mountainside, NJ 07092, and its telephone number is (201) 985-8300. The Liquidity Provider’s office is located at 110 N. College Avenue, Suite 500, Tyler, TX 75702. The Digital Asset Custodian’s office is located at 10 Ferry Street, Suite 314, Concord, NH 03301. The Cash Custodian’s office is located at       . The Trust Administrator’s office is located at       .

THE OFFERING
Offering
The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.
Use of Proceeds
Proceeds received by the Trust from the issuance and sale of Baskets consist of Portfolio Assets deposited with the Trust in connection with creations. Such deposits are held by the Digital Asset Custodian or the Prime Execution Agent on behalf of the Trust until (i) distributed in connection with a redemption of Baskets, (ii) transferred to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor, (iii) staked, should the Trust decide to pursue any Staking activities and solely to the extent the Sponsor believes, in its sole discretion, that such Staking activities may be conducted in compliance with applicable law, or (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.
NYSE Arca Ticker Symbol
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CUSIP Number
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Creation and Redemption
The Trust issues and redeems Baskets on a continuous basis. Baskets are only created or redeemed in exchange for the amount of the Portfolio Assets represented by the Baskets being created or redeemed. Only Authorized Participants can initiate a creation or redemption of Baskets.
The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver or receive Portfolio Assets as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering or receiving Portfolio Assets as part of the creation or redemption process. For a redemption in cash, the Sponsor shall arrange for the Portfolio Assets represented by the creation Basket to be sold, and the cash proceeds distributed from the Trust’s account at the Cash Custodian to the Authorized Participant. Foris DAX, Inc. is the Trust’s sole Liquidity Provider. The Liquidity Provider is an affiliate of the Digital Asset Custodian.
Subject to the In-Kind Regulatory Approval, transactions with Authorized Participants may also take place in exchange for Portfolio Assets. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NYSE Arca will receive the In-Kind Regulatory Approval at any point in the future. If NYSE Arca receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and on the Trust’s website. Baskets are only issued or redeemed in exchange for an amount of the Portfolio Assets determined by the Sponsor on each day that NYSE Arca is open for regular trading. No Shares are issued unless the Digital Asset Custodian or the Prime Execution Agent has allocated to the Trust’s account the corresponding amount of each Portfolio Assets. As of the date of this prospectus, a Basket requires delivery of bitcoin, ether, SOL, CRO and XRP. The amount of the Portfolio Assets necessary for the creation of a

Basket, or to be received upon redemption of a Basket, will decrease over the life of the Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Trust. See “Description of the Shares and the Trust Agreement” for more details.
NAV
The NAV will be equal to the total assets of the Trust, which will consist solely of the Portfolio Assets and cash, less total liabilities of the Trust, each determined by the Sponsor pursuant to policies established from time to time by the Sponsor or its affiliates or otherwise described herein. The methodology used to calculate the Reference Prices in determining the NAV may not be deemed consistent with U.S. generally accepted accounting principles (“GAAP”).
The Sponsor has the exclusive authority to determine the NAV. The Sponsor has delegated to the Trust Administrator the responsibility to calculate the NAV and the NAV per Share, based on a pricing source selected by the Sponsor. The Trust Administrator will determine the NAV each Business Day. In determining the NAV, the Trust Administrator values the Portfolio Assets held by the Trust based on the Reference Prices, unless otherwise determined by the Sponsor in its sole discretion. If a Reference Price is not available or the Sponsor determines, in its sole discretion, that a Reference Price should not be used, the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Sponsor (a “Fair Value Event”). Additionally, the Trust Administrator will monitor for unusual prices and escalate to the Sponsor if detected. If a Reference Price is not used, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.
The Trust Administrator calculates the NAV per Share of the Trust once each Business Day. The NAV per Share for a normal trading day will be released after 4:00 p.m. Eastern Time (“ET”). Trading during the core trading session on NYSE Arca typically closes at 4:00 p.m. ET. However, NAVs per Share are not officially released until after the completion of a comprehensive review of the NAV per Share and prices utilized to determine the NAV per Share of the Trust by the Trust Administrator. Upon the completion of the end of day reviews by the Trust Administrator, the NAV per Share is released to the public, typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV per Share release after 5:30 p.m. ET (or later) provides an opportunity for the Trust Administrator and the Sponsor to detect, flag, investigate and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.
The Trust’s periodic financial statements may not utilize NAV or NAV per Share to the extent the methodology used to calculate the Reference Prices is deemed not to be consistent with GAAP. For purposes of the Trust’s periodic financial statements, the Trust will utilize a pricing source that is consistent with GAAP, as of the financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.
The Sponsor may declare a suspension of the calculation of the NAV under certain circumstances. See “Activities of the Trust — Net Asset Value.”
NAV Calculation and Reference Prices
On each Business Day, as soon as practicable after 4:00 p.m. ET, the Trust Administrator evaluates the Portfolio Assets held by the Trust as reflected by the Reference Prices and determines the NAV and the NAV per Share. For purposes of making these calculations, a Business Day means any day other than a day when NYSE Arca is closed for regular trading.
Each Reference Price employed by the Trust is calculated on each Business Day by aggregating the notional value of the Portfolio Assets’ trading activity across major spot platforms. Each of the Reference Prices for bitcoin, ether, SOL, CRO and XRP is designed based on the IOSCO Principles for Financial Benchmarks and is a Registered Benchmark under the U.K. Benchmark Regulations (“BMR”). The administrator of such Reference Prices is CF Benchmarks Ltd., a U.K. incorporated company, authorized and regulated by the U.K. Financial Conduct Authority (the “FCA”) as a Benchmark Administrator, under U.K. BMR.
The Bitcoin Reference Price
The CME CF Bitcoin Reference Rate — New York Variant, the Bitcoin Reference Price, serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The Bitcoin Reference Price aggregates the trade flow of several bitcoin platforms during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the Bitcoin Reference Price is calculated based on the “Relevant Bitcoin Transactions” (as defined in “Activities of the Trust — Valuation of Portfolio Assets and Determination of NAV; The Bitcoin Reference Price”) of all of its constituent bitcoin platforms, which are currently Crypto.com, Bitstamp by Robinhood, Bullish, Coinbase, Gemini, itBit, Kraken and LMAX Digital (collectively, the “Bitcoin Constituent Platforms”), and which may change from time to time.
The Ether Reference Price
The CME CF Ether Reference Rate — New York Variant, the Ether Reference Price, serves as a once-a-day benchmark rate of the U.S. dollar price of ether (USD/ETH), calculated as of 4:00 p.m. ET. The Ether Reference Price aggregates the trade flow of several ether platforms during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one ether at 4:00 p.m. ET. Specifically, the Ether Reference Price is calculated based on the “Relevant Ether Transactions” (as defined in “Activities of the Trust — Valuation of Portfolio Assets and Determination of NAV; The Ether Reference Price”) of all of its constituent ether platforms, which are currently

Crypto.com, Bitstamp by Robinhood, Coinbase, Gemini, itBit, Kraken and LMAX Digital (collectively, the “Ether Constituent Platforms”), and which may change from time to time.
The SOL Reference Price
The CME CF Solana Reference Rate — New York Variant, the SOL Reference Price, serves as a once-a-day benchmark rate of the U.S. dollar price of SOL (USD/SOL), calculated as of 4:00 p.m. ET. The SOL Reference Price aggregates the trade flow of several SOL platforms during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one SOL at 4:00 p.m. ET. Specifically, the SOL Reference Price is calculated based on the “Relevant SOL Transactions” (as defined in “Activities of the Trust — Valuation of Portfolio Assets and Determination of NAV; The SOL Reference Price”) of all of its constituent SOL platforms, which are currently Coinbase, Gemini, Kraken and LMAX Digital (collectively, the “SOL Constituent Platforms”), and which may change from time to time.
The CRO Reference Price
The CF CRO Reference Rate — New York Variant, the CRO Reference Price, serves as a once-a-day benchmark rate of the U.S. dollar price of CRO (USD/CRO), calculated as of 4:00 p.m. ET. The CRO Reference Price aggregates the trade flow of several CRO platforms during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one CRO at 4:00 p.m. ET. Specifically, the CRO Reference Price is calculated based on the “Relevant CRO Transactions” (as defined in “Activities of the Trust — Valuation of Portfolio Assets and Determination of NAV; The CRO Reference Price”) of all of its constituent CRO platforms, which are currently Coinbase and Kraken (collectively, the “CRO Constituent Platforms”), and which may change from time to time.
The XRP Reference Price
The CME CF XRP Reference Rate — New York Variant, the XRP Reference Price, serves as a once-a-day benchmark rate of the U.S. dollar price of XRP (USD/XRP), calculated as of 4:00 p.m. ET. The XRP Reference Price aggregates the trade flow of several XRP platforms during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one XRP at 4:00 p.m. ET. Specifically, the XRP Reference Price is calculated based on the “Relevant XRP Transactions” (as defined in “Activities of the Trust — Valuation of Portfolio Assets and Determination of NAV; The XRP Reference Price”) of all of its constituent XRP platforms, which are currently Coinbase, Bitstamp by Robinhood, Kraken and LMAX Digital (collectively, the “XRP Constituent Platforms” and, together with the Bitcoin Constituent Platforms, the Ether Constituent Platforms, the SOL Constituent Platforms and the CRO Constituent Platforms, the “Constituent Platforms”), and which may change from time to time.
The Trust is intended to provide a way for Shareholders to obtain exposure to the Portfolio Assets by investing in the Shares rather than by acquiring, holding and trading the Portfolio Assets directly on a peer-to-peer or other basis or via a digital asset platform. An investment in Shares of the Trust is not the same as an investment directly in the Portfolio Assets on a peer-to-peer or other basis or via a digital asset platform.
Intraday Indicative Value
In order to provide updated information relating to the Trust for use by Shareholders, the Sponsor intends to publish on behalf of the Trust an intraday indicative value per Share (the “IIV”) using the CME CF Bitcoin Real Time Index (the “BRTI”), the CME CF Ether Real Time Index (the “ERTI”), the CME CF Solana Real Time Index (the “SRTI”), the CF Cronos-Dollar Spot Rate (the “CRTI”) and the CME CF XRP Real Time Index (the “XRTI”). One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by NYSE Arca or a third-party financial data provider during NYSE Arca’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV per Share as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV per Share during the trading day.
The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV per Share, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.
Rebalancing
Foris DAX, Inc. will serve as the exclusive rebalancing agent (in such capacity, the “Rebalancing Agent”) for the Trust. The Rebalancing Agent will rebalance the Trust’s digital asset holdings quarterly, on the first Business Day in January, April, July and October (each such date, a “Reconstitution Date”), to ensure the allocation of the Trust’s Portfolio Assets approximates the allocation ratio. The Sponsor may, in its sole discretion, instruct the Rebalancing Agent to defer any such rebalancing to the following Reconstitution Date if on the applicable Reconstitution Date (i) the actual allocation of the Trust’s assets with respect to each of the Portfolio Assets is within 1% of its respective allocation ratio and (ii) the aggregate share by value of bitcoin and ether in the Trust’s assets is at least 85% unless the Trust is allowed to maintain a lower allocation of such Portfolio Assets under applicable rules and regulations of the SEC and NYSE Arca then in effect. The rebalancing process involves adjusting the quantities of each Portfolio Asset held by the Trust (i.e., by buying or selling some amount of each asset) to reflect changes in the digital assets’ relative market values. This rebalancing is executed by purchasing or selling the necessary quantities of each Portfolio Asset to realign their weightings with the appropriate ratio. To that end, on or about each Reconstitution Date, the Sponsor will halt creations and redemptions of Shares as needed to complete the rebalancing process.
The trust is a passive investment vehicle which seeks to reflect generally the performance of the respective prices of the Portfolio

Assets in accordance with the allocation ratio set forth in the Trust Agreement. The Sponsor does not intend to actively manage the Trust’s digital asset holdings in response to price changes in the Portfolio Assets, and any quarterly rebalancing described herein is not a form of active management.
Trust Expenses
The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee and the Trust Administrator, the Custodians’ Fees, NYSE Arca listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $      per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $      per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.
The Sponsor’s Fee is accrued daily at an annualized rate equal to     % of the NAV and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.
The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Portfolio Asset Network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders, any indemnification of the Cash Custodian, the Digital Asset Custodian, the Prime Execution Agent, the Trust Administrator, the Liquidity Provider, the Rebalancing Agent, the Staking Provider (as defined below) or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not have any income, it will need to sell Portfolio Assets to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor and not included in trade execution costs paid by the Trust shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of the Portfolio Assets held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell Portfolio

Assets to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of the Portfolio Assets represented by each Share.
To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert Portfolio Assets into U.S. dollars at the price available through the Prime Execution Agent’s service (less applicable trading fees) through the Prime Execution Agent’s execution platform (the “Trading Platform”) which the Sponsor is able to obtain using commercially reasonable efforts. The number of each Portfolio Asset represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring or selling Portfolio Assets.
The quantity of Portfolio Assets to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor will vary from time to time depending on the level of the Trust’s expenses and the value of the Portfolio Assets held by the Trust.
In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis or otherwise on a basis it considers to be equitable, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account. The Trust expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.
Incidental Rights/IR Digital Assets
From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (for avoidance of doubt, other than any of the Portfolio Assets) or other asset or right, which rights are incident to the Trust’s ownership of the Portfolio Assets and arise without any action of the Trust, or of the Sponsor or the Trustee on behalf of the Trust (“Incidental Rights”) and/or virtual currency tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Digital Assets”) by virtue of its ownership of the Portfolio Assets, generally through a fork in a Portfolio Asset Blockchain, an airdrop offered to holders of a Portfolio Asset or other similar event.
With respect to a fork, airdrop or similar event, the Sponsor will cause the Trust to permanently and irrevocably abandon the Incidental Rights and IR Digital Assets. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Trust to sell Incidental Rights or IR Digital Assets and distribute the cash proceeds (net of expenses and applicable withholding taxes) to Depository Trust Company (“DTC”), distribute the Incidental Rights or IR Digital Assets in-kind to DTC or take any other action. Because the Trust will prospectively abandon any Incidental Rights and IR Digital Assets, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Digital Assets, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Digital Assets. See “Risk Factors — Risks Related to Digital Assets — A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.”
Staking
“Staking” is the act of committing capital in the form of Stakeable Digital Assets to participate in verifying and adding transactions to the applicable digital ledger and in securing the Stakeable Digital Asset Network in exchange for Stakeable Digital Assets as a reward. In common with other spot exchange-traded products that hold digital assets, at this time, the Trust is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. The Trust Agreement provides that the Trust may engage in Staking if the Sponsor deems such activity to be in the best interest of Shareholders and solely to the extent the Sponsor believes, in its sole discretion, that such Staking activities may be conducted in compliance with applicable law. As of the date of this prospectus, the Sponsor has made no such determination, and there can be no assurance as to whether or when the Sponsor will do so in the future. If the Trust decides to pursue Staking activities with respect to all or a portion of the Trust’s Stakeable Digital Assets, the Trust’s Stakeable Digital Assets may be restricted within the applicable Network’s protocol for a specific period of time.
Staking activity may require withdrawals of Stakeable Digital Assets by the Sponsor in order to deposit Stakeable Digital Assets within the applicable Stakeable Digital Asset Network protocols. While the ability to gain temporary control of even a portion of the Trust’s Stakeable Digital Assets is restricted to a limited number of authorized personnel of the Sponsor, Staking activities introduce a risk of loss. Should the Sponsor decide to engage in any Staking activities, the Trust’s Stakeable Digital Assets would be staked directly from the Trust’s wallets. Further, the Sponsor does not expect that the Staking Provider would have any control over the Trust’s staked assets other than in connection with Staking and unstaking the Trust’s assets at the Sponsor’s direction. However, Staking activities would expose the Trust’s Stakeable Digital Assets to increased risk of loss, including in the form of potential penalties, slashing or inactivity leaks (to the extent applicable on the relevant network), or technological complication that could result in the loss of such assets in their entirety.
Further, while any Stakeable Digital Asset is staked, it generally will not be available to the Trust. In connection with Staking’s “activation” and “exit” processes, the Trust’s staked assets will not be accessible for a variable period of time, resulting in liquidity risk to the Trust’s ability to satisfy redemptions or rebalance its holdings, which could create deviations between the Trust’s actual and intended allocation of bitcoin to Stakeable Digital Asset. See “Risk Factors — Risks Related to Staking — Staked Stakeable Digital Assets may be inaccessible for a variable period of time, and the resulting liquidity risk could impact redemptions or rebalancing” for more information.

The Trust would record receipt of Staking rewards when they are received if there is value to the Trust in doing so. Stakeable Digital Assets received from Staking rewards have no cost basis, and the Trust recognizes unrealized gains equal to the fair value of the new Stakeable Digital Assets received. The Trust may engage in Staking activities if the Trust deems such activity to be in the best interest of Shareholders and solely to the extent the Sponsor believes, in its sole discretion, that such Staking activities may be conducted in compliance with applicable law.
Staking Provider
The Trust has engaged Foris DAX, Inc. as its exclusive Staking infrastructure provider (in such capacity, the “Staking Provider”) in connection with any Staking activities the Trust may conduct. The Staking Provider would provide hardware, software and services necessary to enable the Trust to establish validator nodes and stake the Trust’s Portfolio Assets on the applicable protocol. The Staking Provider would exercise no discretion as to the amount the Trust’s Stakeable Digital Assets to be staked or timing of the Staking activities (other than as is incidental in establishing or deactivating validator nodes).
Tax Considerations
The Trust intends to take the position that it is classified as a partnership for U.S. federal income tax purposes. Provided that the Trust satisfies certain “qualifying income” requirements in each of its taxable years, the Sponsor believes that the Trust should not be subject to U.S. federal income tax as a corporation. Assuming that treatment, each owner of Shares will be required to include in income its allocable share of the Trust’s income, gain, loss and deduction for the taxable year of the Trust ending in or with the taxable year of the owner of Shares, whether or not the Trust makes any distributions during that year. See “Material U.S. Federal Income Tax Consequences.”
Voting Rights
Owners of Shares do not have any voting rights, take no part in the management or control and have no voice in the Trust’s affairs. See “Description of the Shares and the Trust Agreement — Voting Rights.”
Suspension of Issuance, Transfers and Redemptions
The Sponsor may suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally or may refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Sponsor are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Sponsor may, in its sole discretion, suspend the right to surrender Shares or postpone the delivery date of any of the Portfolio Assets or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on NYSE Arca is suspended or restricted, or the exchange is closed or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of any of the Portfolio Assets is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Digital Asset Custodian, the Cash Custodian, the Trust Administrator, the Liquidity Provider, the Rebalancing Agent, the Staking Provider or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of a Portfolio Asset Network, hacking, cybersecurity breach, or power, internet or Portfolio Asset Network outage or similar event). The Sponsor shall reject any purchase order or redemption order that is not in proper form. See “Description of the Shares and the Trust Agreement.”
Limitation on Obligations and Liability
The Sponsor:
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is only obligated to take the actions specifically set forth in the Trust Agreement without gross negligence or bad faith;

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is not liable if it is prevented or delayed by law or circumstances beyond its control from performing its obligations under the Trust Agreement;

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is not liable for the exercise of discretion permitted under the Trust Agreement;

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has no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person;

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is not liable for any loss of any Portfolio Assets occurring prior to the delivery of such Portfolio Assets to the Digital Asset Custodian or the Prime Execution Agent, as applicable, or after the delivery of such Portfolio Assets by the Digital Asset Custodian or the Prime Execution Agent, as applicable (and for the avoidance of doubt, is not liable for the loss of any Portfolio Assets while held by the Digital Asset Custodian or the Prime Execution Agent absent gross negligence or bad faith by the Sponsor); and

•
may rely upon any advice or information from other persons it believes in good faith to be competent to provide such advice or information.

See “Description of the Shares and the Trust Agreement — Limitations on Obligations and Liability.”
Dissolution Events
The Trustee, upon direction by the Sponsor, will cancel and dissolve the Trust if:
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the Sponsor is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

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a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its Portfolio Assets, or seizes, impounds or otherwise restricts access to Trust assets;

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the Sponsor determines, in its sole discretion, that the dissolution of the Trust is advisable or desirable for any reason; or

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DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor may, in its sole discretion, direct the Trustee to cancel and dissolve the Trust if:
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the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

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the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

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the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services (the “NYDFS”) determines the Trust or the Sponsor is required to obtain licensure under 23 NYCRR Part 200 (“BitLicense”);

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if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

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the Index Administrator ceases to maintain a Reference Price or any ongoing event exists that prevents or makes impractical the determination of a Reference Price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

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the net assets of the Trust in relation to the operating expenses of the Trust is at a level at which continued operation of the Trust is unreasonable or imprudent;

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any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of Portfolio Assets, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert Portfolio Assets to U.S. dollars; or

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any custodian (including, for the avoidance of doubt, either of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation or (ii) in the case of the Digital Asset Custodian or Prime Execution Agent, the final date as of which the Digital Asset Custodian or Prime Execution Agent will cease to hold any of the Trust’s assets, to the extent different from the date referred to in clause (i).

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). On and after dissolution of the Trust, the Sponsor will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares.

The Sponsor will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Sponsor thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Sponsor will sell or otherwise liquidate the Trust property then held and, after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. See “Description of the Shares and the Trust Agreement —  Amendment and Dissolution” for more information.
Licensor
Trump Media & Technology Group Corp. is the licensor of certain of its intellectual property assets to the Sponsor in connection with its operation of the Trust. The Licensor also provides certain marketing and promotional services on behalf of the Trust.
Liquidity Provider
Foris DAX, Inc., an affiliate of the Digital Asset Custodian, is the Trust’s sole Liquidity Provider. The Liquidity Provider facilitates creations or redemptions of Baskets in cash by buying and selling Portfolio Assets, as applicable.
Authorized Participants
Only Authorized Participants can initiate a creation or redemption of Baskets. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, have entered into an agreement with the Sponsor (the “Authorized Participant Agreement”) and be in a position to transfer cash to, and take delivery of cash from, the Cash Custodian through one or more accounts. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of cash in connection with such creations or redemptions. As of the date of this prospectus, the Authorized Participants are      ,      ,      and      .
Clearance and Settlement
The Shares will be evidenced by a global certificate that the Trust issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY FINANCIAL CONDITION
As of       , 2025, the date the Seed Capital Investor purchased the Seed Creation Baskets, the NAV was $      and the NAV per Share was $      .

RISK FACTORS
The Shares are speculative and involve a high degree of risk. Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.
Risks Related to Digital Assets
The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of the Portfolio Assets as digital assets, including the fact that digital assets may be characterized as bearer instruments, and loss, theft, destruction or compromise of the associated private keys could result in permanent loss of the assets, and the capabilities and development of blockchain technologies such as the Portfolio Asset Blockchains.
Digital assets such as the Portfolio Assets were only introduced in the past 16 years, and the value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recency of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers, miners and validators and the potential for malicious activity. For example, the realization of one or more of the following risks could adversely affect the value of the Shares:
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Digital asset networks, including the bitcoin peer-to-peer network and associated blockchain ledger (the “Bitcoin Blockchain” and collectively, the “Bitcoin Network”), the ether peer-to-peer network and associated blockchain ledger (the “Ethereum Blockchain,” and collectively, the “Ethereum Network”), the SOL peer-to-peer network and associated blockchain ledger (the “Solana Blockchain,” and collectively, the “Solana Network”), the CRO peer-to-peer network and associated blockchain ledger (the “Cronos Blockchain,” and collectively, the “Cronos Network”) and the XRP peer-to-peer network and associated blockchain ledger (the “XRP Blockchain,” and collectively, the “XRP Network”) (each Portfolio Asset blockchain ledger, a “Portfolio Asset Blockchain,” and each Portfolio Asset peer-to-peer network and associated blockchain ledger together, a “Portfolio Asset Network”), and their respective related protocols are still in the early stages of development. As a result, digital assets and the underlying digital asset networks and related protocols may not function as intended, and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks and related protocols.

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Digital assets, including the Portfolio Assets, are controllable only by the possessor of both the unique public key and private key or keys relating to the applicable Portfolio Asset Blockchain address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network, resulting in the total loss of the value of the digital asset linked to the private key.

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Digital asset networks and related protocols are dependent upon the internet. A disruption of the internet or a digital asset network or a related protocol, such as a Portfolio Asset Network, would affect the ability to transfer digital assets, including the Portfolio Assets, and, consequently, their value.

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The acceptance of software patches or upgrades to a digital asset network by a significant, but not overwhelming, percentage of the users and miners (if applicable) in a digital asset network, including any Portfolio Asset Network, could lead to a “fork” in such network’s blockchain, resulting in the operation of multiple separate and competing blockchain networks.

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Many of the Portfolio Asset Networks are still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of such Portfolio Asset as well as other protocols. For example, the Ethereum Network has on three occasions reduced the quantity of ether rewarded per block and may make additional changes in the future. Any such further changes may adversely affect the applicable Portfolio Asset and therefore, the value of the Shares.

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Governance of the Portfolio Asset Networks is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of a Portfolio Asset Network, which may stymie such Portfolio Asset Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on a Portfolio Asset Network, especially long-term problems.

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Over the past decade, mining and validating of digital assets, including the Portfolio Assets, as applicable, operations have evolved from individual users mining and validating with computer processors, graphics processing units and first-generation application-specific integrated circuit machines to “professionalized” mining and validating operations using proprietary hardware or sophisticated machines. If the profit margins of such mining and validating, as applicable, operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of the applicable Portfolio Asset, or if such mining and validating, as applicable, operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners or validators), such miners or validators, as applicable, are more likely to immediately sell some or all of their respective Portfolio Assets, than they otherwise would, resulting in an increase in liquid supply of such Portfolio Assets, which would generally reduce their market price.

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To the extent that any miners or validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the applicable Portfolio Asset Blockchain until a block is mined by a miner or validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

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Digital asset mining and validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining or validating operations. Additionally, miners and validators may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining or validating activities are performed.

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Many digital asset networks, including the Portfolio Asset Networks, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to some or all of the Portfolio Asset Networks and to the value of the applicable Portfolio Assets.

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The open-source structure of many digital asset network protocols, such as the protocols for the Portfolio Asset Networks, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of a Portfolio Asset Network could damage that network and have an adverse effect on the value of the shares.

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Moreover, in the past, flaws in the source code for digital asset networks, including some of the Portfolio Asset Networks, and related protocols have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the Portfolio Assets could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of a Portfolio Asset Network or take the Trust’s Portfolio Assets, which would adversely affect the value of the Shares. Moreover, functionality of the Portfolio Asset Networks may be negatively affected by such an exploit such that it is no longer attractive to users, thereby lessening demand for the Portfolio Assets. Even if another digital asset other than any of the Portfolio Assets were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying asset networks and related protocols generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.
Moreover, because digital assets, including the Portfolio Assets, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.
The value of the Shares relates directly to the value of the Portfolio Assets, which may be highly volatile and subject to fluctuations due to a number of factors.
The value of the Shares relates directly to the value of the Portfolio Assets held by the Trust. As such, any fluctuations in the prices of the Portfolio Assets, in particular bitcoin and, to a smaller extent, ether, could adversely affect the value of the Shares. The market price of bitcoin, ether and the other Portfolio Assets may be highly volatile and subject to a number of factors, including:
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an increase in the global supply or a decrease in global demand for the Portfolio Assets;

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market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

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trading activity on digital asset platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

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the adoption of the Portfolio Assets as a medium of exchange, store of value or other consumptive asset and the maintenance and development of the open-source software protocol of the Portfolio Asset Networks, and its ability to meet user demands;

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forks in the Portfolio Asset Networks;

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investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or the Portfolio Assets and other digital asset exchange rates;

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consumer preferences and perceptions of the Portfolio Assets specifically and other digital assets generally;

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negative events, publicity and social media coverage relating to the digital assets and blockchain technology industry;

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fiat currency withdrawal and deposit policies on digital asset platforms;

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the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

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business failures, bankruptcies, hacking, fraud, crime, government investigations or other negative developments affecting digital asset businesses, including digital asset platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

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the use of leverage in digital asset markets, including the unwinding of positions, “margin calls,” collateral liquidations and similar events;

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investment and trading activities of large or active consumer and institutional users, speculators, miners, validators and investors in the Portfolio Assets;

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an active derivatives market for the Portfolio Assets or for digital assets generally;

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monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of some or all of the Portfolio Assets as a form of payment or the purchase of some or all of the Portfolio Assets on the digital asset markets;

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global or regional political, economic or financial conditions, events and situations;

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fees associated with processing transactions in the Portfolio Assets and the speed at which such transactions are settled;

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the maintenance, troubleshooting and development of the Portfolio Asset Networks, including by miners, validators and developers worldwide;

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the ability for the Portfolio Asset Networks to attract and retain miners and validators, as applicable, to secure and confirm transactions accurately and efficiently;

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ongoing technological viability and security of the Portfolio Asset Networks and related transactions, including vulnerabilities against hacks and scalability;

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financial strength of various market participants;

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the availability and cost of funding and capital;

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the liquidity and credit risk of digital asset platforms;

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interruptions in service from or closures or failures of major digital asset platforms or their banking partners, or outages or system failures affecting the Portfolio Asset Networks;

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decreased confidence in digital assets and digital assets platforms due to the largely unregulated nature and lack of transparency surrounding their operations;

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poor risk management or fraud by entities in the digital assets ecosystem;

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increased competition from other forms of digital assets or payment services; and

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the Trust’s own acquisitions or dispositions of the Portfolio Assets.

Although returns from investing in the Portfolio Assets have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that any of the Portfolio Assets will maintain its value in the long, intermediate, short or any other term. In the event that the price of any of the Portfolio Assets declines, the Sponsor expects the value of the Shares to decline proportionately to its share of the Trust’s assets.
The value of a Portfolio Asset as represented by the applicable Reference Price or other pricing source used by the Trust may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of certain of the Portfolio Assets has resulted, and may continue to result, in speculation regarding future appreciation in the value of such Portfolio Asset, inflating and making the applicable Reference Prices more volatile. As a result, such Portfolio Asset may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the applicable Reference Price or other pricing source used by the Trust and could adversely affect the value of the Shares.
The Trust’s assets will largely consist of bitcoin and ether, which may limit the diversification benefits of the Trust’s portfolio.
The Trust’s assets will consist of five Portfolio Assets. However, it is expected that at least 85% of such assets by value will be allocated to bitcoin and ether. As a result of this concentration, investors in the Shares may experience limited diversification benefits compared to investment vehicles with broader or more balanced exposure across a wider range of digital assets. In addition, the Trust’s performance will be materially influenced by the price movements of bitcoin and, to a smaller degree, ether, thereby increasing the Trust’s exposure to risks that are specific to these two Portfolio Assets, including heightened price volatility, evolving regulatory treatment, protocol changes and network-specific vulnerabilities.
The potential diversification benefits of holding multiple digital assets in the form of the Shares may be further limited by the historically high correlation among digital asset prices, particularly during periods of heightened market volatility, systemic stress or broad shifts in investor sentiment. In such circumstances, price movements across multiple digital assets may become more synchronized, limiting the ability of diversification to reduce overall portfolio risk. Accordingly, there can be no assurance that the Trust’s allocation strategy will result in effective diversification or protect against losses during adverse market conditions or periods of elevated correlation among Portfolio Assets.
Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of bitcoin, ether and the other Portfolio Assets.
The first digital asset, bitcoin, was launched in 2009. It was the first cryptographic digital asset created to gain global adoption and critical mass. The other Portfolio Asset Networks launched between 2012 and 2021. Although the Bitcoin Network is the most established digital asset network, digital asset networks, including the Portfolio Asset Networks and other related protocols governing the issuance of digital assets, represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:
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Bitcoin, ether and certain of the other Portfolio Assets have only recently become selectively accepted as a means of payment by retail and commercial outlets, and the use of bitcoin, ether and other Portfolio Assets by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions, whether voluntarily or in response to regulatory feedback, may refuse to process funds for Portfolio Asset transactions, process wire transfers to or from digital asset platforms, Portfolio Asset-related companies or service providers or maintain accounts for persons or entities transacting in bitcoin, ether or other Portfolio Assets. As a result, the prices of the Portfolio Assets may be influenced to a significant extent by speculators, miners and validators, thus contributing to price volatility that makes retailers less likely to accept them as forms of payment in the future.

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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets, including the Portfolio Assets, as payment, which could adversely affect liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, including any of the Portfolio Assets, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of some or all of the Portfolio Assets and the withdrawal of assets from the Digital Asset Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.

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Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, including the Portfolio Asset Networks, and platforms or businesses that facilitate transactions in a Portfolio Asset may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

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Users, developers and miners may switch to or adopt certain digital asset networks or protocols at the expense of their engagement with other digital asset networks and protocols, which may negatively impact those networks and protocols, including the Portfolio Asset Networks.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Portfolio Asset Networks.
Changes in the governance of a digital asset network or protocol may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s or protocol’s ability to grow and respond to challenges.
The governance of many digital asset networks and protocols, such as the Portfolio Asset Networks, is by voluntary consensus and open competition. For such networks and protocols, there may be a lack of consensus or clarity on that network’s or protocol’s governance, which may stymie such network’s or protocol’s utility, adaptability and ability to grow and face challenges. The foregoing notwithstanding, the underlying software for some digital asset networks and protocols, such as the Portfolio Asset Networks, is informally or formally managed or developed by a group of core developers that propose amendments to each network’s source code. Core developers’ roles may evolve over time, generally based on self-determined participation. If a significant majority of users and miners adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new source code that may adversely affect the value of the relevant digital asset. As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks, including the Portfolio Asset Networks.
If rewards or transaction fees on a Portfolio Asset Network are insufficient to incentivize miners or validators, or if regulatory restrictions persist, mining or validating activity may decline or become more costly, potentially reducing the value of the affected Portfolio Asset and the Shares.
If the digital asset awards for mining or validating blocks or the transaction fees for recording transactions on the Portfolio Asset Networks are not sufficiently high to incentivize miners and validators, or if certain jurisdictions continue to limit or otherwise regulate mining and validating activities, miners and validators may cease expending power to mine or validate blocks and confirmations of transactions on the Portfolio Asset Blockchains could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:
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A reduction in the processing power expended by miners or validators could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control.

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Miners and validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If miners and validators demand higher transaction fees for recording transactions in the Portfolio Asset Blockchains or a software upgrade automatically charges fees for all transactions on the Portfolio Asset Networks, the cost of using affected Portfolio Assets may increase and the marketplace may be reluctant to accept such Portfolio Assets as a means of payment. Alternatively, miners and validators could collude in an anti-competitive manner to reject low transaction fees on the Portfolio Asset Network and force users to pay higher fees, thus reducing the attractiveness of such Portfolio Asset Networks. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Portfolio Asset Networks, the value of such assets and the value of the Shares.

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If miner or validator participation, as applicable, drops significantly, the affected Portfolio Asset Network may experience reduced throughput, slower transaction finality or increased risk of disruption. A decline in miner or validator engagement or an imbalance between protocol costs and economic incentives may impair the performance of the Portfolio Asset Network and adversely affect the utility and market value of the related Portfolio Asset.

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To the extent that any miners or validators, as applicable, cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the applicable Portfolio Asset Blockchain until a block is mined or validated by another party who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the affected Portfolio

Asset Network and could prevent the Sponsor from completing transactions associated with the day-to-day management of the Trust, including creations and redemptions of the Shares in exchange for the Portfolio Assets with Authorized Participants.
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During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate decentralized finance (“DeFi”) protocols in particular, such as the Ethereum Network and the Solana Network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front-running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation that will significantly alter an asset’s price on a decentralized exchange. The participant could then, for example, orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front-running” is said to occur when a user spots a transaction in the mempool, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the affected Portfolio Asset Network in general. In addition, it is possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the affected Portfolio Asset Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.

Any name change or any associated rebranding initiative by the core developers, users, miners or validators of any Portfolio Asset or its related network may not be favorably received by the digital asset community, which could negatively impact the value of the affected Portfolio Asset and the value of the Shares.
From time to time, digital assets, including the Portfolio Assets, may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from other Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind Zen rebranded and changed the name of ZenCash to “Horizen.” The impact of any name change and any associated rebranding initiative on any Portfolio Asset is uncertain. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by any of the Portfolio Assets may result in such Portfolio Asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative and, as a result, could negatively impact the value of such Portfolio Asset and, as a result, the value of the Shares.

A failure to properly monitor and upgrade a Portfolio Asset Network protocol could adversely affect the affected Portfolio Asset Network and the value of the Shares.
Each Portfolio Asset Network operates based on an open-source protocol maintained by the core developers and other contributors, often on the GitHub resource section dedicated to the particular Portfolio Asset. Portfolio Assets are rewarded solely for mining or validating activity, as applicable, and are not sold to raise capital for the applicable Portfolio Asset Network. Protocols governing the Portfolio Asset Networks are made available for free rather than sold or made available subject to licensing or subscription fees, their use does not generate revenues for the applicable development team and the core developers are generally not compensated for maintaining and updating the source code for the Portfolio Asset Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop any of the Portfolio Asset Networks, and the core developers may lack the resources to adequately address emerging issues with the applicable Portfolio Asset Network protocol. Although each of the Portfolio Asset Networks is currently supported by its core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been recent reports that the number of core developers who have the authority to make amendments to at least certain Portfolio Asset Networks’ source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of such networks. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum Network developer Vitalik Buterin had died. Following the rumor, the price of ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ether. Alternatively, some developers may be funded by entities whose interests are at odds with those of other participants in the applicable Portfolio Asset Network. In addition, a bad actor could also attempt to interfere with the operation of the Portfolio Asset Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with any of the Portfolio Asset Network protocols and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, such Portfolio Asset Network and an investment in the Trust may be adversely affected.
Digital assets may have concentrated ownership, and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.
Some entities hold large amounts of the Portfolio Assets relative to other market participants. For example, despite escrow mechanisms that gradually release XRP into the market, Ripple Labs still retains control over a significant portion of XRP, which can impact market dynamics if large amounts are sold. To the extent such entities engage in large-scale hedging, sales or distributions of any of the Portfolio Assets on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of such Portfolio Asset and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of digital assets, including the Portfolio Assets, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of the affected Portfolio Asset and adversely affect an investment in the Shares.
A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.
Each of the Portfolio Asset Networks operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of the Portfolio Assets adopt the modification. When a modification is introduced and a substantial majority of users and miners or validators, as applicable, consent to the modification, the change is implemented and the Portfolio Asset Networks remain uninterrupted. However, if less than a substantial majority of users and miners or validators, as applicable, consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the affected Portfolio Asset Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the applicable digital asset running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, in August 2017, bitcoin “forked” into bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process.
Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum Network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum Network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack exploit, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack exploit. However, a minority of users continued to develop the original blockchain, now referred to as Ethereum Classic (“Ethereum Classic”), with the digital asset on that blockchain now referred to as Ethereum Classic (“ETC”). ETC now trades on several digital asset platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users, miners and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.
In addition, many developers have previously initiated hard forks in the blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete with any of the Portfolio Assets, such competition could impact demand for such Portfolio Asset and could adversely impact the value of the Shares.
Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum platforms through at least October 2016. An Ethereum platform announced in July 2016 that it had lost 40,000 ETC, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining or validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner, validator or pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining or validating power, thereby making digital assets that rely on proof-of-work more susceptible to attack.
Digital asset networks and related protocols may also be cloned. Unlike a fork of a digital asset network, which modifies an existing blockchain and results in two competing digital asset networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.
A hard fork may adversely affect the price of the affected Portfolio Asset at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork Portfolio Asset, in anticipation that ownership of the pre-fork Portfolio Asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork asset may cause the price of such asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the applicable Portfolio Asset Network and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares.

As another example of the effects of hard forks on digital assets, on September 15, 2022, the Ethereum Network completed its Merge, moving from a proof-of-work model to a proof-of-stake model. Ethereum proof-of-work miners who disagreed with the new consensus mechanism forked the network, which resulted in the Ethereum proof-of-work network. The Ethereum proof-of-work network was driven by a small but vocal group of miners who wished to hold onto revenue as Ethereum switched to proof-of-stake. The vast majority of token holder votes preferred the new proof-of-stake consensus method. There was no material impact on the Ethereum Network as a result of the fork. All ether holders were airdropped Ethereum proof-of-work network tokens as a result of the hard fork. However, not all liquidity providers were able to trade the new token and the Ethereum proof-of-work network token almost immediately lost most of its value.
In summary, any future fork in a Portfolio Asset Network could adversely affect the value of the Shares or the ability of the Trust to operate.
Shareholders may not receive the benefits of any forks or “airdrops.”
In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are common on the Ethereum Network but have also occurred (and may continue to occur) on the Bitcoin Network and on other Portfolio Asset Networks. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational security, legal or regulatory or other risks for the Trust, the Sponsor, the Digital Asset Custodian, Authorized Participants or other entities.
We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency (other than the Portfolio Assets) acquired through an Incidental Right as “IR Digital Assets.” With respect to a fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Digital Assets associated with such event. As such, Shareholders will not receive the benefits of any Incidental Rights and any IR Digital Assets.
In the event the Trust seeks to change the Trust’s policy with respect to Incidental Rights or IR Digital Assets, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Trust to sell Incidental Rights or IR Digital Assets and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Digital Assets in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NYSE Arca will seek or obtain this approval, if at all.
Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops and similar events, and any assets made available in connection with each, may consider investing in the Portfolio Assets directly rather than purchasing Shares.
In the event of a hard fork of a Portfolio Asset Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes and in doing so may adversely affect the value of the Shares.
In the event of a hard fork of a Portfolio Asset Network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its sole discretion to determine, in good faith, which digital asset network is generally accepted as the relevant Portfolio Asset Network and should therefore be considered the appropriate digital asset network for the Trust’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of the relevant Portfolio Asset users, services, businesses, miners, validators and other constituencies, as well as the actual continued acceptance of, mining or validating power on and community engagement with, the relevant Portfolio Asset Network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset network or digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Digital Asset Custodian, other service providers, the Index Administrator, cryptocurrency platforms or other market participants on what is generally accepted as the Portfolio Asset should therefore be considered such Portfolio Asset for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.
Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.
Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the applicable blockchain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as any of the Portfolio Asset Networks, could quickly collapse, and an investment in the Trust may be adversely affected.
Risks Related to Digital Asset Markets
The digital asset economy has experienced in the past, and may experience in the future, adverse regulatory developments, extreme volatility, loss of confidence, negative publicity and significant declines in market liquidity, any of which could affect the value of the Shares.
In the past, digital asset prices have experienced significant fluctuations, leading to substantial financial difficulties for several key players in the industry, including digital asset trading platforms, hedge funds and lending platforms. For instance, during the first half of 2022, prominent digital asset lenders, such as Celsius Network LLC and Voyager Digital Ltd., as well as the digital asset hedge fund Three Arrows Capital, entered insolvency proceedings, eroding market confidence. These events contributed to a widespread decline in liquidity, a decrease in digital asset prices, and negative publicity for the industry as a whole. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset trading platforms by volume at the time, suspended customer withdrawals following rumors of liquidity issues and potential insolvency. Shortly thereafter, FTX’s CEO resigned, and the company, along with several affiliates, filed for bankruptcy. The United States Department of Justice (the “Department of Justice”) subsequently filed criminal charges against FTX’s former CEO and others, including fraud, violations of federal securities laws, money laundering and campaign finance violations. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. At the same time, similar charges were brought against Binance and its former CEO in relation to anti-money laundering law violations. In November 2023, Binance pleaded guilty to the Justice Department’s investigations into violations relating to the U.S. Bank Secrecy Act, as amended (the “BSA”), failure to register as a money transmitting business and the International Emergency Economic Powers Act, and the founder of Binance pleaded guilty to failing to maintain an effective AML program in violation of the BSA. As part of the settlement, Binance separately reached resolutions with the CFTC, FinCEN and the Office of Foreign Assets Control (“OFAC”).
These high-profile incidents have contributed to extreme price volatility in the digital asset markets. Both bitcoin and ether, while often considered foundational to the digital asset ecosystem, have nevertheless exhibited significant price volatility in response to these events. Both assets reached all-time highs in late 2021, followed by pronounced selloffs in 2022. Bitcoin, for example, declined from nearly $69,000 in November 2021 to below $16,000 by the end of 2022. Similarly, ether’s price fell from over $4,800 to under $1,000 in the same time. While both assets have regained value, they remain susceptible to ongoing fluctuations driven by macroeconomic factors, market sentiment, institutional adoption trends, and evolving regulatory frameworks. These patterns underscore that even the most established digital assets are vulnerable to abrupt and material shifts in price, which can adversely impact the value of the Shares. The remaining Portfolio Assets have similarly experienced pronounced volatility. For instance, SOL’s price declined approximately 94% in 2022, including more than 50% in the two months following the FTX bankruptcy. XRP has seen repeated price surges and drawdowns throughout its history, including during the 2021 rally and subsequent downturn in 2022 and 2023. Finally, since its inception, CRO has also experienced substantial price volatility, reaching an all-time high of $0.97 in November 2021 before declining to under $0.10 by mid-2025. These price movements are frequently exacerbated by market events, changes in investor sentiment and platform-specific developments. Such extreme price volatility had the effect of further exacerbating liquidity issues. Following the FTX bankruptcy, additional entities in the digital asset industry, including lenders and platforms, filed for bankruptcy. The SEC has also brought charges against other entities for alleged unregistered offers and sales of securities, particularly targeting retail investors. These events have significantly increased regulatory scrutiny on the digital asset industry, particularly with respect to digital asset trading platforms. For example, in June 2023, the SEC filed charges against Binance and Coinbase, two of the largest digital asset trading platforms, accusing them of soliciting U.S. investors to trade “crypto asset securities” on unregistered platforms and operating unregistered securities exchanges, brokerages and clearing agencies. Binance responded by suspending USD deposits and withdrawals on Binance.US and planning to delist USD trading pairs. Similarly, in November 2023, the SEC brought charges against Kraken, alleging similar violations. Between February 2025 and May 2025, the SEC entered into a court-approved joint stipulation to dismiss with prejudice each of the lawsuits against Coinbase, Kraken and Binance. Several other digital assets market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. The final outcome of these lawsuits (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputation impact on industry participants remain uncertain.
The failure of entities perceived as integral to the digital asset ecosystem, such as Silicon Valley Bank, Signature Bank and Silvergate Bank, during 2023 also led to volatility in digital asset prices as well as negative industry publicity. These banks were seen as key service providers for digital asset market participants in the United States, and their closures negatively impacted the ability of digital asset market participants to access essential banking services, harming liquidity and potentially decreasing the value of digital assets, including the Portfolio Assets. Additionally, any future closure of a bank with which the Trust or the Sponsor has a financial relationship could subject the Trust or the Sponsor to similar adverse conditions, potentially disrupting operations and posing challenges in securing alternative banking arrangements.
In response to the increasing regulatory uncertainty and following the November 2024 election of President Trump, the SEC launched a crypto task force in January 2025 to establish a clearer regulatory framework for digital assets. Additionally, President Trump signed an executive order in March 2025 establishing a Strategic Bitcoin Reserve and a U.S. Digital Asset Stockpile. Both chambers of Congress have also formed a bipartisan working group to draft comprehensive legislation to regulate digital assets, and multiple hearings on fair access to financial services for digital asset companies have been held. These developments suggest that regulatory clarity is still evolving, and their impact on the digital asset market is yet to be fully realized and could be adverse. Given these rapid and ongoing changes within the digital asset ecosystem, it is not possible to fully predict their potential impacts on the Sponsor, the Trust, TMTG, Crypto.com, their affiliates or third-party service providers, nor the broader digital asset market. As such, future disruptions in the digital asset markets, including declines in liquidity or digital asset prices, could adversely affect the value of the Shares. See “Risk Factors — Risks Related to the Regulation of the Trust and the Shares — Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Portfolio Assets or the Shares.”

Due to the largely unregulated nature and lack of transparency surrounding the operations of digital asset platforms, which may experience fraud, manipulation, security failures or operational problems, as well as the wider digital asset markets, the value of the Portfolio Assets and, consequently, the value of the Shares may be adversely affected.
Digital asset platforms are relatively new and, in some cases, are not subject to, or may not comply with, regulation in relevant jurisdictions in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets, in particular any digital asset platforms operating outside the United States. Furthermore, while many prominent digital asset platforms provide the public with significant information regarding their ownership structure, management teams, corporate and cybersecurity practices and regulatory compliance, many other platforms do not provide this information. As a result, the marketplace may lose confidence in digital asset platforms, including prominent platforms that handle a significant trading volume of the Portfolio Assets.
Many digital asset platforms, both in the United States and abroad, are unlicensed and not subject to, or not in compliance with, regulation in relevant jurisdictions, or operate without extensive supervision by governmental authorities. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2022, one report claimed that trading volumes on digital asset trading platforms were inflated by over 70% due to false or noneconomic trades, with specific focus on unregulated platforms located outside of the United States. Such reports alleged that certain overseas platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on noneconomic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume platforms on which to list their coins.
Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and Bitcoin Cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of some or all of the Portfolio Assets and negatively affect the market perception of such Portfolio Assets.
The Portfolio Asset markets globally and in the United States are not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many digital asset trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of digital assets, including the Portfolio Assets, on digital asset trading platforms may be subject to larger and more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades and wash trading may not be available to or employed by digital asset platforms, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others: (1) “wash trading”; (2) persons with a dominant position in the relevant digital asset manipulating such digital asset’s pricing; (3) hacking of the relevant digital asset’s protocol and trading platforms; (4) malicious control of the relevant digital asset’s protocol; (5) trading based on material, nonpublic information (for example, plans of market participants to significantly increase or decrease their holdings in any of the Portfolio Assets), including “front-running” based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at digital asset trading platforms. The effect of potential market manipulation, front-running, wash trading and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto markets and/or cause distortions in price, which could adversely affect the value of the Shares.
In addition, over the past several years, some digital asset platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset platforms. In some instances, customers are made whole only in dollar terms as of the digital asset trading platform’s date of failure, rather than on a digital asset basis, meaning customers may still lose out on any price increase in digital assets. While, generally speaking, smaller digital asset platforms are less likely to have the infrastructure and capitalization that make larger digital asset platforms more stable, larger digital asset platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem and therefore may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset platforms could be subject to abrupt failure with consequences for both users of digital asset platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp by Robinhood announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset platform. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. Regulatory enforcement actions have followed, such as in July 2017, when FinCEN assessed a $110 million fine against BTC-E, a now-defunct digital asset platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset platforms, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation or similar proceedings around the globe, following which the Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity or other improper behavior. Moreover, digital asset trading platforms have been a subject of enhanced regulatory and enforcement scrutiny, and digital asset markets have experienced continued instability, following the failure of FTX.

Negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government-mandated regulation, and associated losses by customers, may reduce confidence in some or all of the Portfolio Asset Networks and result in greater volatility or decreases in the prices of the affected Portfolio Assets. Furthermore, the closure or temporary shutdown of a digital asset platform used in calculating a Reference Price may result in a loss of confidence in the Trust’s ability to determine its NAV per Share on a daily basis. The potential consequences of a digital asset platform’s failure could adversely affect the value of the Shares.
The Reference Prices could fail to track the global Portfolio Asset prices, which could adversely affect the value of the Shares.
Each of the Reference Prices was developed by the Index Administrator and has a limited performance history. For example, the Reference Prices for bitcoin and ether have only been in operation since February 2022 and the CRO Reference Price has been introduced by the Index Administrator in June 2025. Each Reference Price is calculated using trading price data from the applicable Constituent Platforms. The Index Administrator has only recently established its current lists of Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the applicable Reference Prices performance. The Constituent Platforms chosen by the Index Administrator could also change over time. For example, on October 28, 2024, the Index Administrator added Bullish to the Bitcoin Constituent Platforms due to the trading platform meeting the Index Administrator’s minimum liquidity requirement, and did not remove any Bitcoin Constituent Platforms as part of its scheduled quarterly review. Similarly, the Index Administrator added Crypto.com to the Bitcoin Constituent Platforms and the Ether Constituent Platforms on March 31, 2025. The Index Administrator may remove or add Constituent Platforms with respect to any of the Reference Prices in the future at its discretion.
Although each of the Reference Prices is intended to accurately capture the market price of the applicable Portfolio Asset, third parties may be able to purchase and sell such Portfolio Asset on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Reference Price prices. Moreover, there may be variances in the prices of the Portfolio Assets on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Reference Prices are based on the trading activity on the applicable Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of a Portfolio Asset as represented by the Reference Prices. It is possible that the prices of the Portfolio Assets on any of the Constituent Platforms could be materially higher or lower than the Reference Prices. To the extent the Reference Price differs materially from the actual prices available on a Constituent Platform, or the global market price of the Portfolio Assets, the price of the Shares may no longer track, whether temporarily or over time, the global market prices of the Portfolio Assets, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of the Portfolio Assets.
If a Reference Price is not available, the Trust’s holdings may be fair valued on a temporary basis in accordance with the policy approved by the Sponsor. To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of a Portfolio Asset, the price of the Shares may no longer track, whether temporarily or over time, the global market prices of the applicable Portfolio Asset. To the extent such prices differ materially from the market prices for the Portfolio Assets, investors may lose confidence in the Shares’ ability to track the market prices of the Portfolio Assets, which could adversely affect the value of the Shares.
The Reference Price prices used to calculate the value of the Trust’s Portfolio Assets may be volatile, adversely affecting the value of the Shares.
The prices of the Portfolio Assets on public digital asset platforms has a limited history and, during such time, have been volatile and subject to influence by many factors. While the Reference Prices are designed to limit exposure to the interruption of individual digital asset platforms, the Reference Price prices, and the prices of the Portfolio Assets generally, remain subject to volatility experienced by digital asset platforms, and such volatility could adversely affect the value of the Shares.
Furthermore, because the number of liquid and credible digital asset platforms is limited, in particular with respect to CRO, the Constituent Platforms will necessarily be composed of a limited number of digital asset platforms. If a digital asset platform were subjected to regulatory, volatility or other pricing issues, the Index Administrator would have limited ability to remove such digital asset platform from the Constituent Platforms, which could skew the prices of the Portfolio Assets as represented by the Reference Prices. Trading on a limited number of digital asset platforms may result in less favorable prices and decreased liquidity of the Portfolio Assets and, therefore, could have an adverse effect on the value of the Shares.
The Index Administrator could experience system failures or errors.
If the computers or other facilities of the Index Administrator, data providers and/or relevant Constituent Platforms malfunction for any reason, calculation and dissemination of Reference Prices may be delayed. Errors in the Reference Prices data, computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Reference Prices, which may lead to a different investment outcome for the Trust and the Shareholders than would have been the case had such events not occurred.
The Reference Prices are used to determine the NAV and the NAV per Share. Consequently, losses or costs associated with the Reference Prices’ errors or other risks described above will generally be borne by the Trust and the Shareholders, and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing. If a Reference Price is not available or the Sponsor in its sole discretion determines that a Reference Price is unreliable and therefore determines not to use such Reference Price, the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Sponsor. See “Activities of the Trust — Net Asset Value.” To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of the Portfolio Assets, the price of the Shares may no longer track, whether temporarily or over time, the prices of the Portfolio Assets, which could adversely affect an investment in the Trust and the value of Shares.
The Reference Prices being used to determine the NAV may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the NAV determined using the Reference Prices.
The Trust will determine the NAV on each Business Day based on the value of the Portfolio Assets as reflected by the Reference Prices. The methodology used to calculate the Reference Price to value the Portfolio Assets in determining the NAV may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Reference Prices is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor’s Fee and other expenses borne by the Trust will be determined using the NAV determined daily based on the Reference Prices. Such NAV determined using the Reference Price prices may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.
The SEC may approve applications to list competing digital assets as exchange-traded products, including from the Sponsor, which could reduce demand for, and the price of, some or all of the Portfolio Assets and adversely impact the value of the Shares.
As of the date of this prospectus, the SEC has only approved a limited number of applications under Rule 19b-4 of the Exchange Act to list spot digital asset exchange-traded products. However, multiple additional applications for competing digital assets have been filed and are currently pending, and there can be no guarantee the SEC will not approve any such application in the future. In particular, the Sponsor has applied or currently expects to apply in the near future to list several additional exchange-traded products. If applications to list spot digital asset exchange-traded products, other than those which hold Portfolio Assets are approved, to the extent such competing digital asset exchange-traded products come to represent a significant proportion of the demand for digital assets generally, demand for, and the price of, the Portfolio Assets could be reduced. Such reduced demand could adversely affect the performance of the Trust and the value of the Shares.
Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for certain of the Portfolio Assets.
Smart contracts are programs running on certain of the Portfolio Asset Networks, including the Ethereum Network, the Solana Network, the Cronos Network and the XRP Network, that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum Network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allowed hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and DeFi protocols, have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment and operation of smart contracts may have an adverse effect on the value of ether.
In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These super users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits ether or other digital assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications. In addition, certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.
Many DeFi applications are currently deployed on the Ethereum Network, the Solana Network, the Cronos Network and the XRP Network and smart contracts relating to DeFi applications currently represent a significant source of demand for ether, SOL, CRO and XRP. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest for the investor based on the rates at which borrowers repay the loan and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally makes adverse changes to a smart contract, the design, functionality, features and value of the smart contract and its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt or locked up, or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected or could cause the DeFi application to be the subject of negative publicity and adversely affect the value of the relevant Portfolio Asset.
Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.
Certain digital assets, such as bitcoin, use a proof-of-work consensus algorithm. The genesis block on the Bitcoin Blockchain was mined in 2009, and bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum Network following the completion of the Merge in 2022, the Solana Network and the Cronos Network, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols and their associated digital assets, including ether, SOL and CRO, have not been tested at scale over as long of a period of time or been subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, could lead to outright failure to function entirely causing a total outage or disruption of network activity, or could cause the blockchains to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which some of the Portfolio Assets rely will achieve widespread scale or adoption or perform successfully. Any failure to do so could negatively impact the value of the Shares.
The Solana protocol or its proof-of-history timestamping mechanism may not function as intended, which could adversely affect the value of SOL and the Shares.
The Solana protocol, including its Proof-of-History (“PoH”) timestamping mechanism, was first introduced by Anatoly Yakovenko in a 2017 whitepaper. The PoH’s timestamping mechanism automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. The mechanism is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by validator confirmations.
PoH is a new blockchain technology that is not widely used and may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying PoH or the Solana protocol, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack. For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial-of-service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. Any similar disruptions in the operations of the Solana Network could have a material adverse effect on the value of SOL and an investment in the Shares.
In another example, FTX, one of the largest Digital Asset Trading Platforms at the time, experienced a high-profile collapse in November 2022. Along with its CEO Sam Bankman-Fried and Alameda Research (a digital asset trading firm also owned by Bankman-Fried), FTX had provided substantial financial and developmental support to the Solana project. Bankman-Fried was also a strong and vocal supporter of SOL and the Solana Network. It does not appear, however, that FTX, Alameda Research or any other Bankman-Fried-affiliated entity had a formal relationship with Solana Labs, Inc. (“Solana Labs”), a Delaware corporation which administered the original network launch and token distribution or the Solana Foundation, or that the Solana Labs or the Solana Foundation were involved in any of FTX, Alameda Research or Bankman-Fried’s alleged misconduct. Based on public information it does not appear that FTX or Alameda Research operated a validator node on the Solana Network. Nevertheless, the price of SOL fell severely immediately following the news of FTX’s insolvency. In the event a high-profile contributor to the Solana Network, such as Anatoly Yakovenko, is perceived as no longer contributing to the Solana Network due to death, retirement, withdrawal, incapacity or otherwise, whether or not such perception is valid, it could negatively affect the price of SOL, which could adversely impact the value of the Shares.
Competition from the emergence or growth of other digital assets or methods of investing in the Portfolio Assets could have a negative impact on the prices of the Portfolio Assets and adversely affect the value of the Shares.
As of June 30, 2025, bitcoin and ether were the two largest digital assets by market capitalization, as tracked by CoinMarketCap.com. At the same time, the alternative digital assets had a total market capitalization of approximately $3.31 trillion (including the approximately $2.44 trillion market cap of bitcoin and ether), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the Portfolio Asset Networks. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Avalanche or Cardano, could have a negative impact on the demand for, and price of, the Portfolio Assets, thereby adversely affect the value of the Shares. For example, many institutions that are potential XRP users are researching and investing resources into private or permissioned blockchain platforms that could compete with XRP to facilitate cross-currency transactions.
In addition, some digital asset networks, including the Portfolio Asset Networks, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Ethereum Network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum Network. These users may attempt to negatively impact the use or adoption of the Ethereum Network.
Further, investors may invest in the Portfolio Assets through means other than the Shares, including through direct investments in such digital assets and other potential financial vehicles, possibly including securities backed by or linked to such Portfolio Assets and digital asset financial vehicles similar to the Trust, or futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in the Portfolio Assets directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of the Portfolio Assets are formed and represent a significant proportion of the demand for such assets, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding ether, could negatively affect the applicable Reference Price, and, as a result, the value of the Portfolio Assets.
The Trust faces competition with respect to the creation of competing exchange-traded digital asset products. If the SEC were to approve many or all of the currently pending applications for such exchange-traded ether products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust. Such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors or other forms of losses to the Shareholders. The Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a substandard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of the Portfolio Assets.
Finally, central banks in various countries have introduced digital forms of legal tender (“CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, the Portfolio Assets and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, the Portfolio Assets. As a result of any of the foregoing factors, the value of the Portfolio Assets could decrease, which could adversely affect an investment in the Trust.
The prices of digital assets, including the Portfolio Assets, may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.
While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the Portfolio Asset markets and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to the value of a referenced asset, normally a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable compared to their referenced asset, their market value may fluctuate. This volatility has in the past apparently impacted the price of Portfolio Assets. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the Portfolio Asset markets. In addition, some have argued that some stablecoins, particularly Tether, are or have been improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for the Portfolio Assets, could cause artificial rather than genuine demand for such digital asset, artificially inflating the digital asset’s price, and also argue that those associated with certain stablecoins may be involved in laundering money. Regulators have also charged stablecoin issuers with violations of law or otherwise required certain stablecoin issuers to cease certain operations. For example, on February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.
USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the Portfolio Asset markets. The issuer of USDC uses the Circle Reserve Fund to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value of $1.00 at all times, on March 10, 2023, the value of USDC fell below

$1.00 for multiple days after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered the FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins and therefore could adversely affect the value of the Shares.
Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the markets for the Portfolio Assets. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including the Portfolio Assets), or regulatory concerns about stablecoin issuers or intermediaries, such as platforms, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the Portfolio Asset markets and affect the value of the Portfolio Assets, and in turn impact an investment in the Shares.
If a malicious actor or botnet obtains control of sufficient percentage of the processing power on the Portfolio Asset Network, or otherwise obtains control over the Portfolio Asset Network through its influence over core developers or otherwise, such actor or botnet could manipulate the applicable Portfolio Asset Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.
For the Bitcoin Network, which is a proof-of-work network, if a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Bitcoin Blockchain on which transactions in bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new digital assets or transactions using such control, it may be able to “double-spend” its own digital assets (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control.
The Ethereum Network, a proof-of-stake network, is currently vulnerable to several types of attacks, including:
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“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked digital asset on the applicable network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain.

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“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked digital asset on the applicable network, a malicious actor would be able to gain full control of the applicable network and the ability to manipulate the blockchain on a forward-looking basis, including censoring transactions following the achievement of threshold, double-spending and fraudulent block propagation, while the attacker maintains the threshold.

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“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked digital asset on the applicable network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward- and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers and could also reverse past finalized blocks.

The Solana Network, the Cronos Network and the Ripple Network, other proof-of-stake networks, are also currently vulnerable to similar attacks by malicious actors or botnets.

To the extent that such malicious actor or botnet did not yield its control of the processing power on the applicable Portfolio Asset Network or such Portfolio Asset’s community did not reject the fraudulent blocks as malicious, reversing any changes made to the Portfolio Asset Network may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down such Portfolio Asset Network.
In an example from another network, in August 2020, the Ethereum Classic Network, a proof-of-work network, was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. In addition, in May 2019, the Bitcoin Cash network, a proof-of-work network, experienced a >50% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Any similar attacks on any of the Portfolio Asset Networks could negatively impact the value of the affected Portfolio Asset and the value of the Shares.
Although there are no known reports of malicious activity on, or control of, any of the Portfolio Asset Networks, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin Network since the Bitcoin Blockchain’s genesis block was mined in 2009, and others have come close. Also, there have been reports that two mining pools recently controlled in excess of 50% of the aggregate mining power on the Bitcoin Network and may do so now or in the future.
The possible crossing or near-crossing of the 50% threshold indicates a greater risk that a single entity or a small group of entities, for example, could exert authority over the validation of digital asset transactions on any of the Portfolio Asset Networks. Such risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority and is significantly heightened if over 66% falls within such a jurisdiction. If network participants, including the core developers and the administrators, do not act to ensure greater decentralization of the applicable Portfolio Asset Network processing power, the feasibility of a malicious actor obtaining control of the processing power on such network will increase, which may adversely affect the value of the Shares. Also, if miners or validators, as applicable, experience financial or other difficulties on a large scale and are unable to participate in mining activities, whether due to a downturn in the bitcoin market or other factors, the risks of one or more of the Portfolio Asset Networks becoming more centralized could increase.
A malicious actor may also obtain control over a Portfolio Asset Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of a Portfolio Asset Network, the risk that a malicious actor may be able to obtain control of such network in this manner exists. The less that the ecosystem related to the applicable Portfolio Asset grows, the greater the possibility that a malicious actor may be able to maliciously influence its network in this manner.
The Portfolio Asset Networks face significant scaling challenges, and efforts to increase the volume and speed of transactions may not be successful.
Many digital asset networks, including the Portfolio Asset Networks, face significant scaling challenges due to the fact that public, permissionless blockchains generally face a trade-off between security and scalability. One means through which digital asset networks achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization of a public, permissionless blockchain generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network that utilizes a public, permissionless blockchain may be limited in the number of transactions it can process by the computing capabilities of each single fully participating node.

In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. For example, in August 2017, the Bitcoin Network was upgraded with a technical feature known as “Segregated Witness” with the promise of increasing the number of transactions per second that can be handled on-chain and enabling so-called second layer solutions, such as the Lightning Network or payment channels, that increase transaction throughput by processing certain transactions outside the main Bitcoin Blockchain. However, this upgrade may fail to achieve the expected benefits or widespread adoption.
In the second half of 2020, the Ethereum Network began the first of several stages of an upgrade culminating in the “Merge.” The Merge amended the Ethereum Network’s consensus mechanism to a process known as proof-of-stake and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof-of-work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others). Instead, under proof-of-stake, a single validator is randomly selected to solve the cryptographic puzzle needed to validate a block, which it proposes to a committee of other validators, who vote for whether to include the block (or not), which reduces the computational work performed — and energy expended — to validate each block compared to proof-of-work networks. Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and the Ethereum Blockchain to address scaling issues — such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand — have been discussed by network participants, such as sharding. The purpose of sharding is to increase scalability of the Ethereum Blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum Network. The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and applications built on the Ethereum Network (consistent with common usage, all such applications are referred to as “dApps” whether or not decentralized in fact) outside of the main Ethereum Network and Ethereum Blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum Network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum Network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum Network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 Ethereum Network and then post the data, typically in batches, back to the Layer 1 Ethereum Network where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves) that is recorded on the Layer 1 Ethereum Network. By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels,” which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum Network (the transaction opening the state channel, and the transaction closing the channel), “side chains,” in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum Network runs in parallel with the existing Layer 1 Ethereum Network and allows smart contracts and dApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum Network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of transactions on any of the Portfolio Asset Networks will be effective, or how long these mechanisms will take to become effective, which could cause such networks to not adequately resolve scaling challenges and adversely impact the adoption of the affected Portfolio Asset and the related Portfolio Asset Network and the value of the Shares. It is also possible that any proposed changes to the Portfolio Asset Networks could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Portfolio Asset Network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the such network to suffer reduced adoption or causing nodes, users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks or other problems that could cause them to suffer operational disruptions. For example, in April 2024, Starknet, a Layer 2 built on the Layer 1 Ethereum Network, suffered an outage reportedly caused by a rounding error bug that halted production of new blocks on Starknet’s Layer 2 blockchain network. Similar outages, bugs, defects or other problems could affect other Portfolio Asset Networks in the future. Similarly, in multiple instances throughout 2022 and 2023, the Arbitrum Layer 2 network experienced outages due to failures in its primary node responsible for submitting transactions to the Layer 1 Ethereum Network. Although the Layer 1 Ethereum Network is believed not to have been affected by those outages, problems on Layer 2s in the future could conceivably affect or cause issues for the Layer 1 Ethereum Network. Alternatively, if a widely used Layer 2 network were to fail, it could reduce demand for ether because it would eliminate a source of demand for using ether to record transactions from the Layer 2 onto the Layer 1 Ethereum Network. Any of the foregoing could adversely affect the price of ether and, as a result, the value of the Shares.
There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement or throughput of any of the Portfolio Asset Network transactions will be effective, or how long these mechanisms will take to become effective, which could cause such networks to not adequately resolve scaling challenges and adversely impact the adoption of bitcoin as a medium of exchange and the value of the Shares.
If increases in throughput on any of the Portfolio Asset Networks lag behind growth in usage of the applicable Portfolio Asset, average transaction fees and settlement times may increase considerably. For example, the Bitcoin Network has been, at times, at capacity, which has led to increased transaction fees. Since January 1, 2022, bitcoin transaction fees have ranged from $0.38 per bitcoin transaction on September 8, 2024 to a high of $124.17 per transaction on April 20, 2024. Similarly, in December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum Network. The game, which allows players to trade and create virtual kitties, represented by non-fungible tokens (“NFTs”), was reported by some sources to have accounted for more than 10% of the entire Ethereum Network traffic at the time, causing increases in transaction fees and delays in transaction processing times and driving the Ethereum Network traffic to a reported then-all time high. Increased transaction fees and decreased settlement speeds could preclude certain uses for a Portfolio Asset (e.g., micropayments) and could reduce demand for, and the price of, such Portfolio Asset, which could adversely impact the value of the Shares. For example, in May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the Bitcoin Blockchain, caused transaction fees to temporarily spike above $30 per transaction.
Congestion or delay in any of Portfolio Asset Networks may delay purchases or sales of such Portfolio Asset by the Trust.
The size of each block on a Portfolio Asset Blockchain is currently limited and the transaction rate is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the applicable Portfolio Asset Network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on a Portfolio Asset Network. Any such delay could affect the Authorized Participant’s ability to buy or sell digital assets at an advantageous price resulting in decreased confidence in the affected Portfolio Asset Network. Over the longer term, delays in confirming transactions could reduce the attractiveness of that Portfolio Asset Network to merchants and other commercial parties, which could adversely affect the value of the Shares.

High electricity usage may adversely affect PoW networks, including certain of the Portfolio Asset Networks.
The operations of certain of the Portfolio Asset Networks, including the Bitcoin Network, consume significant amounts of electricity to secure and maintain their networks. Measuring the precise energy consumption of these networks is challenging due to the variety of machines involved and their differing levels of efficiency. However, the energy-intensive nature of these operations may have a negative environmental impact, potentially contributing to increased carbon emissions and strain on public utility systems. This high electricity usage has prompted concerns among regulators and the public, leading various states and cities to implement or consider moratoriums on activities such as cryptocurrency mining within their jurisdictions. In addition to the direct energy costs of performing calculations to secure these networks, indirect costs, such as the energy required for cooling the machines performing these calculations, further increase the overall energy footprint of these networks. The significant electricity consumption associated with maintaining such Portfolio Asset Networks may lead to adverse public opinion or government regulations restricting the use of electricity for such operations, which could impact the functionality, adoption or value of such Portfolio Assets and, therefore, the value of the Shares.
Changes to supply constraints, or the inability to modify fixed supplies, may adversely affect the value, functionality and liquidity of certain of the Portfolio Assets.
Certain Portfolio Assets, including bitcoin and CRO, are subject to risks related to potential changes to their respective network protocols that could alter their supply limits, potentially adversely affecting their value. For bitcoin, the network’s source code currently enforces a 21 million supply cap, expected to be reached around the year 2140. Any significant change to the Bitcoin Network’s source code, such as a hard fork, could modify or remove this supply cap, which, in turn, could lead to a potential decline in bitcoin’s market price and, consequently, the value of the Trust’s shares.
Similarly, CRO has a fixed total supply of 100 billion tokens as of May 2025, distributed over time according to a predefined tokenomics plan for ecosystem development, community incentives and other allocations. However, changes to the Cronos Network’s protocol or governance decisions could similarly result in the issuance of additional CRO tokens, introducing the risk of dilution. For example, in March 2025, Crypto.com reissued 70 billion CRO that had been burned in 2021 to the Cronos Strategic Reserve. Such increases in supply could undermine CRO’s scarcity, adversely impacting its market price.
Additionally, XRP has a fully pre-mined and immutable supply of 100 billion tokens, with no capability to increase supply in response to changing economic conditions. While the absence of new issuance introduces scarcity, it also creates certain operational and economic risks. For example, XRP validators do not receive block rewards, which could affect long-term network participation. Additionally, a small portion of XRP is permanently destroyed through transaction fees, which over time may create deflationary pressure. As XRP’s supply slowly decreases, the XRP Network could face long-term liquidity constraints, especially if adoption scales significantly. The fixed supply structure may also contribute to price volatility — particularly during periods of rising demand — limiting XRP’s effectiveness as a medium of exchange or liquidity bridge for cross-border payments.
There is no assurance that the protocols or governance models governing bitcoin, CRO or XRP will maintain their current supply constraints or economic characteristics. Any developments that materially alter the supply or perceived scarcity of these digital assets — either through increased issuance, protocol upgrades or governance actions — could significantly reduce the value of such Portfolio Assets and negatively impact the value of the Trust’s portfolio.
Liquid staking applications pose centralization concerns.
Certain of the Portfolio Asset Networks, including the Ethereum Network and the Solana Network, permit liquid staking applications. These liquid staking applications pose centralization concerns which could negatively affect the use and adoption of such Portfolio Asset Networks.

For example, validators on the Ethereum Network must deposit 32 ether to activate a unique validator key pair that is used to sign block proposals and attestations on behalf of its stake (i.e., vote on its view of the chain). For every 32 ether deposit that is staked, a unique validator key pair is generated. An application built on the Ethereum Network, or a single node operator, can manage many validator key pairs. For example, Lido, an application that provides a so-called “liquid staking” solution which permits holders of ether to deposit them with Lido, which stakes the ether while issuing the holder a transferrable token, is reported by some sources to have or have had up to 275,000 validator key pairs (each representing 32 staked ether) divided across over 30 node operators. At times, Lido has reportedly controlled around or in excess of 33% of the total staked ether on the Ethereum Network. While it is widely believed that Lido has little incentive to attempt to interfere with transaction finality or block confirmations using its reported 33% stake, since doing so would likely cause its entire stake to be slashed and thus lost (assuming good actors unaffiliated with Lido controlled the remainder), and also because Lido is believed to not control most of the third-party node operators where its ether is staked, and finally since the occurrence of such manipulation of the Ethereum Network’s consensus process by Lido or any other actor would likely cause ether to lose substantial value (which would obviously hurt Lido economically), it nevertheless poses centralization concerns. If Lido, or a bad actor with a similar sized stake, were to attempt to interfere with transaction finality or block confirmations, it could negatively affect the use and adoption of the Ethereum Network, the value of ether, and thus the value of the Shares.
Risks Related to Staking
The Trust is currently not permitted to engage in Staking activities, and, accordingly, the Shareholders will not receive any Staking rewards or other income, which could adversely affect the value of the Shares.
In common with other spot exchange-traded products that hold digital assets, at this time, the Trust is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. The Trust Agreement provides that the Trust may engage in Staking if the Sponsor deems such activity to be in the best interest of Shareholders and solely to the extent the Sponsor believes, in its sole discretion, that such Staking activities may be conducted in compliance with applicable law. As of the date of this prospectus, the Sponsor has made no such determination, and there can be no assurance as to whether or when the Sponsor will do so in the future. In addition, the regulatory landscape surrounding Staking is highly uncertain. Such uncertainty may expose the Sponsor, the Digital Asset Custodian, the Staking Provider and the Trust and the Shareholders to potential enforcement actions or unforeseen regulatory risks, which could have an adverse impact on the value of the Shares.
In the future the Trust may establish a program to participate in the staking mechanisms of the Portfolio Asset Networks to receive rewards comprising additional Portfolio Assets in respect of a portion of its Portfolio Asset holdings. However, unless and until the Sponsor determines to engage the Trust in Staking activities, the Trust will not participate in such staking mechanisms to receive rewards comprising additional Portfolio Assets in respect of its Portfolio Asset holdings. The current inability of the Trust to participate in Staking and receive such rewards could place the Shares at a comparative disadvantage relative to an investment in the Portfolio Assets directly or through a vehicle that is not subject to such a prohibition, which could negatively affect the value of the Shares.
Staking activities introduce a risk of loss of the Stakeable Digital Assets, which could adversely affect the value of the Shares.
Staking introduces a risk of loss of ether, SOL or CRO. None of the Trust’s assets, including potentially staked assets, are subject to the protections enjoyed by depositors or customers of institutions with FDIC or Securities Investor Protection Corporation membership. The Ethereum Network imposes three types of sanctions for validator misbehavior or inactivity, which would result in a portion of staked ether being destroyed or “burned”: penalties, slashing and inactivity leaks.
A validator may face penalties if it fails to take certain actions, such as providing a timely attestation to a block proposed by another validator. Under this scenario, a validator’s staked ether could be burned in an amount equal to the reward to which it would have been entitled for performing the actions.

A more severe sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the proposal or attestation of blocks with invalid transactions. Slashing can result in the validator having a portion of its staked ether immediately burned. After this initial slashing, the validator is queued for forceful removal from the Ethereum Network’s validator “pool,” and more of the validator’s stake is burned over a period of approximately 36 days (with the exact amount of ether burned and time period determined by the protocol) regardless of whether the validator makes any further slashable errors, at which point the validator is automatically removed from the validator pool.
Staked ether may also be burned through a process known as an “inactivity leak,” which is triggered if the Ethereum protocol has gone too long without finalizing a new block. For a new block to be successfully added to the blockchain, validators that account for at least two-thirds of all staked ether must agree on the validity of a proposed block. This means that if validators representing more than one-third of the total staked ether are offline, no new blocks can be finalized. To prevent this, an inactivity leak causes the ether staked by the inactive validators to gradually “bleed away” until these inactive validators represent less than one-third of the total stake, thereby allowing the remaining active validators to finalize proposed blocks. This provides a further incentive for validators to remain online and continue performing validation activities. Both the Solana Network and the Cronos Network impose penalties on its validators in certain situations, though the underlying mechanics differ.
There can be no guarantee that penalties, slashing or inactivity leaks and resulting losses will not occur as a result of the activities of the Staking Provider. Furthermore, the Staking Provider’s liability to the Trust is expected to be limited, and the Staking Provider may lack the assets or insurance in order to support the recovery of any losses incurred. While the Trust’s Staking arrangements may provide for indemnification up to a specified cap, slashing insurance or other reimbursement programs, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to sanctions imposed by the applicable Portfolio Asset Network.
Staked Portfolio Assets may be inaccessible for a variable period of time, and the resulting liquidity risk could impact redemptions or rebalancing.
Under the current protocols of various Stakeable Digital Asset networks in which the Trust may invest, assets staked or delegated to validators to secure the network are subject to protocol-defined liquidity limitations. These limitations include mandatory lock-up or unbonding periods during which the staked assets are inaccessible and would not be able to be transferred or withdrawn. For example, under the Ethereum Network’s proof-of-stake protocol, staked ether undergoes an activation process to join the validator set and an exit process for withdrawal. These processes are subject to variable delays based on network conditions, such as validator demand and queue congestion. Typically, withdrawals take one to five days under normal conditions, but delays can extend to four to six weeks during periods of high validator churn. Additionally, staked ether is subject to slashing risks if validators fail to perform correctly, potentially resulting in partial loss of staked assets. On the Solana Network, staked SOL is subject to an unbonding period after undelegation, typically lasting approximately seven days, during which the assets remain inaccessible. Network disruptions or validator performance issues could further delay access or affect staking yields. On the Cronos Network, staked CRO is subject to a fixed 28-day unbonding period after undelegation, during which the assets cannot be accessed, making rapid rebalancing less feasible compared to other networks.
If staking is permitted, these staking-related delays would create liquidity risks for the Trust, including the inability to promptly meet redemption requests or efficiently rebalance its holdings to maintain the allocation ratio. Market volatility during unbonding periods could amplify losses, as the Trust would not be able to sell staked assets to respond to price declines. In extreme cases, these constraints could result in temporary delays in settlement or the temporary suspension of the Trust’s redemption program. The Sponsor intends to mitigate these liquidity risks through careful portfolio management, including limiting the proportion of staked assets and selecting reliable validators. There can be no assurance that the Sponsor’s risk management measures would be effective in all market conditions.

The Trust will be dependent on third parties to execute any potential Staking arrangements.
Any Staking activities of the Trust would be effected by the Digital Asset Custodian and the Staking Provider, and the amount of Staking rewards that the Trust’s Staking activity would generate would be dependent on the performance of the Digital Asset Custodian and the Staking Provider, including with respect to the adequacy and reliability of the hardware and software utilized by them. If the Digital Asset Custodian or the Staking Provider experience service outages or otherwise are unable to optimally stake the Trust’s Portfolio Assets, the Trust’s rewards from Staking may be adversely affected, which could negatively impact the value of the Shares.
Validators may suffer losses due to Staking, or Staking may prove unattractive to validators, any of which could adversely affect the value of the Shares.
Validation on the Stakeable Digital Assets’ networks requires Stakeable Digital Assets to be transferred into smart contracts on the underlying blockchain network not under the control of the person who owns such Stakeable Digital Asset. If the Stakeable Digital Asset’s network’s source code or protocol were to fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such transferred (i.e., staked) Stakeable Digital Asset may be irretrievably lost.
If validators’ staked assets are slashed or otherwise subject to sanctions by the Ethereum Network, their assets may be confiscated, withdrawn or burnt by the network, resulting in losses to the validator, or the users who provided the ether to the validator to stake on their behalf. Any cybersecurity attacks, security issues, hacks, penalties, slashing events or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Stakeable Digital Asset’s network’s adoption or the price of ether. Any disruption of validation on the Stakeable Digital Asset’s network could interfere with network operations and cause the Stakeable Digital Asset to be less attractive to users and application developers than competing blockchain networks, which could cause the price of the Stakeable Digital Asset to decrease. In addition, the limited liquidity during the “activation” or “exiting” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Stakeable Digital Asset’s network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.
There can be no guarantee that penalties, slashing or inactivity leaks and resulting losses will not deter validators from Staking. Any such deterrence would affect the Stakeable Digital Asset’s network’s ability to process transactions, thus making such Network less attractive to potential users thereof and negatively affecting the value of the Shares.
Risks Related to the Trust and the Shares
The amount of the Trust’s assets represented by each Share will decline over time as the Trust pays the Sponsor’s Fee and additional expenses born by the Trust, and as a result, the value of the Shares may decrease over time.
The amount of the Portfolio Assets represented by each Share will decrease over the life of the Trust due to the sales of the Portfolio Assets necessary to pay the Sponsor’s Fee and other Trust expenses. Without increases in the prices of Portfolio Assets sufficient to compensate for that decrease, the price of the Shares will also decline, and you will lose money on your investment in Shares.
Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Trust, not all Trust expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Trust’s property will not be paid by the Sponsor. As part of its agreement to assume some of the Trust’s ordinary administrative expenses, the Sponsor has agreed to pay ordinary legal fees and expenses of the Trust not in excess of $      per annum. Any legal fees and expenses in excess of the amount required under the Trust Agreement will be the responsibility of the Trust.

Because the Trust does not have any income, it needs to sell its Portfolio Assets to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of the Portfolio Assets held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Sponsor will still need to sell the Portfolio Assets to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of Portfolio Assets represented by each Share. New purchases of Portfolio Assets utilizing cash proceeds from new Shares issued by the Trust do not reverse this trend.
A decrease in the amount of Portfolio Assets represented by each Share will result in a decrease in its price even if the prices of the Portfolio Assets have not changed. To retain the Share’s original price, the prices of the Portfolio Assets have to increase. Without that increase, the lesser amount of Portfolio Assets represented by the Share will have a correspondingly lower price. If these increases do not occur or are not sufficient to counter the lesser amount of Portfolio Assets represented by each Share, you will sustain losses on your investment in Shares.
An increase in the Trust expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, will force the Sponsor to sell larger amounts of its Portfolio Assets and will result in a more rapid decrease of the amount of the Portfolio Assets represented by each Share and a corresponding decrease in its value.
The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the prices of the Portfolio Assets and, to the extent the Trust engages in Staking, rewards earned from its staked Portfolio Assets. The Trust is not actively managed and will be affected by a general decline in the prices of the Portfolio Assets.
The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the prices of the Portfolio Assets and, to the extent the Trust engages in Staking, rewards earned from its staked Portfolio Assets. The Sponsor does not actively manage the Portfolio Assets held by the Trust. This means the Sponsor does not speculatively sell Portfolio Assets at times when its price is high or speculatively acquire Portfolio Assets at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. Any losses sustained by the Trust will adversely affect the value of the Shares.
The value of the Shares may be influenced by a variety of factors unrelated to the value of the Portfolio Assets.
The value of the Shares may be influenced by a variety of factors unrelated to the prices of the Portfolio Assets and the digital asset platforms included in the Reference Prices that may have an adverse effect on the value of the Shares. These factors include the following:
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unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and redemption of the Shares in exchange for cash, offering of the Shares and storage of Portfolio Assets have been developed specifically for this product;

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the Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

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the Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Digital Asset Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets;

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service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Trust, or decide to terminate their relationships with the Trust, for a variety of reasons, which could affect the Trust’s ability to operate; or

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if any of the Portfolio Asset Networks introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to such Portfolio Asset Network may increase the potential for the affected Portfolio Asset to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.
The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or the Liquidity Provider.
In the event that one or more Authorized Participants or the Liquidity Provider withdraw from or cease participation in creation and redemption activity or Portfolio Asset transactions with the Trust for any reason, the liquidity of the Shares will likely decrease. This could adversely affect the market price of the Shares and result in your incurring a loss on your investment in Shares.
There may be situations where an Authorized Participant is unable to redeem a Basket of Shares. To the extent the price of any of the Portfolio Assets decreases, these delays may result in a decrease in the amount the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all Shareholders in the secondary market.
Although Shares surrendered by Authorized Participants in Basket-size aggregations are redeemable in exchange for the cash proceeds from selling the underlying amount of the Portfolio Assets, redemptions may be suspended (1) during any period in which regular trading on NYSE Arca is suspended or restricted or NYSE Arca is closed (other than scheduled holiday or weekend closings) or (2) during a period when the Sponsor determines that delivery, disposal or evaluation of any of the Portfolio Assets is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Digital Asset Custodian, the Cash Custodian, the Trust Administrator or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of a Portfolio Asset Network, hacking, cybersecurity breach, or power, internet or Portfolio Asset Network outage or similar event). If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of a Portfolio Asset decreases before such Authorized Participant is able again to surrender for redemption Baskets, such Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the Portfolio Assets received from the Trust upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.
The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.
The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company, it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:
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exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

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reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus;

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exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

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exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after this offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.
Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. The Trust intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. The Trust’s election to use the phase-in periods permitted by this election may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the longer phase-in periods under Section 107 of the JOBS Act and who will comply with new or revised financial accounting standards. If the Trust were to subsequently elect instead to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.
The Trust cannot predict if investors will find an investment in the Trust less attractive if it relies on these exemptions.
The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.
Although Shares are intended to be listed for trading on NYSE Arca, there can be no assurance that an active trading market for the Shares will develop or, to the extent an active market does develop, be maintained or continue to develop on NYSE Arca. In addition, NYSE Arca can halt the trading of the Shares at any time and for a variety of reasons. To the extent that NYSE Arca halts trading in the Shares, whether on a temporary or permanent basis, shareholders may not be able to buy or sell Shares, which could adversely affect the value of the Shares. If you need to sell your Shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price you receive for your Shares (assuming you are able to sell them).
The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.
The Trust is currently only able to accept cash purchase orders and redemption orders, which means that an Authorized Participant will deliver only cash to create Shares and will receive only cash when redeeming Shares. In turn, the Trust will choose, in its sole discretion, to enter into a transaction with the Liquidity Provider or the Prime Execution Agent to buy or sell Portfolio Assets in exchange for cash. However, and in common with other spot Portfolio Asset exchange-traded products, the Trust is not at this time able to create and redeem Shares via in-kind transactions with Authorized Participants in exchange for Portfolio Assets.
Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. There is limited regulatory guidance on whether and how registered broker-dealers can comply with these rules with regard to transacting in or holding the Portfolio Assets. However, there can be no assurance as to when NYSE Arca will seek or obtain this approval, if at all.

To the knowledge of the Sponsor, exchange-traded products for all spot-market commodities other than the Portfolio Assets, such as gold and silver, employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has not been tested and could be impacted by any resulting operational inefficiencies.
In particular, the Trust’s inability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. See “— The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the prices of the Portfolio Assets and, as a result, the price of the Shares may fall or otherwise diverge from NAV.” Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders, the unavailability of the Liquidity Provider or the Prime Execution Agent’s services or otherwise, it will not be possible for Authorized Participants to redeem or create Shares, in which case the arbitrage mechanism would be unavailable. This could result in impaired liquidity for the Shares, wider bid-ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s inability to facilitate in-kind creations and redemptions, and resulting reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences.
Even if In-Kind Regulatory Approval were obtained, there can be no assurance that in-kind creations or redemptions of the Shares will be available in the future, or that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.
If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the prices of the Portfolio Assets may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV per Share.
If the processes of creation and redemption of Shares (which depend on timely transfers of the Portfolio Assets to and by the Digital Asset Custodian and the Prime Execution Agent) encounter any unanticipated difficulties due to, for example, the price volatility of Portfolio Assets, the insolvency, business failure or interruption, default, failure to perform, security breach or other problems affecting the Prime Execution Agent, the Digital Asset Custodian, Authorized Participants or the Liquidity Provider, the change from the originally contemplated in-kind creations and redemptions to cash creations and redemptions, the closing of any of the Portfolio Asset trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners or validators, as applicable, or other problems or disruptions affecting any Portfolio Asset Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets (in the case of Authorized Participants) to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Portfolio Assets or to engage in Portfolio Asset transactions (in the case of the Liquidity Provider or transactions facilitated by the Prime Execution Agent) may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, as further described in “Description of the Shares and the Trust Agreement,” the Sponsor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the a Portfolio Asset Network, the processing of transactions on the Portfolio

Asset Network may be disrupted, which in turn may prevent the Liquidity Provider from depositing or withdrawing Portfolio Assets from their accounts at the Prime Execution Agent, or prevent the Prime Execution Agent from facilitating Portfolio Asset transactions through its prime execution agent service, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline, and the price of the Shares may fluctuate independently of the prices of the Portfolio Assets and may fall or otherwise diverge from NAV per Share. Furthermore, in the event that the markets for the Portfolio Assets should become relatively illiquid and thereby materially restrict opportunities for arbitraging, the price of Shares may diverge from the value of the Portfolio Assets.
The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the prices of the Portfolio Assets and, as a result, the price of the Shares may fall or otherwise diverge from NAV.
The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than an in-kind creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the Reference Price prices used to determine the NAV. In addition, the Liquidity Provider must settle Portfolio Asset transactions with the Trust within a contractually specified time period, subject to customary exceptions. If the Liquidity Provider fails to perform its obligations within the contractually specified time period, the Trust would seek to use the Prime Execution Agent’s service or an alternate liquidity provider to execute the Portfolio Asset transaction. However, the pricing or terms of the ultimate Portfolio Asset transaction conducted through the Prime Execution Agent’s service or an alternate liquidity provider after the failure of the Liquidity Provider to perform its obligations could deviate, potentially significantly, from the pricing or terms of the transaction that the Trust originally entered with the Liquidity Provider. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the prices of the underlying Portfolio Assets, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the prices of Portfolio Assets, and as a result, the price of the Shares may fall or otherwise diverge from the NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying Portfolio Assets held by the Trust or sell Shares at a price lower than the value of the underlying Portfolio Assets held by the Trust, causing Shareholders to suffer losses. Alternatively, Authorized Participants could refrain from participating in creating and redeeming Baskets, and if not replaced, could disrupt the Trust’s ability to operate. Similarly, the Liquidity Provider or the parties to transactions with the Trust could refrain from transacting with the Trust, and if not replaced, could disrupt the Trust’s ability to operate. The reliance on the Prime Execution Agent and the Liquidity Provider initially creates a risk that if the Prime Execution Agent’s service or trading with the Liquidity Provider is unavailable or disrupted for any reason, the Trust will be unable to execute Portfolio Asset transactions and the Trust’s creation and redemption processes will be disrupted. In addition, a failure to settle Portfolio Asset transactions, whether with the Liquidity Provider or the Prime Execution Agent’s service, could disrupt the calculation of the Trust’s NAV or potentially cause inaccuracies in NAV calculation, which could disrupt the Trust’s operations or cause Shareholders to suffer losses.
Because the Trust holds only the Portfolio Assets and cash, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.
The Trust holds only the Portfolio Assets and cash. As a result, the Trust’s holdings are not diversified. Accordingly, the NAV may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. Fluctuations in the prices of the Portfolio Assets are expected to have a direct impact on the value of the Shares.

An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Trust. Investors should review closely the objective and strategy of the Trust and redemption rights, as discussed herein, and familiarize themselves with the risks associated with an investment in the Trust.
As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.
Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights contained in the Trust Agreement, as described under “Description of the Shares and the Trust Agreement.”
The Sponsor may amend the Trust Agreement without the consent of the Shareholders.
The Sponsor may amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).
Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.
The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging and imposes governance requirements as a check on fund management.
The Trust is not a registered investment company under the Investment Company Act, and the Sponsor believes that the Trust is not required to register under such act. As a result, Shareholders do not have the regulatory protections provided to investors in investment companies.
The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA and that the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.
The Sponsor and its management team have a limited track record in operating investment vehicles that specifically deal with digital assets such as the Trust. This limited experience poses several potential risks to the effective management and operation of the Trust. Digital assets, such as the Portfolio Assets, are known for their high volatility, unique technical, legal and regulatory challenges and rapidly evolving market dynamics. The Sponsor’s limited experience in this specific field may not fully equip them to navigate these complexities effectively.
The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. The unique nature of digital assets makes past performance an unreliable indicator of future success in this area. The digital asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures or operational errors related to digital asset transactions and custody.
Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a digital asset-based investment vehicle like the Trust, it could result in suboptimal decision-making, increased operational risks and potential legal or regulatory noncompliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.
Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.
Security threats to the Trust’s account at the Digital Asset Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.
Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s Portfolio Assets held in the Trust’s account at the Digital Asset Custodian or the Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s Portfolio Assets and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Digital Asset Custodian or the Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s Portfolio Assets may be subject to theft, loss, destruction or other attack.
The Sponsor believes that the security procedures in place for the Trust, including, but not limited to, offline storage, or cold storage, multiple encrypted private key “shards” and other measures, are reasonably designed to safeguard the Trust’s Portfolio Assets. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust, and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Digital Asset Custodian’s or the Prime Execution Agent’s operations or their implementation of such security procedures, and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trust’s Trading Balance (as defined below) at the Prime Execution Agent, are held on an omnibus, rather than segregated, basis, which creates greater risk of loss. Even though Portfolio Assets are only moved into the Trading Balance in connection with and to the extent of purchases and sales of Portfolio Assets by the Trust and such Portfolio Assets are swept from the Trust’s Trading Balance to the Trust’s Vault Balance each trading day pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of Portfolio Assets that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. This could create greater risk of loss of the Trust’s Portfolio Assets, which could cause Shareholders to suffer losses.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Digital Asset Custodian or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account at the Digital Asset Custodian, the relevant private keys (and therefore the Portfolio Assets) or other data or property of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or the Digital Asset Custodian to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Digital Asset Custodian may be unable to anticipate these techniques or implement adequate preventative measures.
An actual or perceived breach of the Trust’s account at the Digital Asset Custodian could harm the Trust’s operations or result in partial or total loss of the Trust’s assets, resulting in a reduction or destruction in the value of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.
Portfolio Asset transactions are generally irrevocable, and stolen or incorrectly transferred Portfolio Assets may be irretrievable. As a result, any incorrectly executed Portfolio Asset transactions could adversely affect the value of the Shares.
Portfolio Asset transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the applicable blockchain, an incorrect transfer or theft of a Portfolio Asset generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of Portfolio Assets will regularly be made to or from the Trust’s account at the Digital Asset Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s Portfolio Assets could be transferred from the Trust’s account at the Digital Asset Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.
Such events have occurred in connection with digital assets in the past. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s Portfolio Assets through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Portfolio Assets. The Trust will also be unable to convert or recover its Portfolio Assets transferred to uncontrolled accounts. If the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.
If any of the Trust’s counterparties fails to provide services as required or any of their agreements is terminated, the Trust’s operations could be adversely affected.
The Trust is dependent on its various counterparties, including the Digital Asset Custodian, which is Foris DAX Trust Company, LLC, and the Prime Execution Agent, Foris DAX, Inc., to operate. Foris DAX Trust Company, LLC performs essential functions in terms of safekeeping the Trust’s Portfolio Assets in the Vault Balance, and Foris DAX, Inc., in its capacity as the Prime Execution Agent, facilitates the buying and selling or settlement of Portfolio Assets by the Trust in connection with cash creations and redemptions, and the selling of Portfolio Assets to pay the Sponsor’s Fee, to pay any other Trust expenses, to the extent applicable, and, in extraordinary circumstances, to liquidate the Trust’s Portfolio Assets. If the Digital Asset Custodian or the Prime Execution Agent fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.
Alternatively, the Sponsor could decide to replace the Digital Asset Custodian or the Prime Execution Agent or such service providers may decide to terminate their relationship with the Trust. Also, if either the Digital Asset Custodian or the Prime Execution Agent becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform its obligations under its contractual agreements with the Trust, or abruptly discontinues the services it provides to the Trust for any reason, the Trust’s operations including its creation and redemption processes would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s Portfolio Assets or as the Trust’s prime execution agent under the same terms as the current agreement between the Trust and the Digital Asset Custodian regarding the custody of the Trust’s Portfolio Assets (the “Digital Asset Custodian Agreement”) or the current agreement between the Sponsor and the Prime Execution Agent (the “Prime Execution Agency Agreement”) or at all. To the extent that the Sponsor is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Sponsor may be required to terminate the Trust and liquidate the Trust’s Portfolio Assets. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Digital Asset Custodian Agreement or the Prime Execution Agency Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.
Similarly, if an Authorized Participant or the Liquidity Provider suffers insolvency, business failure or interruption, default, failure to perform, security breach or in certain circumstances a force majeure event, or if an Authorized Participant or the Liquidity Provider chooses not to participate in the creation and redemption process of the Trust, and the Trust is unable to engage replacement Authorized Participants or the Liquidity Provider or access alternative services on commercially acceptable terms or at all, then the creation and redemption process of the Trust, the arbitrage mechanism used to keep the Shares in line with the NAV and the Trust’s operations generally could be negatively affected. Termination of the Cash Custodian Agreement or the agreements with the Rebalancing Agent or the Staking Provider or any such counterparty’s failure to perform its services could similarly have a negative impact on the Trust’s operations and the value of the Shares.
The Prime Execution Agent currently performs, and may perform in the future, similar functions for several competing exchange-traded Portfolio Asset products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.
The Prime Execution Agent currently performs, and may perform in the future, similar functions for several competing exchange-traded Portfolio Asset products, which could adversely affect the Trust’s operations and ultimately the value of the Shares. Therefore, the Prime Execution Agent may fail to properly resource its operations to adequately support all such products that use its services, which could harm the Trust, the Shareholders and the value of the Shares. In addition, if the Prime Execution Agent were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.
Authorized Participants may serve in a similar capacity for several competing exchange-traded Portfolio Asset products.
Some of the Authorized Participants working with the Trust also serve competing exchange-traded Portfolio Assets products. As a result, they may not be able to fully support all the products they work with, including the Trust. This risk is heightened by the price volatility of the Portfolio Assets and the amount of the Portfolio Assets needed to create or redeem Shares of the Trust. Authorized Participants may also prioritize creations and redemptions for competing products over those of the Trust, based on factors like the effectiveness of the Trust’s arbitrage mechanism, liquidity, bid-ask spreads and associated costs. Since there are a limited number of potential Authorized Participants, the Trust may struggle to find replacements if necessary. If any Authorized Participant stops serving the Trust or favors competing products, it could reduce the Trust’s attention or lead to less favorable terms, which could hurt the Trust’s operations and the value of the Shares.
The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor, the Trust Administrator, the Cash Custodian, the Prime Execution Agent and the Digital Asset Custodian could expose the Trust and its Shareholders to the risk of loss of the Trust’s Portfolio Assets for which no person or entity is liable.
The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC- or SIPC-member institutions. In addition, neither the Trust nor the Sponsor insures the Trust’s Portfolio Assets. The Digital Asset Custodian maintains insurance policies in the amount of $120 million, in the aggregate, which are intended to cover the loss of client assets held by the Digital Asset Custodian, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Digital Asset Custodian may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Digital Asset Custodian’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such cash insurance proceeds with other clients or customers of the Digital Asset Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the Portfolio Asset insurance markets are limited, and the level of insurance maintained by the Digital Asset Custodian may be substantially lower than the assets of the Trust. While the Digital Asset Custodian maintains certain capital reserve requirements based on the value of the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Digital Asset Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.
Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent (in the case of the Trading Balance) or the Digital Asset Custodian (in the case of the Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Digital Asset Custodian or Prime Execution Agent in the digital asset industry, there is a risk that customers’ assets — including the Trust’s assets — may be considered the property of the bankruptcy estate of the Prime Execution Agent (in the case of the Trading Balance) or the Digital Asset Custodian (in the case of the Vault Balance), and customers — including the Trust — may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.
There is a risk that the Trading Balance, in which the Trust’s Portfolio Assets and cash are held in omnibus accounts by the Prime Execution Agent (in the latter case, as described below in “— Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets and could cause losses to the Trust”), could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Trust’s Trading Balance represents an entitlement to a pro rata share of the Portfolio Assets (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.
Under the Trust Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of Portfolio Assets by the Digital Asset Custodian or the Prime Execution Agent, absent willful misconduct, gross negligence, reckless disregard or bad faith on the part of the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Sponsor, including in the event of a loss of Portfolio Assets by the Digital Asset Custodian or Prime Execution Agent, is limited.
The Shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of the Portfolio Assets or the provision of instructions relating to the movement of the Portfolio Assets, is limited. For the avoidance of doubt, none of the Sponsor, TMTG, Crypto.com or any of their respective affiliates (including, among others, Yorkville), nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Digital Asset Custodian and the Prime Execution Agent. Consequently, a loss may be suffered with respect to the Trust’s Portfolio Assets that is not covered by the Digital Asset Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.
Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets and could cause losses to the Trust.
The Prime Execution Agent facilitates the buying and selling or settlement of the Portfolio Assets by the Trust in connection with cash creations and redemptions between the Trust and the Authorized Participants, and the sale of Portfolio Assets to pay the Sponsor’s Fee and any other Trust expenses, to the extent applicable, and in extraordinary circumstances, to effect the liquidation of the Trust’s Portfolio Assets. The Prime Execution Agent relies on bank accounts to provide its trading platform services, including temporarily holding any cash related to a customer’s purchase or sale of Portfolio Assets. To the extent that the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Prime Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Prime Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Execution Agent is able to establish relationships may not be as large or well capitalized or subject to the same degree of prudential supervision as the existing providers.
The Trust could also suffer losses in the event that a bank in which the Prime Execution Agent holds customer cash, including the cash associated with the Trust’s Trading Balance (which is used by the Prime Execution Agent to move cash flows associated with the Trust’s orders to sell Portfolio Assets in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (the “DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the DFPI, which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023 stated that depositors in Signature Bank and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the DFPI, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.
The Prime Execution Agent maintains banking relationships with numerous banks but in the past had relationships with two troubled banks: Silvergate Bank and Signature Bank. The Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of any banking institution. However, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Execution Agent in the Trust’s Trading Balance or associated with the Trust’s orders to sell Portfolio Assets in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses, in the event that one or more of the banks used by the Prime Execution Agent is insolvent, voluntarily closes or becomes illiquid. If the Prime Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the

Prime Execution Agent maintains customer cash in the Trust’s Trading Balance associated with the Trust’s orders to sell Portfolio Assets in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections. In addition, the Trust may maintain cash balances with the Prime Execution Agent that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Execution Agent in cash and cash equivalents and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.
The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.
In connection with trading services under the Prime Execution Agency Agreement, the Prime Execution Agent routinely routes customer orders to one or more Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by affiliates of the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold Portfolio Assets with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agency Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s Portfolio Assets that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agency Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer Portfolio Assets, including Portfolio Assets associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.
The Trust may be required, or the Sponsor may deem it appropriate, to terminate and liquidate at a time that is disadvantageous to Shareholders.
Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, direct the Trustee to dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.
If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the actual exchange rate of a Portfolio Asset at such time is lower than the applicable Reference Price was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s Portfolio Assets are sold as part of its liquidation, the resulting proceeds distributed to Shareholders will be less than if the actual exchange rate at such time were higher at the time of sale.
The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.
Under the Trust Agreement, Shareholders have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly,

Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Shareholders have no voting rights, which gives almost all control under the Trust Agreement to the Sponsor. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.
Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Nevada law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third party when the Trust’s management has refused to do so) is restricted. Under Nevada law, a Shareholder may bring a derivative action if the Shareholder is a Shareholder at the time the action is brought and either (i) was a Shareholder at the time of the transaction at issue or (ii) acquired the status of Shareholder by operation of law or the Trust’s governing instrument from a person who was a Shareholder at the time of the transaction at issue. Additionally, Section 88A.410(5) of Nevada Revised Statutes Chapter 88A (the “Nevada Statutory Trust Act”) specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to additional standards and restrictions set forth in the governing instrument, including, without limitation, a requirement that beneficial owners of a specified beneficial interest join in the action.” In addition to the requirements of applicable law and in accordance with the foregoing, the Trust Agreement provides that (a) no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (1) two or more Shareholders who (A) are not “Affiliates” (as defined in the Trust Agreement and below) of one another and (B) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding and (2) (A) prior to bringing such action, the Shareholder must make a demand upon the Sponsor to direct the Trustee to bring the subject action unless an effort to cause the Sponsor to direct the Trustee to bring such an action is not likely to succeed, and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (B) unless a demand is not required under clause (2) (A) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim, and the Sponsor shall be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisers in the event that the Sponsor determines not to direct the Trustee to bring such action.
Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.
The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.
The Trust Agreement provides that the courts of the state of Nevada and any federal courts located in Clark County, Nevada will be the exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of action for violations of the Exchange Act or the Securities Act will not be governed by the exclusive jurisdiction provision of the Trust Agreement. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Nevada and any federal courts located in Clark County, Nevada are inconvenient venues or are otherwise inappropriate. As such, a Shareholder could be required to litigate a matter relating to the Trust in a Nevada court, even if that court may otherwise be inconvenient for the Shareholder.
The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of action for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares, Shareholders waive a right to a trial by jury, which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.
The Sponsor is solely responsible for determining the value of the NAV and NAV per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.
The Sponsor has the exclusive authority to determine the NAV and the NAV per Share. The Sponsor has delegated to the Trust Administrator the responsibility to calculate the NAV and the NAV per Share, based on a pricing source selected by the Sponsor. The Trust Administrator determines the NAV and NAV per Share as of 4:00 p.m. ET, on each Business Day, as soon as practicable after that time. The Trust Administrator’s determination is made utilizing data from the operations of the Trust and the Reference Prices, calculated at 4:00 p.m. ET, on such day. If the Sponsor determines in good faith that a Reference Price does not reflect an accurate price for a Portfolio Asset, as applicable, then the Sponsor will instruct the Trust Administrator to employ an alternative method to determine the fair value of the Trust’s assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion. The Trust Administrator may calculate the Reference Prices in a manner that ultimately inaccurately reflects the prices of the Portfolio Assets. To the extent that the NAV, the NAV per Share, the Reference Prices or the Trust Administrator’s or the Sponsor’s other valuation methodology is incorrectly calculated, neither the Sponsor, the Trust Administrator nor the Sponsor may be liable for any error, and such misreporting of valuation data could adversely affect the value of the Shares, and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Reference Prices or other valuation methods used to calculate the NAV. Any such change in the Reference Prices or other valuation methods could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.
To the extent the methodology used to calculate the Reference Prices is deemed not to be consistent with GAAP, the Trust’s periodic financial statements may not utilize the NAV or the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with GAAP, as of the financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements. To the extent that such valuation sources and policies used to prepare the Trust’s financial statements result in an inaccurate price, the value of the Shares could be adversely affected and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the NAV to be reported in the Trust’s financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.
Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting the value of the Shares.
In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed ordinary course operational and periodic expenses of the Trust, with the exception of those described in “Activities of the Trust — Trust Expenses.” Expenses incurred by the Trust but not assumed by the Sponsor, such as, among others, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, or extraordinary legal fees and expenses, are not assumed by the Sponsor and are borne by the Trust. The Sponsor will cause the Trust to either (i) sell Portfolio Assets held by the Trust or (ii) deliver Portfolio Assets in kind to the Sponsor to pay Trust expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Trust may be required to sell or otherwise dispose of Portfolio Assets at a time when the trading prices for those assets are depressed.
The sale or other disposition of assets of the Trust in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:
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The Trust is not actively managed, and no attempt will be made to protect against or to take advantage of fluctuations in the prices of the Portfolio Assets. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust’s Portfolio Assets may be sold at a time when the values of the disposed Portfolio Assets are low, resulting in a negative impact on the value of the Shares; and

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Because the Trust does not generate any income, every time that the Trust pays expenses, it will deliver Portfolio Assets to the Sponsor or sell Portfolio Assets. Any sales of the Trust’s assets in connection with the payment of expenses will decrease the amount of the Trust’s assets represented by each Share each time its assets are sold or transferred to the Sponsor.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Trust Administrator, the Liquidity Provider, the Rebalancing Agent, the Digital Asset Custodian or the Cash Custodian under the Trust Documents.
Under the Trust Agreement and the Trust’s agreements with its service providers (collectively, the “Trust Documents”), each of the Sponsor, the Trustee, the Trust Administrator, the Liquidity Provider, the Rebalancing Agent and the Custodians has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without, depending on the applicable Trust Document, gross negligence, bad faith or willful misconduct on its part. Therefore, such parties may require that the assets of the Trust be sold in order to cover losses or liability suffered by them. Any sale of that kind would reduce the Portfolio Asset holdings of the Trust and the value of the Shares.
Intellectual property rights claims may adversely affect the Trust and the value of the Shares.
The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding the Portfolio Assets. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of Portfolio Assets. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its Portfolio Assets. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its Portfolio Assets. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.
The Trust may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Trust.
A public health emergency, such as the coronavirus (“COVID-19”) pandemic, could adversely affect the economics of many nations and could have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the digital asset markets. For example, digital asset prices, including the Portfolio Assets, decreased significantly in the first quarter of 2020 amidst broader market declines as a result of the COVID-19 outbreak.

Future public health emergencies could result in an increase of the costs of the Trust and affect liquidity in the digital asset market, as well as the correlation between the price of the Shares and the NAV, any of which could adversely affect the value of the Shares. In addition, future public health emergencies could impair the information technology and other operational systems upon which the Trust’s service providers, including the Sponsor, the Trustee and the Custodians, rely, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the digital asset markets, which could adversely affect the value of the Portfolio Assets and the price of the Shares.
Further, future public health emergencies could also interfere with the operations of the Reference Prices or the Index Administrator, which the Sponsor uses to value the Portfolio Assets held by the Trust to calculate the NAV. The COVID-19 pandemic or other future public health emergencies could also cause the closure of futures platforms, which could eliminate the ability of Authorized Participants to hedge purchases of Baskets, increasing trading costs of Shares and resulting in a sustained premium or discount in the Shares. Each of these outcomes would negatively impact the Trust.
The Sponsor or one or more of its affiliates may be a party in interest or a disqualified person with respect to one or more benefit plan investors considering an investment in the Trust, which may prohibit such investors from purchasing the Shares.
The Sponsor or one or more of its affiliates may be a party in interest or a disqualified person with respect to one or more “benefit plan investors” (as defined in Section 3(42) of ERISA) considering an investment in the Trust. Given the Sponsor’s or an affiliate’s expected initial ownership interest of 50% or more of the Trust (as described in “Seed Capital Investor”), the Trust could be a “party in interest” (under ERISA) or “disqualified person” (under Section 4975 of the Code) to any benefit plan investor with respect to which the Sponsor or an affiliate is a party in interest or a disqualified person. Therefore, the purchase by any such benefit plan investor of interests in the Trust could be prohibited under ERISA and/or Section 4975 of the Code absent an exemption. Fiduciaries of benefit plan investors should consider whether a purchase of interests constitutes a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. Available exemptions from the prohibited transaction rules of ERISA and the Code include PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and Section 408(b)(17) of ERISA (and the corresponding provisions of Section 4975(d)(20) of the Code).
The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Trust and of each benefit plan investor, and it is the responsibility of the appropriate fiduciary of each investing benefit plan investor to ensure that its investment in the Trust is consistent with all applicable requirements. Each Shareholder, whether or not subject to Title I of ERISA or Section 4975 of the Code, should consult its own legal and other advisers regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing the Shares.
Risks Related to the Regulation of the Trust and the Shares
Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Portfolio Assets or the Shares.
There is a lack of consensus regarding the regulation of digital assets, including the Portfolio Assets, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, the SEC, OFAC, the Office of the Comptroller of the Currency (the “OCC”), the CFTC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Consumer Financial Protection Bureau (the “CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation,

the Internal Revenue Service (the “IRS”), state financial institution regulators and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody digital assets for users. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or the Portfolio Assets in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.
The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate digital asset intermediaries, such as digital asset platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends.
U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning digital assets, including the Portfolio Assets and digital asset markets. Further, in 2023, the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning digital assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and may not be ascertainable in the near future. We cannot predict how these and other related events will affect us or the digital asset business.
On January 23, 2025, President Trump issued an executive order titled Strengthening American Leadership in Digital Financial Technology, which aims to support the responsible growth and use of digital assets and blockchain technology across the economy. In February 2025, a 60-day stay was granted in the SEC’s lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC’s newly formed Crypto Task Force’s focus on developing a federal securities laws framework for digital assets may resolve the case. Between February 2025 and May 2025, the SEC entered into a court-approved joint stipulation to dismiss with prejudice each of the lawsuits against Coinbase, Kraken and Binance. Several other digital assets market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. The outcome of these lawsuits (to the extent not yet dismissed), their effect on the broader cryptoeconomy and the reputational impact on industry participants, remain uncertain.
It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and the Portfolio Assets held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have an adverse effect on the Trust and the Shares.
A determination that any Portfolio Asset is a “security” may adversely affect the price of such asset and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.
Depending on its characteristics, a digital asset, including a Portfolio Asset, may be considered a “security” under U.S. federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC have indicated that the SEC does not currently consider bitcoin to be a security. While publicly non-committal on ether’s status a security, there is reason to believe that the SEC has also concluded that ether is not a security. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not securities.
On the other hand, the SEC has brought enforcement actions in the past against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. More recently, albeit under the prior chair’s leadership, the SEC has also brought enforcement actions against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities.
Whether a digital asset is a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.
If the Sponsor determines that any of its Portfolio Assets is a security under the U.S. federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that a Portfolio Asset is a security, the Sponsor does not intend to permit the Trust to continue holding such Portfolio Asset in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the Investment Company Act).
Any enforcement action by the SEC or a state securities regulator asserting that a Portfolio Asset is a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading price of such Portfolio Asset, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset is a security by the SEC or another regulatory authority may have similar effects.
In particular, in December 2020, the SEC filed a complaint against Ripple Labs (the “Ripple Complaint”) and two of its executives (the “Ripple Defendants”), in the United States District Court for the Southern District of New York (the “S.D.N.Y.”) alleging that the Ripple Defendants had conducted unregistered securities offerings by selling XRP in contravention of Section 5 of the Securities Act. Under Section 5 of the Securities Act, it is unlawful for any person, directly or indirectly, to offer to sell, offer to buy or purchase or sell a “security” unless a registration statement is in effect or has been filed with the SEC as to the offer and sale of such security to the public. The Ripple Defendants did not dispute that they had offered to sell and sold XRP through interstate commerce and that they had not filed a registration statement with the SEC for any offer or sale of XRP. Accordingly, the question before the S.D.N.Y. was whether the Ripple Defendants offered to sell or sold XRP as a security.
In the years prior to the filing of the Ripple Complaint, XRP’s market capitalization at times reached over $140 billion. However, in the weeks following the Ripple Complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. On July 13, 2023, the S.D.N.Y. issued several key rulings in the case. Most notably, the court did not find that XRP was inherently a security. The court distinguished between the XRP token itself and the manner in which it was sold. This finding was contrary to the SEC’s argument, which was that XRP, by its nature, was a security under the definition provided by the Securities Act, notwithstanding the manner in which it was sold. The court found that the direct sale of XRP by the Ripple Defendants to certain sophisticated individuals and entities pursuant to written contracts did constitute the unregistered offer and sale of securities in violation of Section 5 of the Securities Act. However, the court also found that the programmatic sale of XRP by the Ripple Defendants over digital asset trading platforms in the secondary market did not constitute an unregistered sale of securities. Similarly, the court found that the XRP that Ripple Defendants granted to Ripple Labs employees as compensation or to third-party companies to incentivize the development of new applications for XRP and the XRP Network also did not constitute an unregistered sale of securities. The S.D.N.Y. entered a final judgment in the case on August 7, 2024. While the SEC initially appealed the final judgment, it subsequently withdrew the appeal. However, in July 2023, another judge in the S.D.N.Y., in litigation between the SEC and the issuer of the TerraUSD and LUNA digital assets, suggested that he disagreed with the approach underlying the XRP decision. In future litigation, other courts might disagree with the assessment that XRP is not a security. The Binance Complaint, the Coinbase Complaint, and the SEC’s actions against XRP’s issuer and the issuer of the TerraUSD and LUNA digital assets, as well as seemingly inconsistent views of different district court judges, underscore the continuing uncertainty around which digital assets are securities, and demonstrate that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual use in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security.
If XRP or any of the other Portfolio Assets is found by a court or other regulatory body to be a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the Securities Act, which could impose significant civil and criminal liability on the Trust.
Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. If the SEC or a federal court were to determine that XRP is a security, it is likely that the value of the Shares of the Trust would decline significantly. Furthermore, if a federal court upholds an allegation that XRP is a security, the Trust itself may be terminated and, if practical, its assets liquidated.
FinCEN’s money transmitter registration and related requirements may increase the cost of buying and selling the Portfolio Assets and therefore may adversely affect the price of the Portfolio Assets and the value of the Shares.
FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the BSA by acting as an MSB and selling the digital asset without registering with FinCEN and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset platform, for similar violations. The requirement that exchangers that do business in the United States register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling the Portfolio Assets and therefore may adversely affect the prices of the Portfolio Assets and an investment in the Shares.
OFAC has added digital currency addresses, including addresses on the Bitcoin Network, to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. A large portion of validators globally, as well as notable industry participants such as Circle, the issuer of the USDC stablecoin, have reportedly complied with the sanctions and blacklisted the sanctioned addresses from interacting with their networks. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether any Portfolio Assets that have been associated with such addresses in the past can be easily sold. These “tainted” Portfolio Assets may trade at a substantial discount to applicable untainted Portfolio Assets. Reduced fungibility in the Portfolio Asset markets may reduce the liquidity of the Portfolio Assets and therefore adversely affect their respective prices.
In October 2023, FinCEN issued a notice of proposed rulemaking that identified convertible virtual currency (“CVC”) mixing as a class of transactions of primary money laundering concern and proposed requiring covered financial institutions to implement certain recordkeeping and reporting requirements on transactions that covered financial institutions know, suspect or have reason to suspect involve CVC mixing within or involving jurisdictions outside the United States. In April 2024, the DOJ arrested and charged the developers of the Samourai Wallet mixing service with conspiracy to commit money laundering and conspiracy to operate an unlicensed money transmitting business. In May 2024, a co-founder of Tornado Cash was sentenced to more than five years imprisonment in the Netherlands for developing Tornado Cash on the basis that he had helped launder more than $2 billion worth of digital assets through Tornado Cash.
Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks.
Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future. If a Portfolio Asset Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data, reduce investors’ confidence in the Portfolio Assets and adversely affect the value of the Shares.
The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of the Portfolio Assets and their respective prices.
Under regulations from the NYDFS, businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, generally must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.
The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of the Portfolio Assets and their respective prices. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.
Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.
The digital asset industry is relatively new and may not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or digital asset platforms, which could adversely impact the value of the Portfolio Assets and therefore the value of the Shares.
Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, mining activity or the operation of their networks or the digital asset platform markets in a manner that adversely affects the value of the Shares.
Various foreign jurisdictions have adopted, and may continue to adopt, laws, regulations or directives that affect digital asset networks (including the Portfolio Asset Networks), the digital asset markets (including the Portfolio Asset markets) and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, if foreign jurisdictions in addition to China were to ban or otherwise restrict manufacturers’ ability to produce or sell semiconductors or hard drives in connection with bitcoin mining, it would have a material adverse effect on digital asset networks (including the Portfolio Asset Networks), the digital asset market, and as a result, impact the value of the Shares.
A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. In May 2021, the Chinese government announced renewed efforts to restrict cryptocurrency trading, validating and mining activities. Regulators in Inner Mongolia and other regions of China have proposed regulations that would create penalties for companies engaged in cryptocurrency mining and validating activities and introduce heightened energy saving requirements on industrial parks, data centers and power plants providing electricity to cryptocurrency miners and validators. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (the “FSMB”), has made its way through the House of Commons. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the European Council of the European Union approved the text of Markets in Crypto-Assets (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. Certain parts of MiCA became effective as of June 2024, and the remainder became effective as of December 2024.
Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of the Portfolio Assets. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Trust or the Portfolio Assets is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

If regulators or public utilities take actions that restrict or otherwise impact mining activities, there may be a significant decline in such activities, which could adversely affect the Bitcoin Network and the value of the Shares.
Concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of December 31, 2024, approximately 704 million tera hashes were performed every second in connection with mining on the Bitcoin Network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Bitcoin Network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.
Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin Network by making it easier for a malicious actor or botnet to manipulate the relevant blockchain. In addition, if regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Bitcoin Network, and consequently adversely impact the value of the Shares.
If regulators subject the Trust, the Sponsor the Staking Provider, the Rebalancing Agent or the Liquidity Provider to regulations for which they are not properly licensed, this could result in extraordinary expenses to these parties and also result in decreased liquidity for the Shares.
To the extent that the activities of the Trust or the Sponsor cause it to be deemed an MSB under the regulations promulgated by FinCEN, the Trust or the Sponsor may be required to comply with FinCEN regulations, make certain reports to FinCEN and maintain certain records. Similarly, the activities of the Trust or the Sponsor may require it to be licensed as a money transmitter, and the activities of the Trust, the Sponsor, the Staking Provider, the Rebalancing Agent or the Liquidity Provider may require it to be licensed as a digital asset business, such as under the New York State Department of Financial Services’ BitLicense regulation or California’s Digital Financial Assets Law, once effective.
Such additional regulatory obligations may cause the Trust or the Sponsor to incur extraordinary expenses. If the Trust or the Sponsor decided to seek the required licenses, there is no guarantee that they will timely receive them. The Sponsor may decide to direct the Trustee to discontinue and wind up the Trust. A dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders. The Staking Provider, the Rebalancing Agent or the Liquidity Provider may also instead decide to terminate their respective roles, which may decrease the liquidity of the Shares.
Additionally, to the extent the Trust, the Sponsor, the Staking Provider, the Rebalancing Agent or the Liquidity Provider are found to have operated without appropriate state or federal licenses, they may be subject to investigation, administrative or court proceedings and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust, the Sponsor, the Staking Provider, the Rebalancing Agent or the Liquidity Provider and have a material adverse effect on the price of the Shares. As a result, the Trust’s operations could be adversely affected and the Shareholders may experience decreased liquidity for the Shares, which could result in losses.
Digital assets, including the Portfolio Assets, may be used for illicit activity.
Although transaction details of peer-to-peer transactions are recorded on the Portfolio Asset Blockchains, a buyer or seller of digital assets on a peer-to-peer basis directly on a Portfolio Asset Network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. In May 2022, OFAC banned all U.S. persons from using Blender.io, a digital asset mixing application that operates on the Bitcoin Blockchain to obfuscate the origin, destination and counterparties of blockchain transactions, by adding certain digital asset wallet addresses associated with Blender.io to its Specially Designated Nationals list. Blender.io receives a variety of transactions and mixes them together before transmitting them to their ultimate destinations. On March 23, 2022, Lazarus Group, a state-sponsored cyber hacking group associated with North Korea, carried out a major virtual currency heist from a blockchain project linked to the online game Axie Infinity; Blender.io was used in processing some of the illicit proceeds. The U.S. Department of the Treasury’s (the “U.S. Treasury Department”) press release announcing the sanctions on Blender.io observed that, while most virtual currency activity is licit, virtual currency can be used for illicit activity, including sanctions evasion, through mixers, peer-to-peer exchangers, darknet markets and exchanges. This includes the facilitation of heists, ransomware schemes and other cybercrimes. On October 19, 2023, FinCEN published a proposed rulemaking under authorities in Section 311 of the USA PATRIOT Act that would impose requirements on financial institutions that engage in convertible CVC transactions that involve CVC mixing within or involving a jurisdiction outside the United States. FinCEN’s rulemaking states that CVC mixing transactions can play a central role in facilitating the laundering of CVC derived from a variety of illicit activity, and are frequently used by criminals and state actors to facilitate a range of illicit activity, including, but not limited to, money laundering, sanctions evasion and weapons of mass destruction proliferation. Given that blockchain networks, including the Portfolio Asset Networks, are global and anyone can access them, validate transactions or transfer digital assets through them, and the fact that their operators, creators or programmers sometimes remain anonymous, it is not inconceivable that bad actors, such as those subject to sanctions, could seek to do so. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump-and-dump schemes. Digital assets have in the past been used to facilitate illicit activities, or a digital asset or network participants, such as miners, validators or users, were associated with bad actors or illicit activity. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned or similar occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust or the Sponsor were to transact with a sanctioned entity, the Trust or the Sponsor would be at risk of potential criminal or civil lawsuits or liability.
The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for the Portfolio Assets. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or its affiliates could face civil or criminal liability, fines, penalties or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in the value of the Shares.
The Trust and affiliates of the Sponsor have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and/or a thorough KYC process, such as the Authorized Participants, the Liquidity Provider, the Prime Execution Agent, the Cash Custodian and the Digital Asset Custodian. The Prime Execution Agent and the Digital Asset Custodian must undergo counterparty due diligence by the Sponsor. Each Authorized Participant and the Liquidity Provider must undergo onboarding by the Sponsor prior to placing creation or redemption orders with respect to the Trust. The Liquidity Provider, by depositing Portfolio Assets as part of a purchase made by the Trust in connection with a cash creation or receiving Portfolio Assets from the Trust as part of a sale made by the Trust in connection with a cash redemption must establish an account — and transfer or receive such Portfolio Assets through such account — at the Prime Execution Agent. When trading through the Prime Execution Agent acting in an agency capacity with third parties, the Portfolio Assets delivered to the Trust is delivered through execution with the Prime Execution Agent. As a result, the Sponsor and the Trust have instituted procedures reasonably designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.
Furthermore, Authorized Participants, as broker-dealers, and the Prime Execution Agent and the Digital Asset Custodian, as an entity licensed to conduct virtual currency business activity by the NYFDS and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the BSA and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. In addition, with respect to all Portfolio Assets delivered by the Liquidity Provider, the Liquidity Provider must represent to the Trust that it will form a reasonable belief (i) as to the identities of, and conduct necessary diligence with respect to, any counterparties from whom the Liquidity Provider obtains the Portfolio Assets being transferred and (ii) that such Portfolio Assets being transferred by such party to the Trust were not derived from, or associated with, unlawful or criminal activity. The Trust will not hold any Portfolio Assets except that which has been delivered by the Liquidity Provider or by execution through the Prime Execution Agent, in connection with Authorized Participant creation requests.
Moreover, the Prime Execution Agent has represented to the Trust that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and will perform both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts opened at the Prime Execution Agent, including any opened by the Trust’s counterparties for purposes of facilitating Portfolio Asset deposits to, and withdrawals from, the Trust’s Trading Balance, as required by law.
The Prime Execution Agent, the Digital Asset Custodian, the Cash Custodian and the Liquidity Provider have adopted and implemented anti-money laundering and sanctions compliance programs, which provide additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the Liquidity Provider must establish an account at the Prime Execution Agent through which the Liquidity Provider transfers Portfolio Assets to the Trust during a purchase order or receives Portfolio Assets from the Trust in connection with a redemption order. The Prime Execution Agent performs screening using blockchain analytics to identify, detect and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Prime Execution Agent’s blockchain analytics screening program, any Portfolio Assets that are delivered to the Trust’s account will undergo screening designed to assess whether the origins of those Portfolio Assets are illicit.
The Liquidity Provider represents to the Trust that it conducts due diligence on its own counterparties from whom it sources the Portfolio Assets it deposits with the Trust in creation baskets, and that it has formed a reasonable belief that such Portfolio Assets being transferred by the Liquidity Provider to the Trust were not derived from, or associated with, unlawful or criminal activity.
However, there is the risk that the Liquidity Provider may not conduct sufficient due diligence processes on the sources of its Portfolio Assets or that its representations to the Trust may turn out to be inaccurate, which could cause the Trust to suffer a loss. If the Authorized Participants or the Liquidity Provider have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor or its affiliates under such laws, including governmental fines, penalties and other punishments, as well as potential liability to or cessation of services by the Prime Execution Agent and its affiliates, including the Digital Asset Custodian, under the Prime Execution Agency Agreement and Digital Asset Custodian Agreement, or the Trust’s other service providers and counterparties. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

Regulatory changes or interpretations could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.
Current and future federal or state legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which Portfolio Assets are treated. In particular, a Portfolio Asset may be classified by the CFTC as a “commodity interest” under the CEA or may be classified by the SEC as a “security” under U.S. federal securities laws. It is possible that a new administration and Congress in the United States could create a new classification for digital assets. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of Portfolio Assets under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.
To the extent that a Portfolio Asset is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s Portfolio Assets at a time that is disadvantageous to Shareholders. See “Risks Related to the Regulation of the Trust and the Shares — Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Portfolio Assets or the Shares.”
To the extent that a Portfolio Asset is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s Portfolio Assets at a time that is disadvantageous to Shareholders.
The SEC has recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 406(4)-2 to cover all digital assets, including the Portfolio Assets, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including the Portfolio Assets. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the Digital Asset Custodian and the Prime Execution Agent. It is possible that such amendments, if adopted, could prevent the Digital Asset Custodian and the Prime Execution Agent from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements under the Digital Asset Custodian Agreement and the Prime Execution Agency Agreement, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Digital Asset Custodian and the Prime Execution Agent currently play, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of Portfolio Assets) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders) and the value of the Shares or an investment in the Trust could be affected.
Further, the proposed amendments could have a severe negative impact on the prices of the Portfolio Assets and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to the Portfolio Assets, or causing certain holders of the Portfolio Assets to sell their holdings.
Risks Related to Tax Treatment of the Trust and the Shares
The Trust could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.
The Trust intends to take the position that it is a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90 percent of the Trust’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Trust is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Trust does not elect to be taxed as a corporation for U.S. federal income tax purposes. No assurance can be given that the IRS or a court will agree with this treatment or that the Trust will satisfy the “qualifying income” requirement for all of its taxable years. There is very limited authority on the U.S. federal income tax treatment of digital assets. The Trust has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Trust is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Trust would be subject to tax on its net income for the year at corporate tax rates. Any such distributions would be taxable to Shareholders as dividend income to the extent of the Trust’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter as capital gain for Shareholders who hold their Shares as capital assets. Distributions made (or deemed made) to non-U.S. Holders (as defined in “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” below) treated as dividends will be subject to a withholding tax of 30% (or such lower rate as is provided by an applicable income tax treaty). Taxation of the Trust as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of Shares.
Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.
Assuming the Trust qualifies to be taxed as a partnership for U.S. federal income tax purposes, you will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Trust’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.
Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.
Due to the application of the assumptions and conventions applied by the Trust in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Trust’s income, gain, deduction, loss or credit may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.
Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated, and the Trust itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Trust in allocating those items, with potential adverse consequences for you.
The Trust intends to be treated as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Trust is, in many respects, uncertain. The Trust will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Code and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge the Trust’s allocation methods and require the Trust to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.
The Trust may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. If the Trust is required to pay any U.S. federal income tax on any imputed underpayment, the resulting tax liability would reduce the net assets of the Trust and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own Shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Trust may be able to cause investors who owned Shares in the year to which the audit relates to take into account the amount of any imputed underpayment, including any interest and penalties, instead of the Trust, but there can be no assurances in that regard. For an additional discussion please see “Material U.S. Federal Income Tax Consequences.”
Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.
The partner information tax returns on Schedule K-1, which the Trust will distribute to Shareholders, will contain information regarding the income items and expense items of the Trust. If you have not received Schedule K-1s from other investments, you may find that preparing your income tax returns may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your returns.
Shareholders of the Trust may recognize significant amounts of ordinary income and short-term capital gain.
Due to the investment strategy of the Trust, the Trust may realize and pass through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains. Ordinary income and short-term capital gains are generally taxed at higher U.S. federal income tax rates than the preferential U.S. federal income rates applicable to long-term capital gains.
The treatment of digital assets for U.S. federal income tax purposes is uncertain.
Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.
In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that act as substitutes for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital assets (i) are “property,” (ii) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. The IRS subsequently has released revenue rulings (the “Rulings”) and a set of “Frequently Asked Questions” (the “FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, the receipt of digital assets in a hard fork and the receipt of staking rewards are both taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. However, the Notice, the Rulings and the FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. For example, there currently is no guidance directly addressing whether or in what circumstances trading by a non-U.S. person in digital assets, or engaging in certain activities to generate yield on digital assets, could give rise to income that is effectively connected with a trade or business in the United States. Because the treatment of digital assets is uncertain, it is possible that the treatment of owning or transacting in of any particular digital asset may be adverse to the Trust. For example, ownership of a digital asset could be treated as ownership in an entity, in which case the consequences of ownership of that digital asset would depend on the type and place of organization of the deemed entity. Moreover, although the Rulings and the FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.
There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice, the Rulings and the FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for Shareholders and could have an adverse effect on the value of digital assets held in the Trust. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust could hold certain types of digital assets that are not within the scope of the Notice.
Prospective investors are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital assets in general.
Future tax developments regarding the treatment of digital assets could adversely affect the value of the Shares.
As discussed above, many significant aspects of the U.S. federal income tax treatment of digital assets, such as the Portfolio Assets, are uncertain, and it is unclear what legislation or guidance regarding the treatment of digital assets for U.S. federal income tax purposes may be adopted or issued in the future. It is possible that any such legislation or guidance would have an adverse effect on the prices of digital assets, including on the price of the Portfolio Assets in the digital asset markets, and therefore may have an adverse effect on the value of the Shares. In addition, state, local or non-U.S. tax developments may also have an adverse effect on the value of digital assets and the Shares.
Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.
Future developments in the treatment of digital assets for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.
The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. However, it is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future.
The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital assets for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat currency. If a foreign jurisdiction with a significant share of the market of digital assets users imposes onerous tax burdens on digital asset users, or imposes sales or value-added tax on purchases and sales of digital assets for fiat currency, such actions could result in decreased demand for digital assets held by the Trust in such jurisdiction.
Any future guidance on the treatment of digital assets for state, local or non-U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital assets, including on the price of digital assets. As a result, any such future guidance could have an adverse effect on the value of the Shares.
A U.S. tax-exempt Shareholder may recognize “unrelated business taxable income” as a consequence of an investment in Shares.
Under the guidance provided in the Ruling and the FAQs, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. Moreover, staking rewards will, under certain circumstances, be treated as giving rise to taxable income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt shareholder should consult its tax adviser regarding whether such shareholder may recognize UBTI as a consequence of an investment in Shares.
The Trust may derive income that is treated as “effectively connected” with the conduct of a trade or business in the United States and non-U.S. Holders may be required to file a U.S. federal income tax return, and pay U.S. federal income tax on a net basis, as a result.
As discussed above, there currently is no guidance directly addressing whether or in what circumstances trading by a non-U.S. person in digital assets, or engaging in certain activities to generate yield on digital assets, could give rise to income that is effectively connected with the conduct of a trade or business in the United States (“effectively connected income”). Accordingly, while the Trust intends to take the position that it is not engaged in the conduct of a trade or business in the United States, there can be no complete assurance that the Trust will not earn effectively connected income. If the Trust were to earn effectively connected income, the Trust generally would be required to withhold amounts in respect of a non-U.S. Holder’s (as defined under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”) allocable share of such effectively connected income, and the non-U.S. Holder generally would be required to file a U.S. federal income tax return and pay U.S. federal income tax on that allocable share of effectively connected income, reduced by certain associated expenses. A non-U.S. Holder that is a corporation may also be subject to branch profits tax at a 30% rate (or such lower rate as is provided by an applicable income tax treaty) in respect of such effectively connected income.
Non-U.S. Holders may be subject to U.S. federal withholding tax on certain income derived by the Trust.
The Rulings and FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence, or income from engaging in certain activities to generate yield on digital assets, could be subject to the withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income (currently 30%). Non-U.S. persons should assume that, in the absence of guidance, a withholding agent (including the Trust) is likely to withhold on any such income (currently at a rate of 30%) recognized by a non-U.S. person in respect of its Shares.
If the Trust is required to withhold tax with respect to any Non-U.S. Holders, all Shareholders may bear the cost of such withholding.
Under certain circumstances, the Trust may be required to pay withholding tax with respect to allocations to non-U.S. Holders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the non-U.S. Holder, the Trust may not be able to cause the economic cost of such withholding to be borne by the non-U.S. Holder on whose behalf such amounts were withheld since the Trust does not intend to make any distributions. Under such circumstances, all Shareholders may bear the economic cost of the withholding, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.
Risks Related to Potential Conflicts of Interest
Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.
Under the Trust Agreement, the Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, including as a result of their existing or future business relationships with third parties, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:
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the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

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the Trust has agreed to indemnify the Sponsor, the Trustee and their respective affiliates pursuant to the Trust Agreement;

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the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

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the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles and their respective clients, and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

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the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

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affiliates of the Sponsor may start to have substantial direct investments in some or all of the Portfolio Assets, stablecoins (such as USDC) or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Reference Prices and, in turn, the value of the Shares;

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the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust; and

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the Sponsor may appoint an agent to act on behalf of the Shareholders, which agent may be the Sponsor or an affiliate of the Sponsor.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.
Affiliates of the Sponsor have existing business relationships with TMTG.
Yorkville, a direct parent company of the Sponsor, is a party to several commercial agreements with TMTG, the licensor of certain of its intellectual property to the Trust. These relationships could give rise to conflicts of interest that may negatively affect the Trust and the Shareholders. For example, Yorkville has been selected by TMTG to advise it on the creation, implementation and operation of various investments and financial products for Truth.Fi, a platform designed to offer investment products aligned with “America First” economic priorities. Such products may include additional exchange-traded products that may hold digital assets, including the Portfolio Assets. For example, on June 5, 2025, the Sponsor filed a registration statement on Form S-1 for Truth Social Bitcoin ETF, B.T., an exchange-traded fund that will invest its assets exclusively in bitcoin, and on June 16, 2025, the Sponsor filed a registration statement on Form S-1 for Truth Social Bitcoin and Ethereum ETF, B.T., an exchange-traded fund that will invest its assets in bitcoin and ether. Additionally, an affiliate of Yorkville has entered into a standby equity purchase agreement (the “SEPA”) with TMTG pursuant to which Yorkville has committed to purchase up to $2.5 billion in shares of TMTG’s common stock, subject to certain limitations and conditions set forth in the SEPA. Further, in connection with a $2.44 billion private placement of TMTG’s securities in May 2025, the proceeds of which will be used by TMTG to establish a bitcoin treasury, Yorkville Securities, LLC, an affiliate of the Sponsor, served as a co-lead placement agent, and the Digital Asset Custodian was selected to provide custody services for some of the bitcoin included in such treasury. These existing relationships with TPMG may be viewed by potential investors as affecting the Sponsor’s decisions concerning the Trust and its administration, for example by causing the Sponsor to refrain from taking actions that are in the best interests of the Trust but that could harm TMTG. This could make the Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect the trading prices of the Shares.
Pursuant to contractual arrangements, certain service providers are the exclusive service providers to the Trust.
Pursuant to certain contractual arrangements, Crypto.com and its affiliates exclusively provide certain services to the Trust, including as the Liquidity Provider and the Digital Asset Custodian. Foris DAX, Inc. and its affiliates may also provide other services to the Trust in the future on an exclusive basis. While the Sponsor believes that such services are or will be provided on terms no worse than prevailing market terms, the exclusivity of these arrangements may nevertheless limit the Trust’s ability to select optimal service providers, potentially affecting the efficiency, quality and cost-effectiveness of the Trust’s operations. Additionally, any negative publicity or regulatory actions involving Crypto.com or its affiliates could have a direct impact on the operations of the Trust, including its ability to manage assets, facilitate trading or maintain its regulatory compliance. Such events could harm the Trust’s reputation, reduce investor confidence and negatively affect the market price of the Shares. Moreover, if Crypto.com or its affiliates experience operational, legal or financial difficulties, the Trust’s performance and operations may be adversely impacted, and the Trust could be unable to quickly replace these service providers without incurring additional costs or delays. Consequently, the exclusivity of these arrangements introduces risks that could materially affect the Trust’s operations and its attractiveness to potential investors, and therefore, the price of the Shares.
Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.
Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its Portfolio Assets. Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust, and the Trust may terminate.
The Digital Asset Custodian could resign or be removed by the Sponsor, which may trigger early dissolution of the Trust.
The Digital Asset Custodian has represented that it is a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and is licensed to custody the Trust’s Portfolio Assets in trust on the Trust’s behalf. However, if the Digital Asset Custodian resigns, is removed or is prohibited by applicable law or regulation to act as custodian, and no successor custodian has been employed, the Sponsor may direct the Trustee to dissolve the Trust in accordance with the terms of the Trust Agreement.
The Trust’s Authorized Participants act in similar or identical capacities for several competing exchange-traded Portfolio Asset products which may impact the ability or willingness of one or more Authorized Participants to participate in the creation and redemption process, adversely affect the Trust’s ability to create or redeem Baskets and adversely affect the Trust’s operations and ultimately the value of the Shares.
Many of the Trust’s Authorized Participants currently act or may in the future act in the same capacity for several competing exchange-traded Portfolio Asset products. Each Authorized Participant has limited balance sheet capacity, which means that, particularly during times of heightened market trading activity or market volatility or turmoil, Authorized Participants may not be able or willing to submit creation or redemption orders with the Trust or may do so in limited capacities. The inability or unwillingness of Authorized Participants to do so could lead to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial.

Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Trust’s Authorized Participants to submit creation or redemption orders with the Trust (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid-ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences.
Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.
The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.
Shareholders and Authorized Participants lack the right under the Digital Asset Custodian Agreement to assert claims directly against the Digital Asset Custodian, which significantly limits their options for recourse.
Neither the Shareholders nor any Authorized Participant has a right under the Digital Asset Custodian Agreement to assert a claim against the Digital Asset Custodian. Claims under the Digital Asset Custodian Agreement may only be asserted by the Sponsor on behalf of the Trust. These restrictions significantly limit the shareholders’ options of recourse against the Digital Asset Custodian.
There is no guarantee that every employee, officer, director or similar person associated with the Sponsor or the Trust Affiliates will comply with the Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.
While the Sponsor has adopted and implemented the Policies (as defined below) and will adopt standard operating practices requiring that certain applicable personnel pre-clear personal trading activity in which a Portfolio Asset is the referenced asset, there is no way to guarantee that every employee, officer, director or similar person associated with the Sponsor or the Trust Affiliates (as defined in “Conflicts of Interest — General”) will comply at all times with such Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor. This risk is present in traditional financial markets and is not unique to the Portfolio Assets. If such employees or others affiliated with the Sponsor or the Trust Affiliates, respectively, do engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor or the relevant Trust Affiliate, respectively, could be the target of civil or criminal fines, penalties, punishments or other regulatory or other sanctions or lawsuits or could be the target of an investigation, whether directly or indirectly, such as on a failure to diligently supervise theory. Any of these outcomes could cause the Trust and Shareholders to suffer harm.
The Sponsor and the Trust Affiliates may also participate in transactions related to Portfolio Assets, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the Portfolio Assets held by the Trust and, consequently, on the market value of the Portfolio Assets.

USE OF PROCEEDS
Proceeds received by the Trust from the issuance and sale of Baskets consist of cash deposits. Such cash deposits are held by the Cash Custodian or the Prime Execution Agent on behalf of the Trust until (i) transferred in connection with the purchase of Portfolio Assets, (ii) delivered to the Liquidity Provider in connection with a redemption of Baskets, (iii) staked, should the Trust decide to pursue any Staking activities and solely to the extent the Sponsor believes, in its sole discretion, that such Staking activities may be conducted in compliance with applicable law, or (iv) transferred (or converted to U.S. dollars, if necessary) to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor. See “Activities of the Trust — Trust Expenses.”

OVERVIEW OF THE BITCOIN NETWORK
Introduction
Bitcoin is a digital asset that is created and transmitted through the operations of the peer-to-peer Bitcoin Network, a decentralized network of computers that operates pursuant to cryptographic protocols. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by its user base. The Bitcoin Network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Bitcoin Blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin platforms that enable trading in bitcoin or in individual end-user-to-end-user transactions under a barter system.
The Bitcoin Network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. Rather, bitcoin is created and allocated by the Bitcoin Network’s cryptographic protocols through a “mining” process. The value of bitcoin is determined by the supply of and demand for bitcoin on bitcoin platforms or in private end-user-to-end-user transactions.
New bitcoin is created and rewarded to the miners of a block in the Bitcoin Blockchain for verifying transactions. The Bitcoin Blockchain is a shared database that includes all blocks that have been added by miners, and it is updated to include new blocks as they are added. Each bitcoin transaction is broadcast to the Bitcoin Network and, when included in a block, recorded in the Bitcoin Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Bitcoin Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network.
History of Bitcoin
The Bitcoin Network was initially contemplated in a white paper that also described bitcoin and the operating software to govern the Bitcoin Network. The white paper was purportedly authored by Satoshi Nakamoto. However, no individual with that name has been reliably identified as bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first bitcoin was created in 2009 after Nakamoto released the Bitcoin Network source code (the software and protocol that created and launched the Bitcoin Network). The Bitcoin Network has been under active development since that time by a loose group of software developers who have come to be known as core developers.
Overview of Bitcoin Network Operations
In order to own, transfer or use bitcoin directly on the Bitcoin Network (as opposed to through an intermediary, such as a trading platform), a person generally must have internet access to connect to the Bitcoin Network. Bitcoin transactions may be made directly between end users without the need for a third-party intermediary. To prevent the possibility of double-spending bitcoin, a user must notify the Bitcoin Network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Bitcoin Network mining process, which adds “blocks” of data, including recent transaction information, to the Bitcoin Blockchain.
Overview of Bitcoin Transfers
Prior to engaging in bitcoin transactions directly on the Bitcoin Network, a user generally must first install on its computer or mobile device a Bitcoin Network software program that will allow the user to generate a private and public key pair associated with a bitcoin address commonly referred to as a “wallet.” The Bitcoin Network software program and the bitcoin address also enable the user to connect to the Bitcoin Network and transfer bitcoin to, and receive bitcoin from, other users.

Each Bitcoin Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive bitcoin, the bitcoin recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the bitcoin. The recipient, however, does not make public or provide to the sender its related private key.
Neither the recipient nor the sender reveals its private keys in a transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the bitcoin contained in the associated address. When sending bitcoin, a user’s Bitcoin Network software program must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s Bitcoin Network software program to the Bitcoin Network to allow transaction confirmation.
Some bitcoin transactions are conducted “off-blockchain” and are therefore not recorded in the Bitcoin Blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding bitcoin or the reallocation of ownership of certain bitcoin in a digital wallet containing assets owned by multiple persons, such as a digital wallet maintained by a digital asset trading platform. In contrast to on-blockchain transactions, which are publicly recorded on the Bitcoin Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Off-blockchain transactions do not involve the transfer of transaction data on the Bitcoin Network and do not reflect a movement of bitcoin between addresses recorded in the Bitcoin Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of bitcoin ownership is not protected by the protocol behind the Bitcoin Network or recorded in, and validated through, the blockchain mechanism.
Summary of a Bitcoin Transaction
In a bitcoin transaction directly on the Bitcoin Network between two parties (as opposed to through an intermediary, such as a platform or a custodian), the following circumstances must initially be in place: (i) the party seeking to send bitcoin must have a Bitcoin Network public key, and the Bitcoin Network must recognize that public key as having sufficient bitcoin for the transaction; (ii) the receiving party must have a Bitcoin Network public key; and (iii) the spending party must have internet access with which to send its spending transaction.
The receiving party must provide the spending party with its public key and allow the Bitcoin Blockchain to record the sending of bitcoin to that public key. After the provision of a recipient’s Bitcoin Network public key, the spending party must enter the address into its Bitcoin Network software program along with the number of bitcoin to be sent. The number of bitcoin to be sent will typically be agreed upon between the two parties based on a set number of bitcoin or an agreed-upon conversion of the value of fiat currency to bitcoin.
Since every computation on the Bitcoin Network requires the payment of bitcoin, including verification and memorialization of bitcoin transfers, there is a transaction fee involved with the transfer, which is based on computation complexity and not on the value of the transfer and is paid by the payor with a fractional number of bitcoin.
After the entry of the Bitcoin Network address, the number of bitcoin to be sent and the transaction fees, if any, to be paid will be transmitted by the spending party. The transmission of the spending transaction results in the creation of a data packet by the spending party’s Bitcoin Network software program, which is transmitted onto the Bitcoin Network, resulting in the distribution of the information among the software programs of users across the Bitcoin Network for eventual inclusion in the Bitcoin Blockchain.
As discussed in greater detail below in “— Creation of New Bitcoin,” Bitcoin Network miners record transactions when they solve for and add blocks of information to the Bitcoin Blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the Bitcoin Blockchain to which the new block is being added and (iii) transactions that have occurred but have not yet been added to the Bitcoin Blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.
Upon the addition of a block included in the Bitcoin Blockchain, the Bitcoin Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Bitcoin Blockchain and reflect an adjustment to the bitcoin balance in each party’s Bitcoin Network public key, completing the bitcoin transaction. Once a transaction is confirmed on the Bitcoin Blockchain, it is irreversible.
Creation of New Bitcoin
New bitcoin is created through the mining process.
The Bitcoin Network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every 10 minutes, on average, a new block is added to the Bitcoin Blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 3.125 bitcoin. Due to the nature of the algorithm for block generation, this process (called “proof-of-work” consensus) is random. Over time, rewards are expected to be proportionate to the computational power of each machine.
The process by which bitcoin is “mined” results in new blocks being added to the Bitcoin Blockchain and new bitcoin tokens being issued to the miners. Computers on the Bitcoin Network engage in a set of prescribed complex mathematical calculations in order to add a block to the Bitcoin Blockchain and thereby confirm bitcoin transactions included in that block’s data.
To begin mining, a user can download and run Bitcoin Network mining software, whereby the user’s computer acts as a “node” on the Bitcoin Network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can be solved and added to the Bitcoin Blockchain by only one miner. Therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process of constantly seeking to increase their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every 10 minutes. A miner’s proposed block is added to the Bitcoin Blockchain once a majority of the nodes on the Bitcoin Network confirm the miner’s work. Miners that are successful in adding a block to the Bitcoin Blockchain are automatically awarded bitcoin for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new bitcoin enter circulation.
The Bitcoin Network is designed in such a way that the reward for adding new blocks to the Bitcoin Blockchain decreases over time. More specifically, the reward rate halves approximately every four years. Once new bitcoin tokens are no longer awarded for adding a new block (expected to occur in the year 2140), miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.
Limits on Bitcoin Supply
Under the source code that governs the Bitcoin Network, the supply of new bitcoin is mathematically controlled so that the number of bitcoin grows at a limited rate pursuant to a preset schedule. The number of bitcoin awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Bitcoin Blockchain, approximately every four years. Currently, the fixed reward for solving a new block is 3.125 bitcoin per block, and this is expected to decrease by half to become 1.5625 bitcoin in approximately mid-2028. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will increase at a controlled rate until the number of bitcoin in existence reaches the predetermined 21 million bitcoin. However, the 21 million supply cap could be changed pursuant to a hard fork. For further information, see “Risk Factors — Risks Related to Digital Asset Markets — Changes to supply constraints, or the inability to modify fixed supplies, may adversely affect the value, functionality and liquidity of certain of the Portfolio Assets.” As of June 30, 2025, approximately 19.9 million bitcoin were outstanding, and the date when the 21 million bitcoin limitation will be reached is estimated to be the year 2140.
Modifications to the Bitcoin Protocol
Bitcoin is an open-source project with no official developer or group of developers that controls the Bitcoin Network. However, the Bitcoin Network’s development is overseen by a core group of developers. The core developers are able to access, and can alter, the Bitcoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code. The release of updates to the Bitcoin Network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the bitcoin source code by downloading the proposed modification of the Bitcoin Network’s source code. A modification of the Bitcoin Network’s source code is effective only with respect to the bitcoin users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the premodification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors — Risks Related to Digital Assets — A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.” Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin Network only if accepted by participants collectively having most of the processing power on the Bitcoin Network.
There have been several forks in the Bitcoin Network, including, but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others.
Core development of the Bitcoin Network source code has increasingly focused on modifications of the Bitcoin Network protocol to increase speed and scalability and also allow for nonfinancial, next-generation uses. For example, following the activation of Segregated Witness on the Bitcoin Network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-Bitcoin Blockchain transfers of the ownership of bitcoin without the need of a trusted third party. The system utilizes bidirectional payment channels that consist of multi-signature addresses. One on-blockchain transaction is needed to open a channel and another on-blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties, who are engaging in real bitcoin transactions without broadcasting them to the Bitcoin Network. New transactions will replace previous transactions and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin Network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Bitcoin Blockchain. The Trust’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their nonfinancial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin Network as a whole. Conversely, projects that operate and are built within the Bitcoin Blockchain may increase the data flow on the Bitcoin Network and could either “bloat” the size of the Bitcoin Blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Bitcoin Blockchain or the Bitcoin Network.
Forms of Attack Against the Bitcoin Network
All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Network contains certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to prevent new transactions from confirmation, and reverse new transactions that are completed while they are in control of the network, effectively enabling them to double-spend their bitcoin.
In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin Network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.
Market Participants
Miners
Miners are primarily professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.
Investment and Speculative Sector
This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change.
Retail Sector
The retail sector includes users transacting in direct peer-to-peer bitcoin transactions through the direct sending of bitcoin over the Bitcoin Network, as well as users accessing bitcoin through digital asset platforms. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.
Service Sector
This sector includes companies that provide a variety of services, including the buying, selling, payment processing and storing of bitcoin. Bitstamp by Robinhood, Coinbase, Kraken and LMAX Digital are some of the larger bitcoin trading platforms by volume traded. Foris DAX Trust Company, LLC, the Digital Asset Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store bitcoin for users. If the Bitcoin Network grows in adoption, it is anticipated that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network.
Competition
More than 10,000 other digital assets have been developed since the inception of bitcoin; currently bitcoin is the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it and the network of individuals and entities that are using bitcoin in transactions. Some industry groups are also creating private, permissioned blockchain versions of digital assets. See “Risk Factors — Risks Related to the Digital Asset Markets — Competition from the emergence or growth of other digital assets or methods of investing in the Portfolio Assets could have a negative impact on the prices of the Portfolio Assets and adversely affect the value of the Shares.”
Government Oversight, Though Increasing, Remains Limited
As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, the SEC, the OCC, the CFTC, FINRA, the CFPB,

the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset platform markets, with a particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of platforms or other service providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. However, no U.S. federal or state agency exercises comprehensive supervisory jurisdiction over global or domestic markets for bitcoin.
In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that certain digital assets or activities involving them, including, without limitation, those sold initial coin offerings (“ICOs”), may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm or criminal activity stemming from virtual currency activity. The U.S. Treasury Department has expressed concern regarding digital assets’ potential to be used to fund illicit activities and may seek to implement new regulations governing digital asset activities to address these concerns.
Various foreign jurisdictions have adopted, and may continue to adopt, in the near future, laws, regulations or directives that may affect the Bitcoin Network, digital asset platforms and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in their jurisdictions or globally, or otherwise negatively affect the value of bitcoin. The effect of any future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.
See “Risk Factors — Risks Related to the Regulation of the Trust and the Shares — Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of the Portfolio Assets or the Shares.”

OVERVIEW OF THE ETHEREUM NETWORK
Introduction
Ether is a digital asset that is created and transmitted through the operations of the peer-to-peer Ethereum Network, a network of computers, known as nodes, that operates pursuant to cryptographic protocols. No single entity owns or operates the Ethereum Network, the infrastructure of which is collectively maintained by a distributed user base. Ether is not issued by governments, banks or any other centralized authority. The Ethereum Network allows people to exchange tokens of value, called ether, which are recorded on a public transaction ledger known as the Ethereum Blockchain. Ether can be used to pay for goods and services, including computational power on the Ethereum Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset exchanges or in individual end-user-to-end-user transactions under a barter system.
The Ethereum Network allows users to write and implement computer programs called smart contracts — that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum Network. Smart contract operations are executed on the Ethereum Blockchain in exchange for payment of ether. The Ethereum Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money and payments system.
The Ethereum Network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of ether. Rather, following the initial distribution of ether, ether is created, burned and allocated by the Ethereum Network protocol through a process that is currently subject to an issuance and burn rate as further described under “— Limits on Ether Supply” below. The value of ether is determined by the supply of and demand for ether on the digital asset exchanges or in private end-user-to-end-user transactions. There is no hard cap which would limit the number of outstanding ether at any one time to a predetermined maximum.
New ether is created and rewarded to the validators of a block in the Ethereum Blockchain for verifying transactions. The Ethereum Blockchain is effectively a decentralized database that includes all blocks that have been validated and it is updated to include new blocks as they are validated. Each ether transaction is broadcast to the Ethereum Network and, when included in a block, recorded in the Ethereum Blockchain. As each new block records outstanding ether transactions, and outstanding transactions are settled and validated through such recording, the Ethereum Blockchain represents a complete, transparent and unbroken history of all transactions of the Ethereum Network. For further details, see “— Creation of New Ether.”
Among other things, ether is used to pay for transaction fees and computational services (e.g., smart contracts) on the Ethereum Network; users of the Ethereum Network pay for the computational power of the machines executing the requested operations with ether. Requiring payment in ether also is designed to ensure that the Ethereum Network remains economically viable by compensating people for their contributed computational resources and making it costly to spam the network.
Assets in the Ethereum Network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. An ether “wallet” is a collection of a public Ethereum address and its associated private key. This design allows only the owner of ether to send ether, the intended recipient of ether to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.
Transaction fees (including transactions that involve the operation of smart contracts) are only payable in ether. An Ethereum improvement proposal known as EIP-1559 simplified the transaction fee process. Instead of performing complex calculations to estimate the fee that is charged (“gas”), users instead pay an algorithmically determined transaction fee set by the protocol itself. Gas price is often a small fraction of ether, which is denoted in the unit of Gwei (10^9 Gwei = 1 ether). Gas is essential in sustaining the Ethereum Network. It motivates validators to process and verify transactions for a monetary reward. Gas price fluctuates with supply. Gas has another important function in preventing unintentional waste of energy. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used.
In 2022, the Ethereum Network implemented software upgrades and other changes to its protocol, including the adoption of network upgrades collectively referred to as the Merge, or Ethereum 2.0. Ethereum 2.0 aimed to improve the network’s speed, scalability, efficiency, security, accessibility and transaction throughput in part by reducing its energy footprint and decreasing transaction times for the network. As part of Ethereum 2.0, in mid-September 2022, a shift from the proof-of-work to the proof-of-stake model occurred. Ethereum 2.0 also encompassed the addition of other new features, such as “sharding.” Sharding is a multi-phase upgrade to improve Ethereum’s scalability and capacity. Shard chains spread the network’s load across numerous new chains splitting the data processing responsibility among many nodes and allowing for parallel processing and validation of transactions. Sharding makes it easier to run a node by keeping hardware requirements low. A digital asset network’s consensus mechanism is an aspect of its source code, and any failure to properly implement such a change could have a material adverse effect on the value of ether and the value of the Shares. The move to proof-of-stake may subject Ethereum and ether to new and unexpected vulnerabilities not applicable to proof-of-work consensus models.
History of Ethereum
The Ethereum Network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with bitcoin, with the goal of creating a peer-to-peer, open-source network enabling users to create so-called decentralized applications powered by smart contracts. By combining the Ethereum Blockchain with a flexible scripting language that is designed to be capable of implementing sophisticated logic and executing a wide variety of instructions, the Ethereum Network was designed to act as a programmable infrastructure layer that would enable users to create their own rules for ownership, transaction formats and state transition functions that they could build into custom software programs of their own creation. The formal development of the Ethereum Network began through a Swiss firm called Ethereum Switzerland GmbH (“EthSuisse”) in conjunction with several other entities. Subsequently, the Ethereum Foundation, a Swiss nonprofit organization, was set up to oversee the protocol’s development. The Ethereum Network went live on July 30, 2015. Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum Network, either of which could have an adverse impact on the value of ether.
Ether is the digital asset that powers the Ethereum Network and serves as the network’s native unit of account used to pay transaction fees to the protocol itself and to validators. Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum Network. For additional information on the initial distribution, see “— Creation of New Ether.” Coinciding with the network launch, it was decided that EthSuisse would be dissolved, designating the Ethereum Foundation as the sole organization dedicated to protocol development.
Smart Contracts and Development on the Ethereum Network
Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets, among other actions.

Development on the Ethereum Network involves building more complex tools on top of smart contracts, such as dApps, decentralized autonomous organizations (“DAOs”) and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charities satisfy certain predefined conditions.
Moreover, the Ethereum Network has also been used as a platform for creating new digital assets. A majority of digital assets not issued as the native token on their own blockchains were built on the Ethereum Network, with such assets representing a significant amount of the total market value of all digital assets.
More recently, the Ethereum Network has been used for DeFi platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by replacing third-party intermediaries with autonomous code. DeFi platforms can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reference asset such as fiat currency.
In addition, the Ethereum Network and other smart contract platforms have been used for creating NFTs. Unlike digital assets native to smart contract platforms which are fungible, NFTs allow for digital ownership of unique assets that convey certain rights to other digital or real-world assets. For example, an NFT may convey rights to a digital asset that exists in an online game or a dApp, and users can trade their NFTs in the dApp or game and carry them to other digital experiences.
The DAO and Ethereum Classic
In July 2016, the Ethereum Network experienced what is referred to as a permanent hard fork that resulted in two different versions of its blockchain: Ethereum and Ethereum Classic.
In April 2016, a blockchain solutions company known as Slock.it announced the launch of a decentralized autonomous organization, known as “The DAO,” on the Ethereum Network. The DAO was designed as a decentralized crowdfunding model, in which anyone could contribute ether tokens to The DAO in order to become a voting member and equity stakeholder in the organization. Members of The DAO could then make proposals about different projects to pursue and put them to a vote. By committing to profitable projects, members would be rewarded based on the terms of a smart contract and their proportional interest in The DAO. As of May 27, 2016, $150 million, or approximately 14% of all ether outstanding, was contributed to, and invested in, The DAO.
On June 17, 2016, an anonymous hacker exploited The DAO’s smart contract code to syphon approximately $60 million, or 3.6 million ether, into a segregated account. Upon the news of the breach, the price of ether was quickly cut in half as investors liquidated their holdings and members of the Ethereum community worked to develop a solution.
In the days that followed, several attempts were made to retrieve the stolen funds and secure the Ethereum Network, but none were successful. Members of the community subsequently coalesced around performing a hard fork that would create an entirely new version of the Ethereum Blockchain, erasing any record of the theft, and restoring the stolen funds to their original owners. The counterargument was that it would be antithetical to the core principle of immutability of the Ethereum Blockchain.
The decision over whether or not to hard fork the Ethereum Blockchain was put to a vote of Ethereum community members. A majority of votes were cast in favor of a hard fork. On July 15, 2016, a hard fork specification was implemented by the Ethereum Foundation. On July 20, 2016, the Ethereum Network completed the hard fork, and a new version of the blockchain, without recognition of the theft, went live.
Many believed that after the hard fork the original version of the Ethereum Blockchain would dissipate entirely. However, a group of validators continued to mine the original Ethereum Blockchain for philosophical and economic reasons. On July 20, 2016, the original Ethereum protocol was rebranded as Ethereum Classic, and its native token as ether classic (“ETC”), preserving the untampered transaction history (including the DAO theft). Following the hard fork of Ethereum, each holder of original ether (subsequently regarded as ETC) automatically received an equivalent number of new ether (subsequently regarded as simply “ether”).
Overview of the Ethereum Network’s Operations
In order to own, transfer or use ether directly on the Ethereum Network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Ethereum Network. Ether transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ether, a user must broadcast the transaction data to the Ethereum Network. The Ethereum Network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Ethereum Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Ethereum Network validation process, which adds “blocks” of data, including recent transaction information, to the Ethereum Blockchain.
Summary of an Ether Transaction
A “transaction request” refers to a request to the Ethereum Network made by a user, in which the requesting user (the “sender”) asks the Ethereum Network to send some ether or execute some code. A “transaction” refers to a fulfilled transaction request and the associated change in the Ethereum Network’s state. An Ethereum Client is a software application that implements the Ethereum Network specification and communicates with the Ethereum Network. A node is a computer or other device, such as a mobile phone, running an individual Ethereum Client that is connected to other computers also running their own Ethereum Clients, which collectively form the Ethereum Network. Nodes can be full nodes (meaning they host a local copy of the entire Ethereum Blockchain) or light nodes, which only host a local copy of a sub-portion of the full Ethereum Blockchain with reduced data. Nodes may (but do not have to) be validators, which requires them to download an additional piece of software in the node’s Ethereum Client and stake a certain amount of ether, which is discussed below.
Any user can broadcast a transaction request to the Ethereum Network from a node located on the network. A user can run its own node, or it can connect to a node operated by others. For the transaction request to actually result in a change to the current state of the Ethereum Network, it must be validated, executed and “committed to the network” by another node (specifically, a validator node). Execution of the transaction request by the validator results in a change to the state of the Ethereum Network once the transaction is broadcast to all other nodes across the Ethereum Network. Transactions can include, for example, sending ether from one account to another, as discussed below; publishing a new smart contract onto the Ethereum Network; or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request.
The Ethereum Blockchain can be thought of as a ledger recording a history of transactions and the balances associated with individual accounts, each of which has an address on the Ethereum Network. An Ethereum Network account can be used to store ether. There are two types of Ethereum accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code. Externally owned accounts are controlled by users, do not contain executable code and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is “called” by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ether or perform other operations. Both externally owned accounts and smart contract accounts can be used to send, hold or receive ether, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum Network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ether, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract or change how the smart contract receives external inputs and data, among others.
Accounts depend on nodes to access the peer-to-peer Ethereum Network. Through the node’s Ethereum Client, a user’s Ethereum wallet and its associated Ethereum Network address enable the user to connect to the Ethereum Network and transfer ether to, and receive ether from, other users, and interact with smart contracts, on a peer-to-peer basis. A user with an externally owned account can either run its own node (and its own Ethereum Client) and connect that node to its Ethereum wallet, allowing it to make transactions from its Ethereum wallet on the Ethereum Network, or a user’s wallet can connect to third-party nodes operated as a service (e.g., Infura) and access the Ethereum Network that way. Multiple accounts can access the Ethereum Network through one node.
Each user’s Ethereum wallet is associated with a unique “public key” and “private key” pair. To receive ether in a peer-to-peer transaction, the ether recipient must provide its public key to the sender. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The sender approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the sender is transferring the ether. The recipient, however, does not make public or provide to the sender the recipient’s related private key, only its public key.
Neither the recipient nor the sender reveals its private keys in a peer-to-peer transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses its private key, the user may permanently lose access to the ether contained in the associated address. When sending ether, a user’s Ethereum wallet must sign the transaction with the sender’s associated private key. In addition, since every computation on the Ethereum Network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the sender to the Ethereum Network itself (“base fee”), plus additional transaction fees the sender can elect (or not) to pay at their discretion to the validators who validate their transaction (“tip”). The resulting digitally signed transaction is sent by the user’s Ethereum wallet, via a node (whether run by the user or operated by others), to other Ethereum Network nodes, who in turn broadcast it on a peer-to-peer basis to validators to allow transaction confirmation.
Ethereum Network validators record and confirm transactions when they validate and add blocks of information to the Ethereum Blockchain. Validators operate through nodes whose Ethereum Clients have an extra piece of software that permits the node to perform validation transactions. In a proof-of-stake consensus protocol like that used by the Ethereum Network, validators compete to be randomly selected to validate transactions. A validator must stake 32 ether to become a validator, which allows it to activate a unique validator key pair (consisting of a public and private validator key). Each stake of 32 ether results in issuance of a validator key pair, meaning that multiple validators can operate through a single validator node (including a validator node operated by a third party as a service). Validators may engage in two categories of activities: first, they may propose blocks (“proposers”) and second, they may approve a proposer’s block (“attesters”). Staking more ether (in chunks of 32 ether) can increase the numerical chances that a given validator will be randomly selected to propose a new block. When a validator is randomly selected by the protocol’s algorithm to propose a block, it creates that block, which includes data relating to (i) the verification of newly submitted transaction requests submitted by senders and (ii) a reference to the prior block in the Ethereum Blockchain to which the new block is being added. The proposing validator becomes aware of outstanding transaction requests through peer-to-peer data packet transmission and distribution enforced by the Ethereum protocol rules, which connects the proposer to users who want transactions recorded. If — once created — the proposing validator’s block is confirmed by a committee of randomly selected attesters, the block is broadcast to the Ethereum Network and added to the Ethereum Blockchain. Any smart contract code that has been called by the transaction request is also executed (provided the requisite fee is paid for the Ethereum Network’s computational power associated with executing the code). Upon the addition of a block included in the Ethereum Blockchain, an adjustment to the ether balance in both the sender and recipient’s Ethereum Network public key will occur, completing the ether transaction. Once a transaction is confirmed on the Ethereum Blockchain, it is irreversible.
As a reward for their services in adding the block to the Blockchain, both the proposing validator and the attesting validators receive newly minted ether from the Ethereum Network. If the proposing validator’s block is determined by the approving validator committee to be faulty or to break protocol rules, the proposer is penalized by having its staked ether reduced. Validators can also be penalized for attesting to transactions that break protocol rules or are inconsistent with the majority of other validators, or for inactivity or missing attestations that the Ethereum Network protocol assigned to them. In extreme cases, a proposing or attesting validator can be “slashed,” meaning forcibly ejected by other validators, with its staked ether continuously drained, potentially up to the loss of its entire stake. In this way, the Ethereum Network attempts to reduce double-spend and other attacks by validators and incentivize validator integrity.
Some ether transactions are conducted “off-blockchain” and are therefore not recorded in the Ethereum Blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ether or the reallocation of ownership of certain ether in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset exchange. If a transaction can also take place through a centralized digital asset exchange or a custodian’s internal books and records, it is not broadcast to the Ethereum Network or recorded on the Ethereum Blockchain. In contrast to on-blockchain transactions, which are publicly recorded on the Ethereum Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not peer-to-peer ether transactions in that they do not involve a transaction on the Ethereum Network and do not reflect a movement of ether between addresses recorded in the Ethereum Blockchain. For these reasons, off-blockchain transactions are not necessarily immutable or irreversible as any such transfer of ether ownership is not cryptographically protected by the protocol behind the Ethereum Network or recorded in, and validated through, the blockchain mechanism.
Ether has generally exhibited high price volatility relative to more traditional asset classes. One volatility measure, standard deviation, is based on the variability of historical price returns. A higher standard deviation indicates a wider dispersion of past price returns and thus greater historical volatility.
Creation of New Ether
Initial Creation of Ether
Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum Network. The initial 72.0 million ether were distributed as follows:
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Initial Distribution:   60.0 million ether, or 83.33% of the supply, was sold to the public in a crowd sale conducted between July and August 2014 that raised approximately $18 million.

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Ethereum Foundation:   6.0 million ether, or 8.33% of the supply, was distributed to the Ethereum Foundation for operational costs.

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Ethereum Developers:   3.0 million ether, or 4.17% of the supply, was distributed to developers who contributed to the Ethereum Network.

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Developer Purchase Program:   3.0 million ether, or 4.17% of the supply, was distributed to members of the Ethereum Foundation to purchase at the initial crowd sale price.

Following the launch of the Ethereum Network, ether supply initially increased through a progressive validation process. Following the introduction of EIP-1559, described below, ether supply and issuance rates vary based on factors such as recent use of the network.

Proof-of-Work Validation Process
Prior to September 2022, Ethereum operated using a proof-of-work consensus mechanism. Under proof-of-work, in order to incentivize those who incurred the computational costs of securing the network by validating transactions, there was a reward given to the computer (under proof-of-work, nodes that participate in proposing and verifying new blocks were known as “miners”) that was able to create the latest block on the chain. Every 12 seconds, on average, a new block was added to the Ethereum Blockchain with the latest transactions processed by the network, and the miner that generated this block was awarded a variable amount of ether, depending on use of the network at the time. In certain validation scenarios, ether was sometimes sent from one miner to another if it was also able to find a solution but its block was not included. This is referred to as an “uncle/aunt reward.” Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) was guaranteed to be random. Prior to the Merge upgrade (described below) miners on the Ethereum Network engaged in a set of prescribed complex mathematical calculations in order to add a block to the Ethereum Blockchain and thereby confirm ether transactions included in that block’s data.
Proof-of-Stake Process
In the second half of 2020, the Ethereum Network began the first of several stages of an upgrade that was initially known as “Ethereum 2.0” and eventually became known as the “Merge” to transition the Ethereum Network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism. The Merge was completed on September 15, 2022, and the Ethereum Network has operated on a proof-of-stake model since such time.
Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” tokens to compete to be randomly selected to validate transactions and are rewarded in tokens. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is commonly regarded as more energy efficient than proof-of-work. Approximately every 12 seconds, a new block is added to the Ethereum Blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded ether.
Limits on Ether Supply
The rate at which new ether are issued and put into circulation is expected to vary. In September 2022 the Ethereum Network converted from proof-of-work to a new proof-of-stake consensus mechanism. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network. In addition, the issuance of new ether could be partially or completely offset by the burn mechanism introduced by the EIP-1559 modification, under which ether are removed from supply at a rate determined by network usage. On many occasions, the ether supply has been deflationary over 24-hour periods as a result of the burn mechanism. The attributes of the new consensus algorithm are subject to change, but in sum, the new consensus algorithm and related modifications reduced total new ether issuances and may turn the ether supply deflationary over the long term.
As of June 30, 2025, approximately 121 million ether were outstanding.
Modifications to the Ethereum Protocol
The Ethereum Network is an open-source project with no official developer or group of developers that controls it. However, historically the Ethereum Network’s development has been overseen by the Ethereum Foundation and other core developers. The Ethereum Foundation and core developers are able to access and alter the Ethereum Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Ethereum Network’s source code. However, the release of proposed updates to the Ethereum Network’s source code by core developers does not guarantee that the updates will be automatically adopted. Nodes must accept any changes made to the Ethereum source code by choosing to download the proposed modification of the Ethereum Network’s source code in their individual Ethereum Client, and ultimately a critical mass (in practice, a substantial majority) of validators and users — such as dApp and smart contract developers, as well as users of dApps and smart contracts, and anyone else who transacts on the Ethereum Blockchain or the Ethereum Network — must support the shift, or the upgrades will lack adoption. A modification of the Ethereum Network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. If a modification is accepted only by a percentage of nodes, a division in the Ethereum Network will occur such that one network will run the premodification source code and the other network will run the modified source code. Such a division is known as a “fork.” A temporary or permanent “fork” of the Ethereum Blockchain could adversely affect the value of the Shares. Consequently, as a practical matter, a modification to the source code becomes part of the Ethereum Network only if accepted by a sufficiently broad cross-section of the Ethereum Network’s participants.
For example, in 2019 the Ethereum Network completed a network upgrade called Metropolis that was designed to enhance the usability of the Ethereum Network and was introduced in two stages. The first stage, called Byzantium, was implemented in October 2017. The purposes of Byzantium were to increase the network’s privacy, security and scalability and to reduce the block reward for validators (at that time, validators on the proof-of-work consensus version of Ethereum were known as “miners”) who created new blocks in proof-of-work consensus from 5.0 ether to 3.0 ether. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. Another network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more resistant to denial-of-service attacks, to enable greater ether and Zcash interoperability as well as other Equihash-based proof-of-work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. The purposes of these upgrades were to prepare the Ethereum Network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ether to 2.0 ether.
In the second half of 2020, the Ethereum Network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum Network’s consensus mechanism to include proof-of-stake and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others).
Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next-generation uses. Future upgrades to the Ethereum protocol and Ethereum Blockchain to address scaling issues — such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand — have been discussed by network participants, such as “sharding.” The purpose of sharding, which has been discussed for years, is to increase scalability of the Ethereum Blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum Network.
The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and dApps outside of the main Ethereum Network and Ethereum Blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions that are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum Network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum Network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum Network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum Blockchain where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves). By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels,” which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum Blockchain (the transaction opening the state channel, and the transaction closing the channel); and “side chains,” in which an entire Layer 2 blockchain network with similar capabilities similar to those of the existing Layer 1 Ethereum Blockchain runs in parallel with the existing Layer 1 Ethereum Blockchain and allows smart contracts and dApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum Network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.
Apart from solutions designed to address scalability challenges, there have been other upgrades as well. In 2021, the Ethereum Network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate the fees paid to validators. EIP-1559 resulted in the splitting of fees into two components: a base fee and tip. Ether used to pay the base fee as a result of EIP-1559 is removed from circulation, or “burnt,” and the tip is paid to validators. EIP-1559 has reduced the total net issuance of ether fees to validators. Future updates may impact the supply of or demand for ether or its price.
The Trust’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for ether and the utility of the Ethereum Network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Ethereum Blockchain, demand for ether could potentially be reduced. Also, projects that operate and are built within the Layer 1 Ethereum Blockchain and the Ethereum Network may increase the data flow on the Ethereum Network and could either “bloat” the size of the Ethereum Blockchain or slow confirmation times.
Forms of Attack Against the Ethereum Network
All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Ethereum Network contains certain flaws. For example, the Ethereum Network is currently vulnerable to a “>50% attack” whereby, if a validator or group of validators acting in concert were to gain control of more than 50% of the staked ether, a malicious actor would be able to gain full control of the network and the ability to manipulate the Ethereum Blockchain. As of the date of this prospectus, the top three largest staking pools controlled nearly 50% of the ether staked on the Ethereum Network.
Many digital asset networks have been subjected to a number of denial-of-service attacks, which has led to temporary delays in block creation and in the transfer of ether. Any similar attacks on the Ethereum Network that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of the Shares.
Market Participants
Validators
In proof-of-stake, validators risk or stake coins to compete to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the penalization or, in extreme cases, slashing of a portion of the staked coins.

Validators range from Ethereum enthusiasts to professional operations that design and build dedicated machines and data centers. On the Ethereum Network, a validator must stake 32 ether in order to participate in maintaining the network. When a validator confirms a transaction, the validator receives fees, including a base fee and a discretionary tip. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, particularly tips, an incentive system known as “Maximal Extractable Value” (“MEV”). For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum Network, users may attempt to gain an advantage over other users by increasing offered transaction fees to incentivize validators to give their submitted transaction requests priority. Certain software services, such as Flashbots, have been developed to facilitate validators in capturing MEV produced by these increased fees.
Investment and Speculative Sector
This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.
Retail Sector
The retail sector includes users transacting in direct peer-to-peer ether activity through the direct sending of ether over the Ethereum Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of ether as a means of payment is still developing and has not been accepted in the same manner as bitcoin due to ether’s relative nascency and because ether has a generally different purpose than bitcoin.
Service Sector
This sector includes companies that provide a variety of services, including the buying, selling, payment processing and storing of ether. For example, Crypto.com, Coinbase, Kraken, Bitstamp by Robinhood, Gemini and LMAX Digital are some of the largest digital asset exchanges by volume traded. Foris DAX Trust Company, LLC, the Digital Asset Custodian of the Trust, is a digital asset custodian that provides custodial accounts that store ether for users. As the Ethereum Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Ethereum Network.
Competition
Thousands of other digital assets have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While ether has enjoyed some success in its limited history, the aggregate value of outstanding ether is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. In addition, while ether was the first digital asset with a network that served as a smart contracts platform, a number of newer digital assets also function as smart contracts platforms, including Solana, Avalanche and Cardano. Some industry groups are also creating private, permissioned blockchain versions of Ethereum.

OVERVIEW OF THE SOLANA NETWORK
Introduction
SOL is a digital asset that can be transferred among participants on the Solana Network on a peer-to-peer basis via the internet.
No single entity is known to own or operate the Solana Network, the infrastructure of which is collectively maintained by what is understood to be a decentralized user base. The Solana Network allows people to exchange tokens of value, called SOL, which are recorded on a public transaction ledger known as a blockchain. SOL can be used to pay for goods and services, including computational power on the Solana Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Solana Network was designed to allow users to write and implement smart contracts — that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than SOL on the Solana Network. Smart contract operations are executed on the Solana Blockchain in exchange for payment of SOL. Like the Ethereum Network, the Solana Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.
The Solana protocol introduced the Proof-of-History timestamping mechanism. PoH orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like the Bitcoin Network or the Ethereum Network, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users or may be subject to outages or fail to function as intended. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.
In addition to the PoH mechanism described above, the Solana Network uses a proof-of-stake consensus mechanism to incentivize SOL holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.”
The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper. Development of the Solana Network is overseen by the Solana Foundation, a Swiss nonprofit organization, and the Solana Labs.
In order to own, transfer or use SOL directly on the Solana Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Solana Network. SOL transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending SOL, a user must notify the Solana Network of the transaction by broadcasting the transaction data to its network peers. The Solana Network provides confirmation against double-spending by memorializing every transaction in the Solana Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Solana Network validation process, which adds “blocks” of data, including recent transaction information, to the Solana Blockchain. Unlike other blockchains that rely solely on sequential production of blocks through PoW or PoS mechanisms, the Solana Network introduces PoH, which creates a historical record for determining that an event has occurred at a specific moment in time.

Smart Contracts and Development on the Solana Network
Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.
Development on the Solana Network includes building more complex tools using smart contracts, such as dApps and organizations that are autonomous, known as DAOs. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions. In total, as of June 30, 2025, more than 400 dApps were built on the Solana Network, including dApps in the collectible nonfungible token, gaming, music streaming and DeFi categories.
Additionally, the Solana Network has been used for DeFi platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets and exchange one digital asset for another.
Further, the Solana Network and other smart contract platforms have been used for creating and exchanging NFTs. For example, an NFT may convey rights to a digital asset that exists in an online game or a dApp, and users can trade their NFT in the dApp or game, and carry them to other digital experiences.
Solana Protocol Development and Modifications
Historically the Solana Network’s development has been overseen by Solana Labs, the Solana Foundation and other core developers. Solana Labs, the Solana Foundation and core developers are able to access and alter the Solana Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Solana Network’s source code. For example, in March 2020, Solana Labs and the Solana Foundation launched the Mainnet Beta version of the Solana Network, one month after launching the testnet, Tour de SOL. Solana Labs led the development of these reference implementations. The release of updates to the Solana Network’s source code does not guarantee that the updates will be automatically adopted. Nodes must accept any changes made to the Solana source code by downloading the proposed modification of the Solana Network’s source code. A modification of the Solana Network’s source code is only effective with respect to the nodes that download it. If a modification is accepted only by a percentage of nodes, a division in the Solana Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors — Related to Digital Assets — A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.” Consequently, as a practical matter, a modification to the source code becomes part of the Solana Network only if accepted by participants collectively having a majority of the processing power on the Solana Network.
Core development of the Solana source code has increasingly focused on modifications of the Solana protocol to increase speed and scalability and also allow for additional financial and non-financial uses. The Trust’s activities will not directly relate to such projects, though such projects may utilize SOL as tokens for the facilitation of their uses, thereby potentially increasing demand for SOL and the utility of the Solana Network as a whole. Conversely, projects that operate and are built within the Solana Blockchain may increase the data flow on the Solana Network and could either “bloat” the size of the Solana Blockchain or slow confirmation times.
Forms of Attack Against the Solana Network
All networked systems are vulnerable to various kinds of attacks. For example, the Solana Network is currently vulnerable to an attack where, if a party or group were to gain control of more than the relevant threshold of the staked SOL, a malicious actor would be able to gain control of the network and the ability to manipulate the Solana Blockchain. As of June 30, 2025, the top three largest staking pools controlled approximately 70% of the SOL staked on the Solana Network. In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation. For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as the Solana validators coordinated to upgrade and restart the network. Any similar attacks on the Solana Network that impact the ability to transfer SOL could have a material adverse effect on the price of SOL and the value of the Shares.
Summary of a SOL Transaction
Prior to engaging in SOL transactions directly on the Solana Network, a user generally must first install on its computer or mobile device a Solana Network software program that will allow the user to generate a private and public key pair associated with a SOL address. The Solana Network software program and the SOL address also enable the user to connect to the Solana Network and transfer SOL to, and receive SOL from, other users.
Each Solana Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive SOL, the SOL recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the SOL. The recipient, however, does not make public or provide to the sender its related private key.
Neither the recipient nor the sender reveals its private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the SOL contained in the associated address. Likewise, SOL is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending SOL, a user’s Solana Network software program must validate the transaction with the associated private key. In addition, since every computation on the Solana Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Solana Network software program to the Solana Network validators to allow transaction confirmation.
The Solana Network validators record and confirm transactions when they validate and add blocks of information to the Solana Blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Solana Blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.
Upon the addition of a block of SOL transactions, the Solana Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana Blockchain and reflect an adjustment to the SOL balance in each party’s Solana Network public key, completing the SOL transaction. Once a transaction is confirmed on the Solana Blockchain, it is irreversible.
Some SOL transactions are conducted “off-blockchain” and are therefore not recorded in the Solana Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding SOL or the reallocation of ownership of certain SOL in a pooled-ownership digital wallet, such as a digital wallet owned by a Digital Asset Trading Platform. In contrast to on-blockchain transactions, which are publicly recorded on the Solana Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions do not involve the transfer of transaction data on the Solana Network and do not reflect a movement of SOL between addresses recorded in the Solana Blockchain. For these reasons, off-blockchain transactions are subject to different risks as any such transfer of SOL ownership is not protected by the protocol behind the Solana Network or recorded in, and validated through, the blockchain mechanism.
Creation of New SOL
Initial Creation of SOL
500 million SOL were created in connection with the launch of the Solana Network. The initial 500 million SOL were distributed as follows:
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Third-party purchasers:   189 million SOL, or 37.8% of the supply, was sold in private sales to third-party purchasers conducted between 2018 to 2021.

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Solana Foundation:   52 million SOL, or 10.4% of the supply, was distributed to the Solana Foundation for operational costs incurred in the development of the Solana Network.

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Solana Labs, Inc.:   64 million SOL, or 12.8% of the supply, was retained by the Solana Labs to be used, at least in part, to compensate the employees of the Solana Labs.

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Community:   195 million SOL, or 39.0% of the supply, was distributed to the Solana Foundation to be deployed as bounties, incentive programs, marketing and grants.

Following the launch of the Solana Network, SOL supply increases through a progressive minting process.
Proof-of-Stake Process
Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work. Every 400 milliseconds, approximately, a new block is added to the Solana Blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded SOL.
Limits on SOL Supply
The rate at which new SOL supply has been minted and put into circulation has varied since network launch. Additionally, the Solana protocol reduces the SOL supply by eliminating 50% of transaction fees paid to the network. As a result, net changes in SOL supply are expected to vary in the future.
At network launch, the SOL circulating supply was 8 million SOL. Between network launch and June 30, 2025, the circulating supply of SOL increased by roughly 6,700% to approximately 534 million SOL. In February 2021, the SOL supply inflation rate was changed from 0.1% to a new initial inflation rate of 8%. The 8% initial inflation rate is scheduled to decline in 15% increments until a long-term inflation rate of 1.5% is reached. As of June 30, 2025, the SOL supply issuance rate was approximately 4.5% on an annual basis before any offsets for eliminated transaction fees.
SOL Market and SOL Exchanges
SOL can be transferred in direct peer-to-peer transactions through the direct sending of SOL over the Solana Blockchain from one SOL address to another. Among end-users, SOL can be used to pay other users of the Solana Network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Solana Blockchain or through third-party service providers. In addition to using SOL to engage in transactions, interested parties may purchase and sell SOL to speculate as to the value of SOL in the SOL market, or as a long-term investment to diversify their portfolio. The value of SOL within the market is determined, in part, by the supply of and demand for SOL in the global SOL market, market expectations for the adoption of SOL as a store of value, the number of merchants that accept SOL as a form of payment, and the volume of peer-to-peer transactions, among other factors. SOL spot markets provide investors with a website that permits investors to open accounts with the spot market and then purchase and sell SOL. Sale prices for trades on SOL trading platforms are typically reported publicly. An investor opening a trading account typically must deposit an accepted government-issued currency into their account with the trading platforms, or a previously acquired digital asset, before they can purchase or sell assets on the trading platforms. The process of establishing an account with an SOL trading platforms and trading SOL is different from, and should not be confused with, the process of users sending SOL from one SOL address to another SOL address on the Solana Blockchain. This latter process is an activity that occurs on the Solana Network, while the former is an activity that occurs offchain on the trading platform. The trading platforms typically records the investor’s ownership of SOL in its internal books and records, rather than on the Solana Blockchain. The trading platforms ordinarily does not transfer SOL to the investor on the Solana Blockchain unless the investor makes a request to the trading platforms to withdraw the SOL in their exchange account to an off-exchange SOL wallet. Outside of trading platforms, SOL can be traded over-the-counter (“OTC”) in transactions that are not publicly reported. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for SOL, investment managers, proprietary trading firms, high-net-worth individuals that trade SOL on a proprietary basis, entities with sizeable SOL holdings and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of SOL. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will then initiate the transaction. For example, a seller of SOL could initiate the transaction by sending the SOL to the buyer’s SOL address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on SOL trading platforms. Authorized Participants will deliver, or facilitate the delivery of, SOL or cash to the Trust’s account with the Digital Asset Custodian in exchange for Shares of the Trust, and the Trust, through the Digital Asset Custodian, will deliver SOL or cash when such Authorized Participants redeem Shares of the Trust.

OVERVIEW OF THE CRONOS NETWORK
Introduction
The Cronos ecosystem consists of:
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the Cronos Network Chain (the “Cronos Network”), a proof-of-stake Cosmos chain positioned as the “layer zero” blockchain network of the Cronos ecosystem;

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Cronos EVM Chain (“Cronos EVM”), an Ethereum-compatible Layer 1 blockchain of the Cosmos ecosystem;

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Cronos zkEVM Chain (“Cronos zkEVM”), a zero-knowledge Layer 2 blockchain network that utilizes ZKsync technology; and

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CRO, the native token of the Cronos ecosystem.

The Cronos Network
The Cronos Network is the “layer-zero” blockchain network that guarantees the security of the Cronos ecosystem. It is the native chain of the CRO token, secured by a network of approximately 100 validators, representing approximately $1.0 billion in staked value. Since its inception, the Cronos Network chain has validated tens of millions of transactions, with an average transaction fee of $0.00001 per transaction. The Cronos Network utilizes the CRO token to pay for transaction fees (“gas”), which are collected by validators who play a crucial role in maintaining the security and integrity of the network, ensuring that transactions are processed efficiently and securely.
The Cronos Network utilizes a proof-of-stake consensus mechanism, based on Tendermint Core’s consensus engine and the Cosmos SDK framework, relying on a set of validators to participate in the PoS consensus protocol who are responsible for committing new blocks in the blockchain. Validators risk, or “stake,” CRO to compete to be randomly selected to validate transactions and are rewarded CRO in proportion to the amount of CRO staked, which results in comparably fewer new CRO rewarded.
The Cronos Network also supports the Inter-Blockchain Communication (“IBC”) protocol. Accordingly, end-users can import cryptocurrencies from the Cosmos and other chain families into the Cronos Network, and subsequently use, trade or invest them in smart contract-based protocols leveraging the application of other IBC compatible ecosystems, and port apps and smart contracts from IBC-compatible chains.
Cronos EVM
Cronos EVM is a Layer 1, open-source public blockchain with high speed and low transaction fees compatible with the Ethereum Virtual Machine (“EVM”). Cronos EVM is designed to support the creator economy with Web3 applications such as DeFi and game finance (“GameFi”) and is intended to serve as the foundational infrastructure for an open metaverse of dApps.
Cronos EVM utilizes a proof-of-authority (“PoA”) consensus mechanism, a permissioned variant of the PoS consensus mechanism that relies on validators that have been vetted and selected based on their commitment to the Cronos ecosystem, technical ability to implement upgrades, track record in operating high availability nodes, and economic viability. Selected validators are rewarded with CRO for validating transactions on Cronos EVM.
Cronos zkEVM
Cronos zkEVM is a Layer 2 zero-knowledge blockchain network. Cronos zkEVM is built on a customized deployment of ZK Stack (an open-source framework for creating ZK-powered blockchains). Cronos zkEVM utilizes a consensus contract that supports permissionless participation of multiple coordinators to produce and validate batches of Layer 2 transactions which are then published on Cronos EVM. Cronos zkEVM utilizes zkCRO, a yield-generating liquid staked version of CRO as its protocol token, which is backed by an amount of CRO staked on the Cronos Network.

Consensus Engine
The Cronos Network is based on Tendermint Core’s consensus engine and the Cosmos SDK framework, relying on a set of validators to participate in the PoS consensus mechanism who are responsible for committing new blocks in the blockchain.
Tendermint
Tendermint is a software used to consistently and securely replicate an application on many machines. Tendermint relies on the (i) consensus engine, Tendermint Core (“Tendermint Core”), and (ii) application interface, Application BlockChain Interface (“ABCI”). Tendermint Core ensures that validators receive the same transactions and in the same order. Validators on the Cronos Network are running a Byzantine Fault Tolerant (“BFT”) consensus protocol meaning the Cronos Network consensus engine is able to tolerate machines failing or becoming malicious. Validators on the Cronos Network go through a multi-round voting process before coming to a consensus on the contents of a block. When the majority of the validators on the Cronos Network agree on this block, this block will be added to the blockchain on the network. ABCI makes it possible for developers to use Tendermint for applications in different programming languages and select the development environment suited for them.
Cosmos SDK
Cosmos SDK is an open-source framework suited for PoS and PoA blockchains. With the Cosmos SDK, developers can create custom blockchains from scratch on top of Tendermint, and natively interoperate with other Cosmos SDK blockchains. The Cosmos SDK allows for composable open-source modules that can be easily integrated. Developers can use pre-built modules or create custom modules that can be imported into the existing blockchain application. The Cosmos SDK is purportedly inspired by a capabilities-based security model, allowing developers to think more about the security of interactions between modules.
Fee Structure
The Cronos Network is designed to have lower transaction fees than a typical proof-of-work chain by virtue of its design architecture and its PoS consensus engine. Each transaction on the Cronos Network requires the payment of CRO as a transaction fee, which is calculated based on the computational effort needed to execute the transaction. The transaction fee on the Cronos Network is calculated as the total of CRO consumed during transaction execution multiplied by the CRO price. The Cronos Network adopts a fee market module with a dynamic fee structure. At each block on the Cronos Network, a common base fee is calculated dynamically for the next block, depending on the whole network utilization. The module’s formula to calculate the base fee at each block is designed such that the transaction fees will increase when the network is congested, and they will decrease when the network has spare capacity. In contrast with certain other PoS protocols, the fee market module implemented on the Cronos Network does not burn any of the base fees. The base fee and priority fee continue to be collected by the validators on the Cronos Network.
Security and Performance
The Cronos Network is powered by the Tendermint consensus engine, which is a BFT protocol, meaning the Cronos Network is designed to have (i) instant finality, making sure transactions are confirmed immediately once they are included in a block, (ii) scalability, because Tendermint can process more transactions per minute than the EVM and (iii) security, because BFT can tolerate up to one-third of the network’s nodes’ failure, including detection of explicit malicious behavior.
CRO Initial Distribution and Supply
New CRO tokens are not created through mining like in the Bitcoin Network. Instead, the entire supply of CRO was pre-mined at launch, with a fixed total supply of 100 billion CRO. This means there is no ongoing token creation. The pre-mined tokens are distributed over time according to a defined tokenomics plan, which includes allocations for ecosystem development, community incentives and team reserves. Rewards for validators and delegators on the Cronos Network are paid from these allocated pools, not from newly minted tokens. As a result, all token distribution follows a scheduled unlocking plan.
Governance
The Cronos Network validators receive CRO from users of the network in the form of transaction fees and as block rewards allocated to validators as part of the PoS governance of the Cronos Network, which are then distributed to delegators after taking a validator commission. CRO held by validators represents their voting power in the consensus and other on-chain decisions.
The Cronos Network community may make governance proposals as they see fit. For example, when there is a request to change blockchain parameters or community spending, community members can draft an initial proposal with feedback from the community. To officially submit a proposal on the mainnet, a minimum amount of CRO needs to be deposited during the deposit period, which lasts 14 days or until the minimum amount of deposit is reached. Voting power is counted depending on bonded stake. A governance proposal is passed when the deposit requirements are met (i.e., 33.4 % of the network’s voting power has voted, and a majority of the voting power has backed the “yes” vote).
Rewards and Penalties
Validators on the Cronos Network are expected to maintain a stable infrastructure and help to secure the network. If the validators fail to achieve this, they are subjected to certain forms of punishment depending on the severity, including jailing and byzantine faults.
Jailing
Validators are “jailed” if they do not sign blocks for a certain period of time. During the jailing period, validators are excluded from the active validator list and are not allowed to sign any blocks. The jailing period provides validators a chance to recover their infrastructure without further impacting the network stability. At the same time, the exclusion from signing blocks is a punishment to the validator because they cannot obtain any rewards during this period.
Byzantine Faults
A validator on the Cronos Network makes a byzantine fault when they sign conflicting messages/blocks at the same height and consensus round. Tendermint has mechanisms to publish evidence of validators that signed conflicting votes so they can be punished by being slashed.
When byzantine faults are detected, validators are immediately slashed and jailed. Their stake will be deducted and validators who commit this double-signing fault will also be put into the “tombstone state,” which means they are blacklisted and jailed forever.
Ecosystem Support
Cronos Labs
Cronos Labs is a blockchain startup accelerator that focuses on DeFi, blockchain games and development of the Cronos ecosystem. Cronos Labs helps builders create user-friendly applications on the Cronos ecosystem and drive mainstream adoption of Web3. Ecosystem programs include financial incentives, technical support, marketing support and investor introductions. This includes:
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Cronos Ecosystem Grants:   The ecosystem grant program focuses on accelerating the implementation of infrastructure components, developer tools, product integrations and user/developer education programs that are critical for the development of the Cronos ecosystem.

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Cronos Accelerator:   The accelerator program is a structured 10-week launchpad that helps app builders to achieve product-market fit and significantly increases the effectiveness of their fundraising efforts.

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Cronos Labs Incubator:   Cronos Labs incubates talented DApp product development teams and provides them with the means and tools to create outstanding DeFi and GameFi applications.

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Strategic Partnerships:   Cronos Labs establishes ad-hoc partnerships with proven founders, Web3 protocols and technology companies who can significantly advance the user and developer experience on the Cronos Network.

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Hackathons:   Cronos Labs supports a number of hackathon programs as organizer, sponsor or judge.

Cronos Labs also supports the Cronos Ecosystem Grants Program, which is intended to support early-stage projects in the Cronos ecosystem by bootstrapping initial product development and providing technical support.
Cronos Play
Cronos Play is a comprehensive modular suite of developer tools and services to streamline the creation of gaming and GameFi applications in the Cronos ecosystem. Cronos Play is an essential pillar of the Cronos ecosystem’s strategy to bring tens of millions of end-users to Web3.
The Cronos Play roadmap includes integration with many open-source libraries and connectivity to commercial services such as Crypto.com Pay. Games will be able to receive payment cards and crypto payment processing easily. Users will be able to sign blockchain transactions via the Crypto.com Onchain, the MetaMask wallet or other wallets compatible with Wallet Connect.
CRO Market and Digital Asset Trading Platforms
All transactions on the Cronos Network require CRO to pay for fees. In addition, investors may purchase and sell CRO to speculate as to the value of CRO in the CRO market or as a long-term investment to diversify their portfolio. The value of CRO within the CRO market is determined, in part, by the supply of and demand for CRO, market expectations for adopting CRO and the Cronos ecosystem by individuals, the volume of commercial and private end-user-to-end-user transactions.
The most common means of determining a reference value is surveying trading platforms where secondary markets for CRO exist. The most prominent digital asset trading platforms are often referred to as “exchanges.” However, they are not regulated and do not report trade information in the same way as a national securities exchange. As such, there are some differences in the form, transparency, and reliability of trading data from digital asset trading platforms. Generally speaking, CRO data is available from these digital asset trading platforms, which have publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the USD or Euro or another digital asset such as a stablecoin like USDC or USDT. In addition, CRO and Cronos ecosystem-based tokens (and the cryptocurrency and crypto tokens transiting other smart contract networks) are often traded through decentralized smart contract platforms, referred to as “decentralized exchanges.” OTC dealers or market makers do not typically disclose their trade data.
Currently, several digital asset trading platforms are operating worldwide and trading platforms represent a substantial percentage of CRO buying and selling activity and provide the most data concerning prevailing valuations of CRO. CRO is currently listed for trading on a limited number of U.S.-based digital asset trading platforms, including Crypto.com, Coinbase and Kraken. Additionally, derivative instruments based on CRO actively trade as well, including via contracts listed on the North America Derivatives Exchange, Inc., a CFTC regulated designated contract market and derivatives clearing organization. A digital asset trading platform provides investors with a way to purchase and sell CRO, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges regulated to monitor securities trading activity, digital asset trading platforms are largely regulated as money services businesses (or a foreign regulatory equivalent) that monitor against money laundering and other illicit financing. Digital asset trading platforms typically operate websites that permit investors to open accounts with the trading platform and then purchase and sell CRO and other digital assets.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. There are currently many other prominent digital assets. The digital asset marketplace is still evolving, including with respect to the practices of exchanges, the behavior of investors, and the protocols and prominence of particular digital assets. Before 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. By June 30, 2025, this figure had dropped to around 65% as other digital assets, such as ether, launched and/or grew faster than bitcoin.
Investors in CRO can acquire CRO either on digital asset trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of CRO are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.
Potential Forms of Attack Against the Cronos Network
All blockchain-based networked systems are vulnerable to various attacks, including majority-controlled attacks, distributed DDos attacks, botnet attacks and Sybil attacks. For example, a Sybil attack could occur if an attacker manages to create a large number of validator nodes, either by splitting their stake into multiple smaller nodes or by acquiring enough CRO.
Since CRO interacts with other blockchains, vulnerabilities in connected chains or their smart contracts could be exploited to compromise the Cronos Network’s operations. Attacks may also use fraudulent cross-chain transactions to steal funds or disrupt communication. As with any computer network, the Cronos Network could be subject to certain flaws, which attackers could exploit.
Many digital asset networks have also been subjected to DDoS attacks, which led to temporary delays in transaction recording and the transfer of digital assets. Any similar attacks on the Cronos Network or the Cronos ecosystem that impact the ability to transfer CRO could adversely affect the price of CRO and the value of the Shares. The development of software on and consensus around the Cronos ecosystem could be temporarily or more permanently impacted by any attack.
Competition
Thousands of other digital assets have been developed since the inception of CRO. CRO also faces competition from other blockchain interoperability solutions, each of which addresses the need for cross-chain communication asset tokenization and transfer. Other blockchain interoperability solutions include Cosmos, Polkadot, LayerZero, Wormhole, Hyperlane, Across and ChainLink CCIP. While CRO has enjoyed some success in its limited history, it may be eclipsed by the more rapid development of other digital assets, including other interoperability solutions.

OVERVIEW OF THE XRP NETWORK
Introduction
XRP is a digital asset that is created and transmitted through the operations of the XRP Network (the “XRP Network”), a decentralized ledger upon which XRP transactions are processed and settled. XRP can be used to pay for goods and services or it can be converted to fiat currencies, such as the U.S. dollar. The XRP Network is based on a shared public ledger, similar to the Bitcoin Network. However, the XRP Network seeks to differentiate itself from other digital asset networks in that its stated primary function is transactional utility, not store of value. The XRP Network is designed to be a global real-time payment and settlement system. As a result, the XRP Network and XRP aim to improve the speed at which parties on the network may transfer value while also reducing the fees and delays associated with the traditional methods of interbank payments.
A network of independent nodes validates transactions on the XRP Network pursuant to a consensus-based algorithm. The XRP project was handed over to Jed McCaleb, Arthur Britto and David Schwartz in 2011, who were seeking to address some of their concerns related to the scalability of bitcoin and the energy intensive nature of the proof-of-work validation mechanism utilized by the Bitcoin Network that relied on “mining.” Their goal was to create a decentralized ledger that used a network of validators that would agree on transactions in a fast and secure manner, without relying upon mining. This led to the development of the XRP Newtork’s consensus-based algorithm.
Transactions are validated on the XRP Network by a network of validator nodes. These nodes do not mine new blocks but participate in a consensus process to ensure that transactions are valid and correctly ordered on the XRP Network. Any node can be a validator, but for practical purposes, the XRP Network depends on a list of trusted validators known as the Unique Node List (“UNL”). Validators are entities (which can be individuals, institutions or other organizations) that run nodes to participate in the consensus process. These validators ensure the integrity and accuracy of the ledger. Each node in the network maintains a Unique Node List — a list of other validators that the node trusts to reliably validate transactions. The XRP Network’s architecture means that different nodes may maintain different UNLs, but there needs to be some overlap in the UNLs for the consensus mechanism to work effectively. Similar to the Bitcoin Network, anyone can join and start using the XRP Network. However, unlike the Bitcoin Network, which operates on a fully permissionless blockchain, the XRP Network is maintained by a network of trusted nodes that accept or reject transactions on the XRP Network.
A transaction on the XRP Network begins when a user submits a transaction to the XRP Network. The submitted transaction is broadcast to all validator nodes. Validators do not immediately confirm transactions as final. Instead, they go through a process of reaching consensus on which transactions should be included in the next ledger version. Each validator collects incoming transactions into a proposed ledger, called a candidate ledger, and then exchanges their proposed candidate ledgers (also known as proposals) with other validators. The actual consensus process happens over several rounds. In each round, validators attempt to come to an agreement on which transactions should be included in the next ledger version. In each round, validators examine the transactions in the proposed ledger from the previous round and compare it to the proposals from other validators in their UNL. If the validator sees that a supermajority (typically 80% of validators) of trusted validators have proposed the same set of transactions, the validator updates its proposal to align with the majority. After a few rounds of exchanging proposals, when a supermajority (typically 80%) of validators have agreed on the same set of transactions, that version of the ledger is considered valid. All participating validators then update their copy of the ledger with the new, agreed-upon transactions. The final ledger version is broadcast to all nodes, and it becomes the new “official” state of the ledger.
Prior to engaging in XRP transactions directly on the XRP Network, a user generally must first install on its computer or mobile device an XRP Network software program that will allow the user to generate a private and public key pair associated with an XRP address. The XRP Network software program and the XRP address also enable the user to connect to the XRP Network and transfer XRP to, and receive XRP from, other users.

Each XRP Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive XRP, the XRP recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the XRP. The recipient, however, does not make public or provide to the sender its related private key.
XRP can be held in different types of wallets, including hardware wallets, software wallets and custodial wallets provided by digital asset trading platforms. The wallet essentially holds the private keys that control the account on the XRP Network. The private key is crucial for signing transactions on the ledger. Whoever possesses the private key associated with an XRP Network account effectively controls the XRP held by that account. While XRP is the native asset, the XRP Network also supports the holding and transferring of other assets (like U.S. dollar, euro or other digital assets) through a system of trust lines. However, these other assets are not XRP itself; they are IOUs issued by institutions or individuals on the ledger.
Neither the recipient nor the sender reveals its private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the XRP contained in the associated address. Likewise, XRP is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending XRP, a user’s XRP Network software program must validate the transaction with the associated private key. In addition, since every computation on the XRP Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s XRP Network software program to the XRP Network validators to allow transaction confirmation.
Some XRP transactions are conducted “off-blockchain” (i.e., through centralized bookentries) and are therefore not recorded on the XRP Network. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding XRP or the reallocation of ownership of certain XRP in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. In contrast to on-blockchain transactions, which are publicly recorded on the XRP Network, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not XRP Network transactions in that they do not involve the transfer of transaction data on the XRP Network and do not reflect a movement of XRP between addresses recorded in the XRP Network. For these reasons, off-blockchain transactions are subject to risks as any such transfer of XRP ownership is not protected by the protocol behind the XRP Network or recorded in, and validated through, the ledger mechanism.
XRP can also be held in escrow on the XRP Network, meaning the XRP is locked up and released only when certain conditions are met (e.g., at a specific time or when a particular event occurs). This is a native feature of the ledger, providing flexibility for complex financial contracts. XRP can also be held in payment channels, which allow for off-ledger transactions to occur between two parties, with the final balance being settled on the ledger later. Each XRP Network account must also hold a minimum reserve of XRP (currently 10 XRP) which cannot be spent. This ensures that only legitimate accounts are created and maintained. The XRP Network supports multi-signature accounts, where multiple keys can be required to authorize transactions. This adds an extra layer of security for holding and transferring large amounts of XRP.
Summary of an XRP Transaction
A transaction is initiated by a user who holds an XRP Network account. The user uses their wallet (software, hardware or digital asset trading platform-based) to create a transaction. This transaction includes details such as the destination address, the amount of XRP to be transferred and any additional flags or conditions (e.g., destination tag, which is used for transactions to exchanges or multi-user platforms).

To authenticate the transaction, the user’s wallet signs the transaction using the private key associated with their XRP Network account. The private key is critical, as it proves ownership of the account and authorizes the movement of funds. The signing process involves creating a cryptographic signature unique to the transaction details and the private key. This signature ensures that the transaction cannot be altered after it is signed.
Once signed, the transaction is submitted to the XRP Network. This involves broadcasting the transaction to a network of decentralized validator nodes. The transaction is propagated across the network, where it is received by multiple validators. Validators are independent nodes that maintain a copy of the XRP Network and participate in the consensus process.
The XRP Network uses a unique consensus algorithm rather than proof-of-work or proof-of-stake. Validators participate in a consensus round, where they agree on the set of transactions to be included in the next ledger version. During this process, validators check the validity of each transaction (e.g., ensuring the sender has sufficient funds, the transaction is correctly signed). If 80% or more of the validators agree that the transaction is valid, it is included in the next ledger update.
The XRP Network operates in “ledger versions,” where each version is a new snapshot of the ledger’s state, including all confirmed transactions since the last version. When a transaction is confirmed through consensus, it is included in the next ledger version. Once the ledger version is closed and published (which happens approximately every 3-5 seconds), the transaction is considered final and irreversible. The recipient’s balance is updated, and the sender’s balance is deducted accordingly. In addition, a small transaction fee (measured in drops, where 1 XRP = 1,000,000 drops) is deducted from the sender’s account. Each transaction is assigned a unique transaction hash, which can be used to track and verify the transaction on the XRP Network. Once recorded in the ledger, the transaction is immutable, providing a permanent record of the transfer.
XRP Markets and Exchanges
XRP can be transferred in direct peer-to-peer transactions through the direct sending of XRP over the XRP Network from one XRP address to another. While XRP was originally intended to be used primarily as a means to conduct cross-border payments, XRP can also be used to pay other users of the XRP Network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the XRP Network or through third-party service providers.
In addition to using XRP to engage in cross-border transactions or payment for goods and services, investors may purchase and sell XRP to speculate as to the price of XRP in the XRP market, or as a long-term investment to diversify their portfolio. The price of XRP within the market is determined, in part, by the supply of and demand for XRP in the global XRP market, market expectations for the adoption of XRP as a store of value or as a viable cross-border payments facilitator, the number of merchants that accept XRP as a form of payment, the regulatory challenges faced by Ripple Labs and XRP, and the volume of peer-to-peer transactions, among other factors.
XRP spot markets typically permit investors to open accounts with the market and then purchase and sell XRP via websites or through mobile applications. Prices for trades on XRP spot markets are typically reported publicly. An investor opening a trading account on a digital asset trading platform must deposit an accepted government-issued currency into its account with the trading platform, or a previously acquired digital asset, before they can purchase or sell assets on the trading platform. The process of establishing an account with a digital asset trading platform and trading XRP is different from, and should not be confused with, the process of users sending XRP from one XRP address to another XRP address on the XRP Network. This latter process is an activity that occurs on the XRP Network, while the former is an activity that occurs entirely within the Order Book operated by the digital asset trading platform. The digital asset trading platform typically records the investor’s ownership of XRP in its internal books and records, rather than on the XRP Network. The digital asset trading platform ordinarily does not transfer XRP to the investor on the XRP Network unless the investor makes a request to the exchange to withdraw the XRP in its platform trading account to an off-platform XRP wallet.

Outside of the spot markets, XRP can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for XRP, investment managers, proprietary trading firms, high-net-worth individuals that trade XRP on a proprietary basis, entities with sizeable XRP holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity and other factors, although it tends to involve large blocks of XRP. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will then initiate the transaction. For example, a seller of XRP could initiate the transaction by sending the XRP to the buyer’s XRP address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset trading platforms.
Limits on XRP Supply
Unlike other digital assets, XRP was not mined gradually over time. Instead, all 100 billion XRP tokens were created at the time of the XRP Network’s launch in 2012. This means that every XRP token that exists today was generated from the outset, without the need for a mining process. Of the 100 billion XRP generated by the XRP Network’s code, the founders of Ripple Labs retained 20 billion XRP and the rest, nearly 80 billion XRP, was provided to Ripple Labs.
In 2017, to address concerns about the large portion of XRP held by Ripple Labs, the company introduced an escrow mechanism to lock up a significant portion of its XRP holdings. Under this mechanism, Ripple Labs placed 55 billion XRP (55% of the total supply) into a series of time-locked escrow accounts. The escrow releases 1 billion XRP per month over 55 months. This process is intended to add a level of predictability and transparency with respect to how much XRP can enter the market each month. If Ripple Labs does not use all of the 1 billion XRP released in a given month, the remaining amount is placed back into escrow for future release. The intended purpose of this escrow system is to reassure the market that Ripple Labs will not release too much XRP at once, which could potentially disrupt XRP’s price or market dynamics.
Modifications to the XRP Network Protocol
Modifications to the XRP Network protocol involves a structured process. The first step is identifying a need or improvement that could benefit the XRP Network. This might be related to performance, security, new features or other enhancements. The proposer drafts a formal proposal outlining the suggested change. This proposal typically includes technical details, rationale, potential benefits and any drawbacks or risks.
The proposal is shared with the XRP Network community, typically through forums such as the XRP Network GitHub repository or community discussion platforms. This allows for initial feedback, questions, and suggestions from developers, validators and other stakeholders. During this phase, the proposer may refine the proposal based on community input. Open dialogue is crucial to ensure the proposal addresses the community’s needs and concerns.
If the proposal is generally well-received, the next step involves writing the necessary code to implement the change. This is often done by the proposer or a group of developers with expertise in the XRP Network’s codebase. The new code is rigorously tested in various environments. This might include test networks (such as the XRP Network Testnet) to ensure that the change does not introduce bugs or vulnerabilities and works as intended under different scenarios. The code is then reviewed by other developers, especially those with a deep understanding of the XRP Network. This peer review process is critical to maintain the integrity and security of the ledger.
Once the code is developed and tested, it is proposed as an “amendment” to the XRP Network. The amendment process is a governance mechanism that allows validators to vote on whether to adopt the proposed changes. Validators on the network signal their approval or disapproval of the amendment by updating their validator configuration. For the amendment to be activated, it must receive approval from at least 80% of the validators on the network for two weeks continuously. If the amendment meets the required threshold, it is automatically activated on the XRP Network, and the new functionality or modification becomes part of the ledger’s protocol.
Once activated, the changes are deployed across the XRP Network. All nodes running the XRP Network software must update to the latest version to remain compatible with the network. Even after deployment, the change is monitored to ensure it behaves as expected in the live environment. If any issues arise, the community may need to address them through additional updates or modifications.
After the change is implemented, the relevant documentation (such as the XRP Network technical documentation, API references, etc.) is updated to reflect the new features or modifications. The community is informed of the successful implementation through official channels, including developer blogs, forums, and updates to the GitHub repository.
Forms of Attack Against the XRP Network
All networked systems are vulnerable to various kinds of attacks. As with any computer network, the XRP Network contains certain vulnerabilities. The XRP Network relies on a decentralized network of validator nodes that agree on the order and validity of transactions. These nodes form the backbone of the consensus process. Each validator node maintains a Unique Node List, which is a list of other validators it trusts. For a malicious actor to take over, they would need to control a significant portion of the validators on the majority of these UNLs. To successfully alter the ledger, the malicious actor would likely need to control more than 80% of the validator nodes or the voting power on the most widely used UNLs. If the malicious actor cannot control the validator nodes directly, they might attempt to compromise the validators that are already trusted by the network (i.e., those on the commonly used UNLs). This could involve hacking, bribery, deception or coercion. A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.
Market Participants
Validators
Validators are crucial to the operation and security of the XRP Network. Validators participate in the consensus process by validating and agreeing on the order and validity of transactions. They ensure that transactions are consistent across the network, which helps prevent issues like double-spending. Validators also maintain a copy of the entire XRP Network and work together to decide which transactions are included in each new ledger version. They confirm transactions approximately every 3-5 seconds, making the ledger both fast and reliable. Validators vote on proposed changes to the XRP Network protocol through the amendment process. If 80% or more of the validators agree on a proposed amendment for two weeks continuously, the change is adopted and becomes part of the network’s code. Validators contribute to the overall health and stability of the network. By participating in the consensus process, they help secure the ledger against attacks and ensure that it remains decentralized and trustworthy.
Ripple Labs currently runs only 1 of the 35 validators in the default Trusted Nodes List. Some universities and research institutions operate validators as part of their research into blockchain technology and to support the decentralization of the network. Independent companies, developers, and other entities that support the XRP Network’s ecosystem also run validators. These could include blockchain-focused companies or other technology firms. Enthusiastic community members and developers who are committed to the success and decentralization of the XRP Network may also operate validators.
Unlike some other blockchain networks, validators on the XRP Network are not directly compensated for their participation in the consensus process. The XRP Network does not have a block reward system like that of the Bitcoin Network’s mining rewards or the XRP Network’s staking rewards. Since the XRP Network is pre-mined and the total supply of XRP was created at the outset, there is no ongoing issuance of XRP to distribute as rewards. While validators play a crucial role in the network, they do not receive the transaction fees that are burned as part of each transaction. Instead, these fees are destroyed to reduce the overall supply of XRP, which indirectly benefits all XRP holders by increasing the scarcity of the asset. Running a validator on the XRP Network is generally considered a voluntary contribution to the health and decentralization of the network. Participants run validators for reasons other than direct financial gain, such as supporting the network’s decentralization, ensuring its security or for reputational benefits within the XRP community. Institutions like banks, financial entities, or tech companies might run validators because they use the XRP Network in their business operations. By running a validator, they can have more influence over the reliability and stability of the network they rely on.
Investment and Speculative Sector
This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.
Retail Sector
The retail sector includes users transacting in direct peer-to-peer XRP activity through the direct sending of XRP over the XRP Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of XRP as a means of payment is still developing and has not been accepted in the same manner as bitcoin because XRP has a generally different purpose than bitcoin.
Service Sector
This sector includes companies that provide a variety of services, including the buying, selling, payment processing and storing of XRP. For example, Crypto.com, Coinbase, Kraken, Bitstamp by Robinhood, Gemini and LMAX Digital are some of the largest digital asset trading platforms by volume traded. As the XRP Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the XRP Network.
Competition
As of June 30, 2025, more than 10,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While XRP has enjoyed some success in its limited history, the aggregate value of outstanding XRP is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets.

ACTIVITIES OF THE TRUST
The activities of the Trust are limited to (1) issuing Baskets in exchange for the Portfolio Assets (or cash to acquire Portfolio Assets) deposited with the Trust as consideration, (2) selling or delivering Portfolio Assets as necessary to cover the Sponsor’s Fee, Trust expenses not assumed by the Sponsor and other liabilities and (3) delivering Portfolio Assets in exchange for Baskets in connection with creation and redemption.
The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the prices of the Portfolio Assets.
Trust Objective
The Trust is a passive investment vehicle that seeks to reflect generally the performance of the prices of the Portfolio Assets. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The Trust seeks to reflect generally the performance of the respective prices of the Portfolio Assets proportionate to their respective allocation in the Trust’s total assets. As provided for in the Trust Agreement, the allocation ratio is initially expected to approximate percentages by value of 70% bitcoin, 15% ether, 8% SOL, 5% CRO and 2% XRP. Any change to the allocation ratio is subject to applicable law and regulatory approval, if any, and will require an amendment to the Trust Agreement. Additionally, upon any amendment of the Trust Agreement to change the allocation ratio, the Trust will notify Shareholders in a prospectus supplement, in its periodic reports filed pursuant to the requirements of the Exchange Act and/or on the Trust’s website. The Shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in a diversified portfolio comprised of the Portfolio Assets rather than by acquiring, holding and trading the Portfolio Assets directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in Portfolio Assets, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the Portfolio Assets owned by the Trust at such time, less the Trust’s expenses and liabilities. Although the Shares are not the exact equivalent of a direct investment in Portfolio Assets, they provide investors with an alternative method of achieving investment exposure to Portfolio Assets through the securities market, which may be more familiar to them.
An investment in Shares is:
Backed by the Portfolio Assets held by the Digital Asset Custodian on behalf of the Trust.
The Shares represent ownership interests in the Trust, which owns assets consisting solely of the Portfolio Assets and cash. Shareholders will not have a direct ownership interest, or a security interest, in the Trust’s assets. The Digital Asset Custodian will keep custody of all of the Trust’s Portfolio Assets, other than those which are maintained in the Trading Balance with the Prime Execution Agent, in the Vault Balance. The Digital Asset Custodian will keep all of the private keys associated with the Trust’s Portfolio Assets in the Vault Balance. The hardware, software, systems and procedures of the Digital Asset Custodian may not be available or cost-effective for many investors to access directly. The Trust’s Portfolio Assets and cash holdings from time to time may be held with the Prime Execution Agent, an affiliate of the Digital Asset Custodian, in the Trading Balance, in connection with creations and redemptions of Baskets, and the sale of Portfolio Assets to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s Portfolio Assets as well as to buy and sell Portfolio Assets in connection with rebalancing. These periodic holdings held in the Trading Balance with the Prime Execution Agent represent an omnibus claim on the Prime Execution Agent’s Portfolio Assets held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell Portfolio Assets on behalf of clients.

As convenient and easy to handle as any other investment in shares.
Investors may purchase and sell Shares through traditional securities brokerage accounts and can avoid the complexities of handling the Portfolio Assets directly (e.g., managing wallets and public and private keys themselves or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.
Listed.
Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed and traded on NYSE Arca under the ticker symbol “      .”
There can be no assurance that the Trust will be able to achieve its investment objective.
Competition
The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded products that hold some or all of the Portfolio Assets. There can be no assurance that the Trust will achieve initial market acceptance and scale due to competition.
Secondary Market Trading
While the Trust seeks to reflect generally the performance of the price of the Portfolio Assets before the payment of the Trust’s expenses and liabilities, Shares may trade at, above or below their NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Trust’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the major markets for the Portfolio Assets and NYSE Arca. While the Shares will trade on NYSE Arca until 4:00 p.m. ET, liquidity in the markets for the Portfolio Assets may be reduced, negatively affecting the trading volume; alternatively, developments in such markets (which operate around the clock), including the price volatility, declines in trading volumes and the closing of Portfolio Asset trading platforms due to fraud, failures, security breaches or otherwise that occur outside of NYSE Arca trading hours will not be reflected in trading prices of the Shares until trading on NYSE Arca opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, given that Baskets can be created and redeemed in exchange for the underlying amount of the Portfolio Assets, and that the Trust will utilize a Basket of 10,000 Shares which would equate to $      million (assuming an initial NAV of $      per share compared to the average daily trading volume of the Portfolio Assets in excess of $1 billion), the Sponsor believes that the Basket size of 10,000 Shares will enable Authorized Participants and the Liquidity Provider to manage inventory and facilitate an effective arbitrage mechanism for the Trust. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.
The Trust is not registered as an investment company for purposes of U.S. federal securities laws and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Trust. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.
The Trust does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA. Consequently, the Sponsor is not subject to registration as a commodity pool operator or commodity trading adviser with respect to the Trust. The owners of Shares do not receive the CEA disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.
Net Asset Value
The NAV will be equal to the total assets of the Trust, which will consist solely of the Portfolio Assets and cash, less total liabilities of the Trust, each determined by the Sponsor pursuant to policies established from time to time by the Sponsor or otherwise described herein. The methodology used to calculate the Reference Prices to value the Portfolio Assets in determining the NAV may not be deemed consistent with GAAP.
The Sponsor has the exclusive authority to determine the NAV under the Trust Agreement. The Sponsor has delegated to the Trust Administrator the responsibility to calculate the NAV and the NAV per Share, based on a pricing source selected by the Sponsor. The Trust Administrator will determine the NAV each Business Day. In determining the NAV, the Trust Administrator values the Portfolio Assets held by the Trust based on the Reference Prices, unless otherwise determined by the Sponsor in its sole discretion. If a Reference Price is not available or the Sponsor determines, in its sole discretion, that a Reference Price should not be used, the Trust’s holdings of the applicable Portfolio Asset may be fair valued on a temporary basis in accordance with the fair value policies approved by the Sponsor. Additionally, the Trust Administrator will monitor for unusual prices and escalate to the Sponsor if detected. If a Reference Price is not used for one or more of the Portfolio Assets, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.
The Trust Administrator calculates the NAV per Share of the Trust once each Business Day. The NAV per Share for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on NYSE Arca typically closes at 4:00 p.m. ET. However, NAVs per Share are not officially released until after the completion of a comprehensive review of the NAV per Share and prices utilized to determine the NAV per Share of the Trust by the Trust Administrator. Upon the completion of the end of day reviews by the Trust Administrator, the NAV per Share is released to the public, typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV per Share release after 5:30 p.m. ET (or later) provides an opportunity for the Trust Administrator and the Sponsor to detect, flag, investigate and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.
A Fair Value Event value determination will be based upon all available factors that the Sponsor deems relevant at the time of the determination and may be based on analytical values determined by the Sponsor using third-party valuation models.
Fair value policies approved by the Sponsor will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with Relevant Transactions. In the instance of a Fair Value Event and pursuant to the Sponsor’s fair valuation policies and procedures, another reference price (“Secondary Reference Price”) will be utilized as a secondary pricing source for the affected Portfolio Asset.
If a Secondary Reference Price is not available or the Sponsor in its sole discretion determines the Secondary Reference Price is unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable, the Sponsor will use its best judgment to determine a good-faith estimate of fair value.
For financial reporting purposes only, the Sponsor has adopted a valuation policy that outlines the methodology for valuing the Trust’s assets. The policy also outlines the methodology for determining the principal market (or in the absence of a principal market, the most advantageous market) in accordance with ASC 820-10. The Sponsor will determine the Trust’s principal markets (or in the absence of a principal market, the most advantageous market) at least quarterly to determine whether any changes have occurred in Portfolio Asset markets and the Trust’s affairs that would require a change in the Sponsor’s determination of the Trust’s principal markets.
The Sponsor identifies and determines the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for each Portfolio Asset consistent with the application of fair value measurement framework in FASB ASC 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The reporting entity must be available to and be accessible by the principal market. The reporting entity is the Trust.
Under ASC 820-10, a principal market is generally the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will generally be based on the market with the greatest volume and level of activity that can be accessed.
ASC 820-10 determines fair value to be the price that would be received for each Portfolio Asset in a current sale, which assumes an exit price resulting from an orderly transaction between market participants on the measurement date. ASC 820-10 requires the assumption that each Portfolio Asset is sold in its principal market to market participants (or in the absence of a principal market, the most advantageous market). Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.
The Trust expects the Liquidity Provider to transact in an exchange market, when necessary, to buy and sell Portfolio Assets in association with cash creations and redemptions and to sell Portfolio Assets to satisfy the Trust’s liabilities. As such, the Trust expects the Liquidity Provider to use an exchange market (as defined by ASC 820-10) as the principal market for each of the Portfolio Assets. Although Authorized Participants (and their liquidity providers) may transact in other Portfolio Asset markets, their market accessibility is not considered because they are not part of the reporting entity.
The Sponsor intends to engage a third-party vendor to obtain a price from the Trust’s principal market for each Portfolio Asset. The third-party vendor is expected to follow the Trust’s valuation policies and obtain relevant reliable volume and relevant activity information to identify the principal market. The information will be reviewed in the following order:
•
First, a list of exchange markets operating in compliance with applicable laws and regulations are scoped into the principal market determination. Market accessibility and transactability are considered as part of this process;

•
Second, the remaining exchange markets are sorted from high to low based on relevant reliable volume and activity information of the Portfolio Assets traded on these exchange markets;

•
Third, pricing fluctuations and the degree of variances in price on exchange markets are reviewed to identify any material notable variances that may impact the volume or price information of a particular exchange market; and

•
Fourth, an exchange market is selected as the principal market based on the highest relevant market-based volume, level of activity and price stability in comparison to the other exchange markets on the list. In comparison to other markets, exchange markets have the greatest reliable volume and level of activity for the Portfolio Assets. As a result, an exchange market will be the Trust’s principal market as opposed to a brokered market, a dealer market and principal-to-principal market.

For purposes of the Trust’s periodic financial statements, it is expected that exchange-traded prices from the Trust’s principal markets for the Portfolio Assets as of 11:59 p.m. ET will be utilized on the Trust’s financial statement measurement date.
The website for the Trust, which will be publicly accessible at no charge, will contain the following information: (a) the prior Business Day’s NAV per Share; (b) the prior Business Day’s NYSE Arca official closing price; (c) calculation of the premium or discount of such NYSE Arca official closing price against such NAV per Share; (d) data in chart form displaying the frequency distribution of discounts and premiums of the NYSE Arca official closing price against the NAV per Share, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the prospectus; and (f) other applicable quantitative information. The Trust Administrator will also disseminate the Trust’s holdings on a daily basis on the Trust’s website. The NAV per Share for the Trust will be calculated by the Trust Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the Consolidated Tape Association.
Valuation of Portfolio Assets and Determination of NAV
The NAV will be equal to the total assets of the Trust, which will consist solely of the Portfolio Assets and cash, less total liabilities of the Trust.
On each Business Day, as soon as practicable after 4:00 p.m. ET, the Trust Administrator evaluates the Portfolio Assets held by the Trust as reflected by the Reference Prices and determines the NAV and the NAV per Share. For purposes of making these calculations, a Business Day means any day other than a day when NYSE Arca is closed for regular trading.
The Constituent Platforms for each Portfolio Asset are selected by the Index Administrator according to each Reference Price’s applicable eligibility criteria, as more fully described below.
The Bitcoin Reference Price
The Trust’s bitcoin holdings are valued on a daily basis with reference to the CME CF Bitcoin Reference Rate — New York Variant, the Bitcoin Reference Price, a standardized reference rate published by CF Benchmarks Ltd., the Index Administrator, that is designed to reflect the performance of bitcoin in U.S. dollars. The Bitcoin Reference Price was created to facilitate financial products based on bitcoin. It serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The Bitcoin Reference Price aggregates the trade flow of several bitcoin platforms during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the Bitcoin Reference Price is calculated based on the “Relevant Bitcoin Transactions” (as defined below) of all of its constituent bitcoin platforms, as follows:
•
All Relevant Bitcoin Transactions are added to a joint list, recording the time of execution and trade price for each transaction;

•
The list is partitioned by timestamp into 12 equally sized time intervals of five minutes in length;

•
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Bitcoin Transactions, i.e., across all Bitcoin Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation; and

•
The Bitcoin Reference Price is then determined by the equally weighted average of the volume medians of all partitions.

The Bitcoin Reference Price is solely calculated from spot bitcoin-USD transactions conducted on Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant Bitcoin Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Bitcoin Constituent Platform in the BTC/USD pair that is reported and disseminated by a Bitcoin Constituent Platform through its publicly available Application Programming Interface (“API”) and observed by the Index Administrator. Although the Bitcoin Reference Price is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets and such transactions may take place at prices materially higher or lower than the Bitcoin Reference Price.
In seeking to ensure that the Bitcoin Reference Price is administered through the Index Administrator’s codified policies for index integrity, the Bitcoin Reference Price is subject to oversight by the CME CF Oversight Committee (the “Oversight Committee”), whose Founding Charter and quarterly meeting minutes are publicly available.

As of June 30, 2025, the Bitcoin Constituent Platforms included in the Bitcoin Reference Price were as follows:
•
Crypto.com:   Foris DAX, Inc. d/b/a Crypto.com is a U.S.-based platform that is registered as an MSB with FinCEN and licensed as a money transmitter in more than 40 states.

•
Bitstamp by Robinhood:   A U.K.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense regulation, as well as a money transmitter in various U.S. states.

•
Bullish:   A Gibraltar based platform operated by Bullish (GI) Limited and regulated by the Gibraltar Financial Services Commission (“GFSC”) as a distributed ledger technology (“DLT”) provider for execution and custody services.

•
Coinbase:   A U.S.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense regulation as well as a money transmitter in various U.S. states.

•
Gemini:   A U.S.-based platform that is licensed as a virtual currency business under the NYDFS BitLicense regulation. Gemini is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

•
itBit:   A U.S.-based platform that is licensed as a virtual currency business under the NYDFS BitLicense regulation. ItBit is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

•
Kraken:   A U.S.-based platform that is registered as an MSB with FinCEN in various U.S. states. Kraken is also registered with the FCA and is authorized by the Central Bank of Ireland as a virtual asset service provider. Kraken also holds a variety of other licenses and regulatory approvals, including those from the Japan Financial Services Agency and the Canadian Securities Administrators.

•
LMAX Digital:   A Gibraltar-based platform registered as an MSB with FinCEN and regulated by the GFSC as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K.-based operator of an FCA-regulated multilateral trading facility and broker-dealer.

The eight Bitcoin Constituent Platforms that contribute transaction data to the Bitcoin Reference Price with the aggregate volumes traded on their respective BTC/USD markets over the four calendar quarters of the year ended June 30, 2025 are listed in the table below:
Aggregate Trading Volume of BTC/USD Markets of CME CF Constituent Platforms*
Period	Crypto.com**	Bitstamp by Robinhood	Bullish**	Coinbase	Gemini	itBit	Kraken	LMAX Digital
2024 Q3	—	11,788,598,149	—	58,463,571,028	3,343,922,945	742,961,240	10,944,408,968	7,674,154,200
2024 Q4	—	19,041,512,220	171,943,974*	106,998,253,547	7,762,251,106	1,196,003,201	19,039,509,976	15,679,729,421
2025 Q1	437,288,895	14,477,591,026	15,621,692,912	94,635,582,496	7,306,366,610	1,101,275,922	17,525,260,799	9,804,590,131
2025 Q2	60,060,401,437	10,585,362,523	9,065,766,963	62,097,548,243	4,607,793,882	908,793,981	12,383,175,403	7,867,820,828
The market share for BTC/USD trading of the eight Bitcoin Constituent Platforms over the four calendar quarters of the year ended June 30, 2025 is shown in the table below:
Spot Trading Platforms Market Share of BTC/USD Trading*
Period	Crypto.com**	Bitstamp by Robinhood	Bullish**	Coinbase	Gemini	itBit	Kraken	LMAX Digital	Others
2024 Q3	—	7.26%	—	36.01%	2.06%	0.46%	6.74%	4.73%	42.75%
2024 Q4	—	5.33%	0.05%	29.95%	2.17%	0.33%	5.33%	4.39%	52.44%
2025 Q1	0.14%	4.67%	5.04%	30.55%	2.36%	0.36%	5.66%	3.17%	48.05%
2025 Q2	34.37%	6.06%	5.19%	35.54%	2.64%	0.52%	7.09%	4.50%	4.09%

*
Source: CF Benchmarks

**
Bullish.com became a Bitcoin Constituent Platform on December 30, 2024 and thus its aggregate volume for Q4 2024 is that observed for two days (December 30 and 31, 2024). Crypto.com became a Bitcoin Constituent Platform on March 31, 2025 and thus its aggregate volume is that observed for one day within 2025 Q1 (March 31, 2025).

The Ether Reference Price
The Trust’s ether holdings are valued on a daily basis with reference to the CME CF Ether Reference Rate — New York Variant, the Ether Reference Price, a standardized reference rate published by CF Benchmarks Ltd., the Index Administrator, that is designed to reflect the performance of ether in U.S. dollars. The Ether Reference Price was created to facilitate financial products based on ether. It serves as a once-a-day benchmark rate of the U.S. dollar price of ether (USD/ETH), calculated as of 4:00 p.m. ET. The Ether Reference Price aggregates the trade flow of several ether platforms during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one ether at 4:00 p.m. ET. Specifically, the Ether Reference Price is calculated based on the “Relevant Ether Transactions” (as defined below) of all of the Ether Constituent Platforms, as follows:
•
All Relevant Ether Transactions are added to a joint list, recording the time of execution and trade price for each transaction;

•
The list is partitioned by timestamp into 12 equally sized time intervals of five minutes in length;

•
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Ether Transactions, i.e., across all Ether Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation; and

•
The Ether Reference Price is then determined by the equally weighted average of the volume medians of all partitions.

The Ether Reference Price is solely calculated from spot ether/USD transactions conducted on Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant Ether Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on an Ether Constituent Platform in the ETH/USD pair that is reported and disseminated by an Ether Constituent Platform through its publicly available API and observed by the Index Administrator. Although the Ether Reference Price is intended to accurately capture the market price of ether, third parties may be able to purchase and sell ether on public or private markets and such transactions may take place at prices materially higher or lower than the Ether Reference Price.
In seeking to ensure that the Ether Reference Price is administered through the Index Administrator’s codified policies for index integrity, the Ether Reference Price is subject to oversight by the Oversight Committee, whose Founding Charter and quarterly meeting minutes are publicly available.
As of June 30, 2025, the Ether Constituent Platforms included in the Ether Reference Price were Crypto.com, Bitstamp by Robinhood, Coinbase, Gemini, itBit, Kraken and LMAX Digital.
The seven Ether Constituent Platforms that contribute transaction data to the Ether Reference Price with the aggregate volumes traded on their respective ETH/USD markets over the four calendar quarters of the year ended June 30, 2025 are listed in the table below:

Aggregate Trading Volume of ETH/USD Markets of CME CF Ether Constituent Platforms*
Period	Crypto.com**	Bitstamp by Robinhood	Coinbase	Gemini	itBit	Kraken	LMAX Digital
2024 Q3	N/A	245,202,337	22,706,157,083	29,080,147	340,547,919	3,139,689,527	3,656,528,706
2024 Q4	N/A	2,800,137,146	36,200,630,438	2,454,757,498	433,526,871	5,403,870,216	4,174,811,375
2025 Q1	368,564,044	2,675,817,473	36,568,524,172	2,554,135,858	443,530,412	4,896,094,186	3,780,719,230
2025 Q2	42,586,515,294	1,979,175,201	28,874,814,906	2,572,804,409	459,699,772	4,817,009,997	4,314,282,048
The market share for ETH/USD trading of the seven Ether Constituent Platforms over the four calendar quarters of the year ended June 30, 2025 is shown in the table below:
Spot Trading Platforms Market Share of ETH/USD Trading*
Period	Crypto.com**	Bitstamp by Robinhood	Coinbase	Gemini	itBit	Kraken	LMAX Digital	Others
2024 Q3	N/A	1.16%	21.08%	0.86%	0.32%	2.91%	3.39%	70.27%
2024 Q4	N/A	1.21%	15.68%	1.06%	0.19%	2.34%	1.81%	77.70%
2025 Q1	0.21%	1.52%	20.83%	1.45%	0.25%	2.79%	2.15%	70.79%
2025 Q2	47.16%	2.19%	31.98%	2.85%	0.51%	5.33%	4.78%	5.20%

*
Source: CF Benchmarks

**
Crypto.com became an Ether Constituent Platform on March 31, 2025 and thus its aggregate volume is that observed for one day (March 31, 2025).

The SOL Reference Price
The Trust’s SOL holdings are valued on a daily basis with reference to the CME CF Solana Reference Rate — New York Variant, the SOL Reference Price, a standardized reference rate published by CF Benchmarks Ltd., the Index Administrator, that is designed to reflect the performance of SOL in U.S. dollars. The SOL Reference Price was created to facilitate financial products based on SOL. It serves as a once-a-day benchmark rate of the U.S. dollar price of SOL (USD/SOL), calculated as of 4:00 p.m. ET. The SOL Reference Price aggregates the trade flow of several SOL platforms during an observation window between 3:00 p.m. and 4:00 p.m. ET, into the U.S. dollar price of one SOL at 4:00 p.m. ET. Specifically, the SOL Reference Price is calculated based on the “Relevant SOL Transactions” (as defined below) of all of the SOL Constituent Platforms, as follows:
•
All Relevant SOL Transactions are added to a joint list, recording the time of execution and trade price for each transaction;

•
The list is partitioned by timestamp into 12 equally sized time intervals of five minutes in length;

•
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant SOL Transactions, i.e., across all SOL Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation; and

•
The SOL Reference Price is then determined by the equally weighted average of the volume medians of all partitions.

The SOL Reference Price is solely calculated from spot SOL/USD transactions conducted on the SOL Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant SOL Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a SOL Constituent Platform in the SOL/USD pair that is reported and disseminated by a SOL Constituent Platform through its publicly available API and observed by the Index Administrator. Although the SOL Reference Price is intended to accurately capture the market price of SOL, third parties may be able to purchase and sell SOL on public or private markets and such transactions may take place at prices materially higher or lower than the SOL Reference Price.

In seeking to ensure that the SOL Reference Price is administered through the Index Administrator’s codified policies for index integrity, the SOL Reference Price is subject to oversight by the Oversight Committee, whose Founding Charter and quarterly meeting minutes are publicly available.
As of June 30, 2025, the SOL Constituent Platforms included in the SOL Reference Price were Coinbase, Gemini, Kraken and LMAX Digital.
The four SOL Constituent Platforms that contribute transaction data to the SOL Reference Price with the aggregate volumes traded on their respective SOL/USD markets over the four calendar quarters of the year ended June 30, 2025 are listed in the table below:
Aggregate Trading Volume of SOL/USD Markets of CME CF SOL Constituent Platforms*
Period	Coinbase	Gemini	Kraken	LMAX Digital
2024 Q3	11,993,591,726	295,569,951	4,348,575,865	656,030,998
2024 Q4	16,699,619,420	406,981,486	5,557,503,818	875,801,250
2025 Q1	24,315,000,000	620,922,034	5,282,518,796	912,330,238
2025 Q2	15,196,156,895	640,101,732	2,814,137,078	1,062,304,390
The market share for SOL/USD trading of the four SOL Constituent Platforms over the four calendar quarters of the year ended June 30, 2025 is shown in the table below:
Spot Trading Platforms Market Share of SOL/USD Trading*
Period	Coinbase	Gemini	Kraken	LMAX Digital	Others
2024 Q3	62.81%	1.55%	22.77%	3.44%	9.43%
2024 Q4	57.77%	1.41%	19.22%	3.03%	18.57%
2025 Q1	63.58%	1.62%	13.81%	2.39%	18.59%
2025 Q2	58.25%	2.45%	10.79%	4.07%	24.43%
The CRO Reference Price
The Trust’s CRO holdings are valued on a daily basis with reference to the CF CRO Reference Rate — New York Variant, the CRO Reference Price, a standardized reference rate published by CF Benchmarks Ltd., the Index Administrator, that is designed to reflect the performance of CRO in U.S. dollars. The CRO Reference Price was created to facilitate financial products based on CRO. It serves as a once-a-day benchmark rate of the U.S. dollar price of CRO (USD/CRO), calculated as of 4:00 p.m. ET. The CRO Reference Price aggregates the trade flow of several CRO platforms during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one CRO at 4:00 p.m. ET. Specifically, the CRO Reference Price is calculated based on the “Relevant CRO Transactions” (as defined below) of all of the CRO Constituent Platforms, as follows:
•
All Relevant CRO Transactions are added to a joint list, recording the time of execution and trade price for each transaction;

•
The list is partitioned by timestamp into 12 equally sized time intervals of five minutes in length;

•
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant CRO Transactions, i.e., across all CRO Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation; and

•
The CRO Reference Price is then determined by the equally weighted average of the volume medians of all partitions.

The CRO Reference Price is solely calculated from spot CRO/USD transactions conducted on the CRO Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant CRO Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a CRO Constituent Platform in the CRO/USD pair that is reported and disseminated by a CRO

Constituent Platform through its publicly available API and observed by the Index Administrator. Although the CRO Reference Price is intended to accurately capture the market price of CRO, third parties may be able to purchase and sell CRO on public or private markets and such transactions may take place at prices materially higher or lower than the CRO Reference Price.
In seeking to ensure that the CRO Reference Price is administered through the Index Administrator’s codified policies for index integrity, the CRO Reference Price is subject to oversight by the CF Cryptocurrency Index Family Oversight Function (the “Oversight Function”), whose founding documents and quarterly meeting minutes are publicly available.
As of June 30, 2025, the CRO Constituent Platforms included in the CRO Reference Price were Coinbase and Kraken.
The two CRO Constituent Platforms that contribute transaction data to the CRO Reference Price with the aggregate volumes traded on their respective CRO/USD markets over the four calendar quarters of the year ended June 30, 2025 listed in the table below:
Aggregate Trading Volume of CRO/USD Markets of CME CF CRO Constituent Platforms*
Period	Coinbase	Kraken
2024 Q3
2024 Q4
2025 Q1
2025 Q2
The market share for CRO/USD trading of the two CRO Constituent Platforms over the four calendar quarters of the year ended June 30, 2025 is shown in the table below:
Spot Trading Platforms Market Share of CRO/USD Trading*
Period	Coinbase	Kraken	Others
2024 Q3	%	%	%
2024 Q4	%	%	%
2025 Q1	%	%	%
2025 Q2	%	%	%
The XRP Reference Price
The Trust’s XRP holdings are valued on a daily basis with reference to the CME XRP Reference Rate — New York Variant, the XRP Reference Price, a standardized reference rate published by CF Benchmarks Ltd., the Index Administrator, that is designed to reflect the performance of XRP in U.S. dollars. The XRP Reference Price was created to facilitate financial products based on XRP. It serves as a once-a-day benchmark rate of the U.S. dollar price of XRP (USD/XRP), calculated as of 4:00 p.m. ET. The XRP Reference Price aggregates the trade flow of several XRP platforms during an observation window between 3:00 p.m. and 4:00 p.m. ET, into the U.S. dollar price of one XRP at 4:00 p.m. ET. Specifically, the XRP Reference Price is calculated based on the “Relevant XRP Transactions” (as defined below) of all of the XRP Constituent Platforms, as follows:
•
All Relevant XRP Transactions are added to a joint list, recording the time of execution and trade price for each transaction;

•
The list is partitioned by timestamp into 12 equally sized time intervals of five minutes in length;

•
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant XRP Transactions, i.e., across all XRP Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation; and

•
The XRP Reference Price is then determined by the equally weighted average of the volume medians of all partitions.

The XRP Reference Price is solely calculated from spot XRP/USD transactions conducted on the XRP Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant XRP Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on an XRP Constituent Platform in the XRP/USD pair that is reported and disseminated by an XRP Constituent Platform through its publicly available API and observed by the Index Administrator. Although the XRP Reference Price is intended to accurately capture the market price of ether, third parties may be able to purchase and sell ether on public or private markets and such transactions may take place at prices materially higher or lower than the XRP Reference Price.
In seeking to ensure that the XRP Reference Price is administered through the Index Administrator’s codified policies for index integrity, the XRP Reference Price is subject to oversight by the Oversight Committee, whose Founding Charter and quarterly meeting minutes are publicly available.
As of June 30, 2025, the XRP Constituent Platforms included in the XRP Reference Price were Bitstamp by Robinhood, Coinbase, Kraken and LMAX Digital.
The four XRP Constituent Platforms that contribute transaction data to the XRP Reference Price with the aggregate volumes traded on their respective XRP/USD markets over the four calendar quarters of the year ended June 30, 2025 are listed in the table below:
Aggregate Trading Volume of XRP/USD Markets of CME CF XRP Constituent Platforms*
Period	Bitstamp by Robinhood	Coinbase	Kraken	LMAX Digital
2024 Q3	554,495,617	3,870,278,701	753,486,055	473,457,074
2024 Q4	3,041,430,171	31,368,749,105	6,391,528,706	2,394,271,308
2025 Q1	4,065,856,175	41,673,973,223	9,319,490,767	3,367,171,133
2025 Q2	1,872,031,783	17,477,545,955	3,938,366,778	4,790,242,877
The market share for XRP/USD trading of the four XRP Constituent Platforms over the four calendar quarters of the year ended June 30, 2025 is shown in the table below:
Spot Trading Platforms Market Share of XRP/USD Trading*
Period	Bitstamp by Robinhood	Coinbase	Kraken	LMAX Digital	Others
2024 Q3	8.36%	58.38%	11.37%	7.14%	14.75%
2024 Q4	5.70%	58.80%	11.98%	4.49%	19.03%
2025 Q1	5.85%	59.98%	13.41%	4.85%	15.91%
2025 Q2	5.58%	52.06%	11.73%	14.27%	16.36%
The list of platforms on which the Liquidity Provider executes transactions may change from time to time, and the Index Administrator may make changes to the applicable Constituent Platforms comprising the Reference Prices from time to time. The platforms on which the Liquidity Provider executes transactions do not impact the Constituent Platforms. Once the Trust has actual knowledge of material changes to any of the Constituent Platforms used to calculate any of the Reference Prices or the Reference Price’s methodology, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.
The selection of platforms for use in the Bitcoin Reference Price, the Ether Reference Price, the SOL Reference Price and the XRP Reference Price (collectively, the “CME Reference Prices”) is selected by the Oversight Committee. A trading platform is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the applicable Reference Price given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.
Furthermore, it must, in the opinion of the Oversight Committee, fulfill the following criteria:
1.
The platform’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a constituent platform: The average daily volume the venue would have contributed during the observation window for the applicable Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters;

2.
The platform has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices;

3.
The platform does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks;

4.
The platform complies with applicable law and regulation, including, but not limited to, capital markets regulations, money transmission regulations, client money custody regulations, KYC regulations and anti-money laundering regulations; and

5.
The venue cooperates with inquiries and investigations of regulators and CF Benchmarks upon request and must execute data sharing agreements with CME Group.

Once admitted, a Constituent Platform must demonstrate that it continues to fulfill the criteria nos. 2-5. Should the average daily contribution of a Constituent Platform fall below 3% for any Reference Rate then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the Oversight Committee.
The selection of platforms for use in the CRO Reference Price is selected by the Oversight Function. A trading venue is eligible as a “Constituent Platform” if, in the opinion of the Oversight Function, it fulfills the following criteria:
1.
The venue facilitates spot trading of the Relevant Pair and makes trade data and order data available through an API with sufficient reliability, detail and timeliness;

2.
The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below: The average daily volume contribution during the observation window for the Relevant Pair is greater than 3% of the other Constituent Exchanges in combination for 45 consecutive days;

3.
The venue has published policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices;

4.
The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks;

5.
The venue complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, KYC regulations and anti-money-laundering regulations; and

6.
The venue cooperates with inquiries and investigations of regulators and CF Benchmarks upon request.

The Sponsor believes that the use of the Reference Prices are reflective of a reasonable valuation of the spot price of the applicable Portfolio Asset and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps and specifically doing so over a one-hour period, each of the Reference Prices thereby seeks to ensure that transactions in the applicable Portfolio Asset conducted at outlying prices do not have an undue effect on the index value, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index value, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.
In addition, the Sponsor notes that to ensure the integrity of the Reference Prices, CF Benchmarks is subject to the U.K. BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available at www.cfbenchmarks.com. This website address in this prospectus was included solely as an inactive textual reference. Information contained on, or that can be accessed through, that website is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider information on such website to be part of this prospectus or the registration statement of which it forms a part.
Each of the Reference Prices is administered under the CF Benchmarks Control Framework to ensure compliance with U.K. BMR. Specifically, provisions within the following policies in combination are designed to ensure the integrity of its benchmarks, including the CF Benchmarks Index:
•
CF Benchmarks Input Data Policy, which governs CF Benchmarks use of input data, input data sources, the determination of data sufficiency and relevant controls that are applied to ensure the integrity of its benchmarks;

•
CF Benchmarks Surveillance Policy, which governs the aims, design, potential susceptibility and implementation of the measures CF Benchmarks has in place, impedes, detects and reports on potential and actual benchmark manipulation and ensures the integrity of its benchmarks;

•
CF Benchmarks Conflict of Interest Policy, which governs the measures by which CF Benchmarks identifies, records, mitigates and escalates potential and actual conflicts of interest that might impact the integrity of its benchmarks; and

•
CF Benchmarks Governance and Oversight Framework, which lays out the measures by which CF Benchmarks manages the benchmark life cycle including the relevant junctures where Oversight Committee and Oversight Function notification, escalation, review and resolution is relevant and required including the manner in which CF Benchmarks identifies risks to benchmark integrity and the processes and procedures it follows to mitigate and eliminate such risks.

The Index Administrator may make changes to the Constituent Platforms comprising any of the Reference Prices from time to time. Once it has actual knowledge of material changes to the Constituent Platforms used to calculate the Reference Price, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.
The domicile, regulation and legal compliance of the ether platforms included in the Reference Price varies. Further information regarding each ether platform may be found, where available, on the websites for such ether platforms and public registers for compliance with local regulations, among other places.
CF BENCHMARKS LTD. LICENSOR PRODUCT(S) IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN YORKVILLE AMERICA DIGITAL, LLC PRODUCTS. CF BENCHMARKS LTD., ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO YORKVILLE AMERICA DIGITAL, LLC PRODUCTS AND SERVICES AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY YORKVILLE AMERICA DIGITAL, LLC PRODUCTS OR SERVICES. CF BENCHMARKS AND ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE YORKVILLE AMERICA DIGITAL, LLC PRODUCTS AND

SERVICES. CF BENCHMARKS AND ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO YORKVILLE AMERICA DIGITAL, LLC AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN.
Trust Expenses
The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee and the Trust Administrator, the Custodians’ Fees, NYSE Arca listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $      per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $      per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.
The Sponsor’s Fee is accrued daily at an annualized rate equal to % of the NAV and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.
The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Portfolio Asset Network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders, any indemnification of the Cash Custodian, the Digital Asset Custodian, the Prime Execution Agent, the Trust Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not have any income, it will need to sell Portfolio Assets to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor and not included in trade execution costs paid by the Trust shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of Portfolio Assets held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell Portfolio Assets to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of Portfolio Assets represented by each Share.
To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert Portfolio Assets into U.S. dollars at the price available through the Prime Execution Agent’s service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of Portfolio Assets represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring and selling Portfolio Assets. The Trust cannot reinvest any cash received from such sales into Portfolio Assets and must use that cash to pay the Sponsor’s Fee and/or other Trust expenses not assumed by the Sponsor, and/or distribute any excess cash to investors.
The quantity of Portfolio Assets to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor will vary from time to time depending on the level of the Trust’s expenses and the value of Portfolio Assets held by the Trust. Assuming that the Trust is a partnership for U.S. federal income tax purposes, each delivery or sale of the Portfolio Assets by the Trust for the payment of expenses generally will be a taxable event to Shareholders. See “Material U.S. Federal Income Tax Consequences.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis or otherwise on a basis it considers to be equitable, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account. The Trust expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.
Impact of Trust Expenses on the Trust’s Net Asset Value
The Trust sells Portfolio Assets to raise the funds needed for the payment of the Sponsor’s Fee and all Trust expenses or liabilities not assumed by the Sponsor. See “The Sponsor — The Sponsor’s Fee.” The purchase price received as consideration for such sales is the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of Portfolio Assets. As a result of the recurring sales of Portfolio Assets necessary to pay the Sponsor’s Fee and the Trust expenses or liabilities not assumed by the Sponsor, the NAV and, correspondingly, the fractional amount of Portfolio Assets represented by each Share will decrease over the life of the Trust. New purchases of Portfolio Assets utilizing cash proceeds for new shares issued by the Trust, do not reverse this trend.
The following table, prepared by the Sponsor, illustrates the anticipated impact of the sales of Portfolio Assets discussed above on the fractional amount of Portfolio Assets represented by each outstanding Share. It assumes that the only sales of Portfolio Assets will be those needed to pay the Sponsor’s Fee and that the price of Portfolio Assets and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of Portfolio Assets represented by each Share.
Hypothetical Calculation of NAV per Share:
Sponsor’s Fee of %
Bitcoin	Year 1		Year 2		Year 3
Hypothetical bitcoin price	$		$		$
Sponsor’s Fee		%		%		%
Shares of Trust, beginning
Bitcoin in Trust, beginning
Beginning NAV	$		$		$
Bitcoin to be sold to cover the Sponsor’s Fee*
Bitcoin in Trust, ending
Ending NAV	$		$		$
Ending NAV per Share	$		$		$
Ether
Hypothetical ether price	$		$		$
Sponsor’s Fee		%		%		%
Shares of Trust, beginning
Ether in Trust, beginning
Beginning NAV	$		$		$
Ether to be sold to cover the Sponsor’s Fee*
Ether in Trust, ending
Ending NAV	$		$		$
Ending NAV per Share	$		$		$

Sponsor’s Fee of %
Bitcoin	Year 1		Year 2		Year 3
SOL
Hypothetical SOL price	$		$		$
Sponsor’s Fee		%		%		%
Shares of Trust, beginning
SOL in Trust, beginning
Beginning NAV	$		$		$
SOL to be sold to cover the Sponsor’s Fee*
SOL in Trust, ending
Ending NAV	$		$		$
Ending NAV per Share	$		$		$
CRO
Hypothetical CRO price	$		$		$
Sponsor’s Fee		%		%		%
Shares of Trust, beginning
CRO in Trust, beginning
Beginning NAV	$		$		$
CRO to be sold to cover the Sponsor’s Fee*
CRO in Trust, ending
Ending NAV	$		$		$
Ending NAV per Share	$		$		$
XRP
Hypothetical XRP price	$		$		$
Sponsor’s Fee		%		%		%
Shares of Trust, beginning
XRP in Trust, beginning
Beginning NAV	$		$		$
XRP to be sold to cover the Sponsor’s Fee*
XRP in Trust, ending
Ending NAV	$		$		$
Ending NAV per Share	$		$		$

*
The calculation assumes that the sale of Portfolio Assets and the payment of the Sponsor’s Fee occur only at the end of each year even though in actuality sales occur at least quarterly to cover the Sponsor’s Fee, which is accrued daily and payable at least quarterly in arrears.

Intraday Indicative Value
In order to provide updated information relating to the Trust for use by Shareholders, the Sponsor intends to publish on behalf of the Trust an intraday IIV using the BRTI, the ERTI, the SRTI, the CRTI and the XRTI. One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Regular Market Session. The IIV will be calculated by using the prior day’s closing NAV per Share as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV per Share during the trading day.
The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV per Share, which will be calculated only once at the end of each trading day.

The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.
All aspects of the Reference Prices’ methodologies are publicly available at the website of the Index Administrator at www.cfbenchmarks.com. The Index Administrator’s website address in this prospectus was included solely as an inactive textual reference. Information contained on, or that can be accessed through, such websites is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider information on such websites to be part of this prospectus or the registration statement of which it forms a part. The BRTI, the ERTI, the SRTI, the CRTI and the XRTI are calculated once per second, in real time by utilizing the Order Books (as defined below) of each Portfolio Asset/U.S. dollar trading pairs operated by all Constituent Platforms. An “Order Book” is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd. The Order Books are aggregated into one consolidated Order Book by the CF Benchmarks Ltd. The mid price-volume curves, which are the averages of the bid price-volume curves (which map transaction volumes to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated Order Book) and the ask price-volume curves (which map transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated Order Book). The mid price-volume curves are weighted by the normalized probability densities of the exponential distributions up to the utilized depths (utilized depths being calculated as the maximum cumulative volumes for which the mid spread-volume curves do not exceed a certain percentage deviation from the mid price). The BRTI, the ERTI, the SRTI, the CRTI and the XRTI are then given by the sum of the weighted mid price-volume curves obtained in the previous step.
Staking
“Staking” is the act of committing capital in the form of Stakeable Digital Assets to participate in verifying and adding transactions to the applicable digital ledger, and in securing the Stakeable Digital Asset Network in exchange for Stakeable Digital Assets as a reward. In common with other spot exchange-traded products that hold digital assets, at this time, the Trust is prohibited from engaging in Staking, and there can be no assurance that the Trust will be permitted to engage in Staking in the future. The Trust Agreement provides that the Trust may engage in Staking if the Sponsor deems such activity to be in the best interest of Shareholders and solely to the extent the Sponsor believes, in its sole discretion, that such Staking activities may be conducted in compliance with applicable law. As of the date of this prospectus, the Sponsor has made no such determination, and there can be no assurance as to whether or when the Sponsor will do so in the future. If the Trust decides to pursue Staking activities with respect to all or a portion of the Trust’s Stakeable Digital Assets, the Trust’s Stakeable Digital Assets may be restricted within the applicable Network’s protocol for a specific period of time.
While the ability to gain temporary control of even a portion of the Trust’s Stakeable Digital Assets is restricted to a limited number of authorized personnel of the Sponsor, Staking activities introduce a risk of loss. Should the Sponsor decide to engage in any Staking activities, the Trust’s Stakeable Digital Assets would be staked directly from the Trust’s wallets. Further, the Sponsor does not expect that the Staking Provider would have any control over the Trust’s staked assets other than in connection with Staking and unstaking the Trust’s assets at the Sponsor’s direction. However, Staking activities would expose the Trust’s Stakeable Digital Assets to increased risk of loss, including in the form of potential penalties, slashing or inactivity leaks (to the extent applicable on the relevant network), or technological complication that could result in the loss of such assets in their entirety.
Further, while any Stakeable Digital Asset is staked, it generally will not be available to the Trust. In connection with Staking’s “activation” and “exit” processes, the Trust’s staked assets will not be accessible for a variable period of time, resulting in liquidity risk to the Trust’s ability to satisfy redemptions or rebalance its holdings, which could create deviations between the Trust’s actual and intended allocation of bitcoin to Stakeable Digital Asset. See “Risk Factors — Risks Related to Staking — Staked Stakeable Digital Assets may be inaccessible for a variable period of time, and the resulting liquidity risk could impact redemptions or rebalancing” for more information.

The Trust would record receipt of Staking rewards when they are received if there is value to the Trust in doing so. Stakeable Digital Assets received from Staking rewards have no cost basis, and the Trust recognizes unrealized gains equal to the fair value of the new Stakeable Digital Assets received. The Trust may engage in Staking activities if the Trust deems such activity to be in the best interest of Shareholders and solely to the extent the Sponsor believes, in its sole discretion, that such Staking activities may be conducted in compliance with applicable law.
The Trust has engaged Foris DAX, Inc. as its exclusive Staking infrastructure provider in connection with any Staking program the Trust may conduct. The Staking Provider would provide hardware, software and services necessary to enable the Trust to establish validator nodes and stake the Trust’s Stakeable Digital Assets on the applicable Network. The Staking Provider would exercise no discretion as to the amount the Trust’s Stakeable Digital Assets to be staked or timing of the Staking activities (other than as is incidental in establishing or deactivating validator nodes).
Rebalancing
Foris DAX, Inc. will serve as the Rebalancing Agent. The Rebalancing Agent will rebalance the Trust’s digital asset holdings quarterly, on the first Business Day in January, April, July and October (each such date, a “Reconstitution Date”), to ensure the allocation of the Trust’s Portfolio Assets approximates the allocation ratio. The Sponsor may, in its sole discretion, instruct the Rebalancing Agent to defer any such rebalancing to the following Reconstitution Date if on the applicable Reconstitution Date (i) the actual allocation of the Trust’s assets with respect to each of the Portfolio Assets is within 1% of its respective allocation ratio and (ii) the aggregate share by value of bitcoin and ether in the Trust’s assets is at least 85% unless the Trust is allowed to maintain a lower allocation of such Portfolio Assets under applicable rules and regulations of the SEC and NYSE Arca then in effect. The rebalancing process involves adjusting the quantities of each Portfolio Asset held by the Trust (i.e., by buying or selling some amount of each asset) to reflect changes in the digital assets’ relative market values. This rebalancing is executed by purchasing or selling the necessary quantities of each Portfolio Asset to realign their weightings with the appropriate ratio. To that end, on or about each Reconstitution Date, the Sponsor will halt creations and redemptions of Shares as needed to complete the rebalancing process.
The Trust is a passive investment vehicle which seeks to reflect generally the performance of the respective prices of the Portfolio Assets in accordance with the allocation ratio set forth in the Trust Agreement. The Sponsor does not intend to actively manage the Trust’s digital asset holdings in response to price changes in the Portfolio Assets, and any quarterly rebalancing described herein is not a form of active management.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT
The Trust was formed on June 16, 2025. The purpose of the Trust is to own the Portfolio Assets transferred to the Trust in exchange for Shares issued by the Trust. The Trust is governed by the Trust Agreement, which contains provisions relating to, among other things, the rights, duties and obligations of the Sponsor, the Trustee, the registered holders and beneficial owners of Shares and all persons that deposit Portfolio Assets for the purpose of creating Shares. Nevada law governs the Trust Agreement, the Trust and the Shares. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which the prospectus is a part.
Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of the Portfolio Assets held by the Digital Asset Custodian on behalf of the Trust. However, the Trust is expected to buy or sell Portfolio Assets in connection with cash creations or redemptions of Baskets on an ongoing basis and sell Portfolio Assets at least quarterly to pay the Sponsor’s Fee and to cover expenses and liabilities not assumed by the Sponsor as well as buy and sell Portfolio Assets in connection with rebalancing. Such purchases or sales result in the Trust holding cash for brief periods of time. In addition, there may be other situations where the Trust may hold cash. For example, a claim may arise against the Digital Asset Custodian, an Authorized Participant, or any other third party, which is settled in cash. If the Trust receives cash (other than in connection with purchase orders) or any property other than cash or Portfolio Assets, the Trust Agreement provides that the Sponsor will, as soon as commercially feasible, (i) sell and/or distribute all the property (other than cash) received or otherwise dispose of the property (other than cash) in a manner that it determines is commercially reasonable, (ii) if the Trust will not distribute all of the cash (other than cash received in connection with purchase orders) received (including all cash received from the sale of other property), determine the amount of cash that will be promptly used by the Trust to pay the Sponsor’s Fee and/or expenses and liabilities not assumed by the Sponsor and (iii) distribute any cash (other than cash received in connection with purchase orders) that will not be promptly used as described in the preceding prong (ii). If the Trust does not sell or distribute the cash (other than cash received in connection with purchase orders) or other property accordingly, the Trust Agreement provides that no deposits of Portfolio Assets or cash will be accepted (i.e., there will be no issuance of new Shares). Currently, the Trust does not accept deposits of Portfolio Assets. The Sponsor will distribute such cash or other assets to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. See “— Cash and Other Distributions.” The Trust issues and redeems Shares only in Baskets of 10,000 or integral multiples thereof, based on the quantity of Portfolio Assets attributable to each Share (net of any accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Baskets may be redeemed by the Trust in exchange for cash proceeds from selling the amount of Portfolio Assets represented by the aggregate number of Shares redeemed. These transactions will take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for Portfolio Assets. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NYSE Arca will receive the In-Kind Regulatory Approval at any point in the future. If NYSE Arca receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website. The Trust is not a registered investment company under the Investment Company Act and is not required to register under such act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust.
Creation and Redemption
The Trust expects to create and redeem Shares on a continuous basis but only in Baskets of 10,000 Shares. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor, can place orders to receive Baskets in exchange for cash.
The Trust will engage in Portfolio Asset transactions for converting cash into Portfolio Assets (in association with purchase orders) and Portfolio Assets into cash (in association with redemption orders).

The Trust will conduct its Portfolio Asset purchase and sale transactions by, in its sole discretion, choosing to trade directly with the Liquidity Provider, who is not a registered broker-dealer, pursuant to the Liquidity Provider Agreement, or choosing to trade through the Prime Execution Agent.
The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. In connection with such cash orders, the Trust will create Shares by receiving Portfolio Assets from the Liquidity Provider, an affiliate of the Digital Asset Custodian, and will redeem Shares by delivering Portfolio Assets to the Liquidity Provider. Authorized Participants will not directly or indirectly purchase, hold, deliver or receive Portfolio Assets as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering or receiving Portfolio Assets as part of the creation or redemption process.
The Prime Execution Agent facilitates the purchase and sale or settlement of the Trust’s Portfolio Asset transactions. The Liquidity Provider settles trades with the Trust using its own account at the Prime Execution Agent when trading with the Trust.
Issuance of Baskets
A standard creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Baskets.
For creations of Baskets, Authorized Participants will be required to submit purchase orders by an early order cutoff time (the “Creation Early Order Cutoff Time”). The Creation Early Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to the applicable trade date. Authorized Participants must submit purchase orders indicating the number of Baskets they intend to acquire.          will acknowledge the purchase orders unless the Sponsor decides to refuse the deposit. The date          receives the orders will determine the basket amount of Portfolio Assets (the “Basket Amount”) the Trust needs to purchase from the Liquidity Provider or through the Prime Execution Agent. The final cash amounts will be determined after the net asset value of the Trust is struck and the Trust’s Portfolio Asset transactions have settled. However, orders received after the Creation Early Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.
If the Sponsor accepts the purchase orders,            will transmit to the Authorized Participants, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase orders are received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Sponsor and indicating the Basket Amount that the Authorized Participants must deliver via the Liquidity Provider to the Cash Custodian or Prime Execution Agent in exchange for each Basket. Prior to the Sponsor’s acceptance as specified above, a purchase order will only represent an Authorized Participant’s unilateral offer to deposit cash in exchange for Baskets and will have no binding effect upon the Trust, the Sponsor, the Trust Administrator, the Digital Asset Custodian or any other party.
The Basket Amount necessary for the creation of a Basket changes from day to day. As of the date of this prospectus, a Basket requires delivery of        bitcoin,        ether,          SOL,          CRO and         XRP. The initial Basket Amount is bitcoin,        ether,        SOL,        CRO and       XRP. On each day that NYSE Arca is open for regular trading, the Trust Administrator will adjust the quantity of the Portfolio Assets constituting the Basket Amount as appropriate to reflect sales of Portfolio Assets, any loss of Portfolio Assets that may occur and accrued expenses. The computation is made by the Sponsor as promptly as practicable after 4:00 p.m. ET. See “Activities of the Trust — Net Asset Value” and “Activities of the Trust — Valuation of Portfolio Assets and Determination of NAV” for a description of how the Reference Prices are determined and a description of how the Sponsor determines the NAV per Share. The Sponsor will determine the Basket Amount for a given day by multiplying the NAV per Share by the number of Shares in each Basket (10,000) and dividing the resulting product by the weighted-average value of the Trust’s Portfolio Assets holdings that day, as determined by reference to the applicable Reference Price and such Portfolio Asset’s relative portion of the Trust’s NAV as of such date. The Basket Amount so determined will be made available to all Authorized Participants and the Liquidity Provider and will be made available on the Sponsor’s website for the Shares.

On the date of the Creation Early Order Cutoff Time, the Trust will choose, in its sole discretion, to enter into a transaction with the Liquidity Provider or the Prime Execution Agent to buy Portfolio Assets in exchange for the cash proceeds from such purchase order. For settlement of a creation, the Trust delivers Shares to the Authorized Participants in exchange for cash received from the Authorized Participants. Meanwhile, the Liquidity Provider or Prime Execution Agent, as applicable, delivers the required Portfolio Assets pursuant to its trade with the Trust into the Trust’s Trading Balance with the Prime Execution Agent in exchange for cash. In the event the Trust has not been able to successfully execute and complete settlement of a Portfolio Asset transaction by the settlement date of the purchase order, the Authorized Participants will be given the option to (1) cancel the purchase order or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date of the purchase order. With respect to purchase orders, as between the Trust and the Authorized Participants, the Authorized Participants are responsible for the dollar cost of the difference between the Portfolio Asset price utilized in calculating NAV on the trade date and the price at which the Trust acquires the Portfolio Asset to the extent the prices realized in buying the Portfolio Asset were higher in the aggregate than the Portfolio Asset price utilized in the NAV. To the extent the prices realized in buying the Portfolio Asset is lower in the aggregate than the prices utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.
Whether the purchases of Portfolio Assets were entered into with the Liquidity Provider or via the Prime Execution Agent, such party will deliver the Portfolio Assets related to such transaction to the Trust’s Trading Balance. This transfer is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.
Upon the deposit by the Liquidity Provider or the Prime Execution Agent of the corresponding amount of Portfolio Assets with the Trust’s Trading Balance, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Cash Custodian will deliver the appropriate number of Baskets to the DTC account of the depositing Authorized Participant. As of the date of this prospectus, the Authorized Participants are      ,      and      . Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.
In connection with the paragraph above, when the Trust purchases Portfolio Assets, the deposit of Portfolio Assets will initially be credited to the Trust’s Trading Balance with the Prime Execution Agent before being swept to the Trust’s Vault Balance with the Digital Asset Custodian pursuant to a regular end-of-day sweep process. Transfers of Portfolio Assets into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are on-chain transactions represented on the Portfolio Asset Blockchains. Any costs related to transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are borne by the Prime Execution Agent (and not the Trust or its Shareholders).
Because the Sponsor has assumed what are expected to be most of the Trust’s expenses, and the Sponsor’s Fee accrues daily at the same rate, in the absence of any extraordinary expenses or liabilities, the amount of Portfolio Assets by which the Basket Amount will decrease each day will be predictable. The Sponsor intends to have the Trust Administrator make available on each Business Day an indicative Basket Amount for the next Business Day. Authorized Participants may use that indicative Basket Amount as guidance regarding the amount of cash that they may expect to have to deposit with the Trust Administrator in respect of purchase orders placed by them on such next Business Day and accepted by the Sponsor. The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Sponsor, the Authorized Participant will be required to deposit with the Trust Administrator the Basket Amount as determined by the Sponsor on the effective date of the purchase order.
No Shares will be issued unless and until the Digital Asset Custodian or the Prime Execution Agent has informed the Sponsor that it has allocated to the Trust’s account the corresponding amount of the Portfolio Assets. Disruption of services at the Prime Execution Agent or the Digital Asset Custodian would have the potential to delay settlement of the Portfolio Assets related to Share creations.
Portfolio Asset transactions that occur on the blockchain are susceptible to delays due to a Portfolio Asset Network outage, congestion, spikes in transaction fees demanded by miners or validators, or other problems and disruptions. To the extent that Portfolio Asset transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are delayed due to congestion or other issues with the applicable Portfolio Asset Networks, such Portfolio Assets will not be held in cold storage in the Vault Balance until such transfers can occur.
The Sponsor may suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares or may refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Sponsor are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Sponsor shall reject any purchase order or redemption order that is not in proper form.
Redemption of Baskets
Authorized Participants, acting on authority of the registered holder of Shares, may surrender Baskets in exchange for the corresponding Basket Amount announced by the Sponsor.
For redemptions of Baskets, Authorized Participants will be required to submit redemption orders by an early order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to the applicable trade date. On the date of the Redemption Early Order Cutoff Time, the Trust may choose, in its sole discretion, to enter into a transaction with the Liquidity Provider or the Prime Execution Agent to sell Portfolio Assets in exchange for cash. Also on the date of the Redemption Order Early Cutoff, the Trust instructs the Digital Asset Custodian to prepare to move the associated Portfolio Assets from the Trust’s Vault Balance with the Digital Asset Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For settlement of redemptions, Authorized Participants deliver the necessary Shares to the Trust, the Liquidity Provider or the Prime Execution Agent, as applicable, delivers the cash to the Trust associated with the Trust’s sale of Portfolio Assets, the Sponsor delivers Portfolio Assets to the Liquidity Provider’s account at the Prime Execution Agent or directly to the Prime Execution Agent, as applicable, and the Trust delivers cash to the Authorized Participant. In the event the Trust has not been able to successfully execute and complete settlement of a Portfolio Asset transaction by the settlement date, the Authorized Participants will be given the option to (1) cancel the redemption order or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date. With respect to redemption orders, between the Trust and the Authorized Participants, the Authorized Participants will be responsible for the dollar cost of the difference between the Portfolio Asset prices utilized in calculating the NAV on the trade date and the prices realized in selling the Portfolio Asset to raise the cash needed for the cash redemption order to the extent the prices realized in selling the Portfolio Asset are lower in the aggregate than the Portfolio Asset prices utilized in the NAV. To the extent the prices realized in selling the Portfolio Asset are higher in the aggregate than the prices utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.
The transfers of Portfolio Assets from the Trust’s Trading Balance to the Liquidity Provider’s account at the Prime Execution Agent or to the Prime Execution Agent is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.
Transfers of Portfolio Assets from the Trust’s Vault Balance to the Trust’s Trading Balance are on-chain transactions represented on the Portfolio Asset blockchains.
Portfolio Asset transactions that occur on the blockchain are susceptible to delays due to Portfolio Asset Network outages, congestion, spikes in transaction fees demanded by miners or other problems or disruptions. To the extent that Portfolio Asset transfers from the Trust’s Vault Balance to the Trust’s Trading Balance are delayed due to congestion or other issues with the Portfolio Asset Networks or the Trust’s operations, redemptions in the Trust could be delayed.
Disruption of services at the Prime Execution Agent, the Digital Asset Custodian, the Cash Custodian or the Authorized Participant’s banks would have the potential to delay settlement of the Portfolio Assets related to Share redemptions.
Upon the surrender of such Shares and the payment of the applicable custody transaction costs and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of Portfolio Assets for cash by the Trust, the Sponsor will instruct the delivery of cash to the Authorized Participant. The Authorized Participant is responsible for the dollar cost of the difference between the value of Portfolio Assets calculated by the Trust Administrator for the applicable NAV per Share of the Trust and the prices at which the Trust sells Portfolio Assets to raise the cash needed for the cash redemption order to the extent the prices realized in selling Portfolio Assets are lower in the aggregate than the Portfolio Asset prices utilized in the NAV. To the extent the prices realized in selling the Portfolio Asset are higher in the aggregate than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference. Shares can only be surrendered for redemption in Baskets of 10,000 Shares each.
An Authorized Participant must submit a redemption order indicating the number of Baskets it intends to redeem. The date          receives that order determines the Basket Amount to be received in exchange. However, orders received after the Redemption Early Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.
All taxes incurred in connection with the delivery of Portfolio Assets to the Digital Asset Custodian or cash to the Cash Custodian in exchange for Baskets (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.
Redemptions may be suspended only (1) during any period in which regular trading on NYSE Arca is suspended or restricted or the exchange is closed (other than scheduled holiday or weekend closings) or (2) during a period when the Sponsor determines that delivery, disposal or evaluation of Portfolio Assets is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Digital Asset Custodian, the Cash Custodian, the Trust Administrator or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of a Portfolio Asset Network, hacking, cybersecurity breach, or power, internet or Portfolio Asset Network outage or similar event). The Sponsor and the Trust Administrator shall reject any purchase order or redemption order that is not in proper form. If the Trust suspends redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.
Certificates Evidencing the Shares
The Shares are evidenced by certificates executed and delivered by the Sponsor on behalf of the Trust. It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants (the “Indirect Participant”) in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can only be held in the form of book-entries through DTC and its participants (the “DTC Participants”), investors must rely on DTC, a DTC Participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.
Cash and Other Distributions
If the Sponsor determines that there is more cash being held in the Trust than is needed to pay the Trust’s expenses for the next month (or, if later, the end of the current calendar quarter) the Sponsor will distribute the extra cash to DTC.
If the Trust receives cash (other than in connection with purchase orders), the Sponsor will distribute that property to DTC by any means the Sponsor thinks is lawful, equitable and feasible. If it cannot make the distribution in that way, the Sponsor will sell the property or otherwise dispose of the property (other than cash) in a manner that it determines is commercially reasonable, and distribute the net proceeds (if any) in the same way as it does with cash (as described in the preceding paragraph).

The Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Sponsor in good faith.
Registered holders of Shares are entitled to receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Sponsor may deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. The Sponsor distributes only whole U.S. dollars and cents and is not required to round fractional cents to the nearest whole cent. The Sponsor is not responsible if it decides that it is unlawful or impractical to make a distribution available to registered holders.
Voting Rights
Owners of Shares do not have any voting rights, take no part in the management or control and have no voice in the Trust’s operations or business. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.
Share Splits
If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range or if the Sponsor determines that it is advisable for any reason, the Sponsor may cause the Trust to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.
Management of the Trust
The Trust does not have a board of directors or an audit committee but does have oversight from the Board of Directors and audit committee of the Sponsor. See “The Sponsor — Key Personnel of the Sponsor.”
Trust Expenses and Portfolio Asset Sales
In addition to the fee payable to the Sponsor (See “The Sponsor — The Sponsor’s Fee”), the following expenses will be paid out of the assets of the Trust:
•
any expenses or liabilities of the Trust that are not assumed by the Sponsor;

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any taxes and other governmental charges that may fall on the Trust or its property;

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any expenses of any extraordinary services performed by the Sponsor or expenses of any action taken by the Sponsor to protect the Trust or the rights and interests of holders of Shares;

•
any indemnification of the Sponsor and the Trustee as described below; and

•
extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor may in its discretion sell the Trust’s Portfolio Assets from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. See “Activities of the Trust — Trust Expenses.”
The Sponsor is not responsible for any depreciation or loss incurred by reason of sales of any of the Portfolio Assets made in compliance with the Trust Agreement.
Payment of Taxes
The Sponsor may deduct the amount of any taxes owed from any distributions it makes. It may also sell Trust assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Evaluation of Portfolio Assets and the Trust Assets
See “Activities of the Trust — Net Asset Value” and “Activities of the Trust — Valuation of Portfolio Assets and Determination of NAV.”
Amendment and Dissolution
The Sponsor may agree to amend the Trust Agreement without the consent of the holders of Shares. If an amendment imposes or increases fees or charges, except for taxes and other governmental charges, or prejudices a substantial right of holders of Shares, it will not become effective for outstanding Shares until 30 days after the Sponsor notifies DTC of the amendment. At the time an amendment becomes effective, by continuing to hold Shares or an interest therein, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended.
The Trustee, upon direction by the Sponsor will cancel and dissolve the Trust if:
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the Sponsor is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

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a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its Portfolio Assets, or seizes, impounds or otherwise restricts access to Trust assets;

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the Sponsor determines, in its sole discretion, that the dissolution of the Trust is advisable or desirable for any reason; or

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DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor, may, in its sole discretion, direct the Trustee to dissolve the Trust if:
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the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

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the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

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FinCEN determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain a BitLicense;

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if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

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the Index Administrator ceases to maintain a Reference Price or any ongoing event exists that prevents or makes impractical the determination of a Reference Price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

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the net assets of the Trust in relation to the operating expenses of the Trust is at a level at which continued operation of the Trust is unreasonable or imprudent;

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any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of Portfolio Assets, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert Portfolio Assets to U.S. dollars; or

•
any custodian (including, for the avoidance of doubt, either of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation or (ii) in the case of the Digital Asset Custodian or the Prime Execution Agent, the final date as of which the Digital Asset Custodian or the Prime Execution Agent will cease to hold any of the Trust’s assets, to the extent different from the date referred to in clause (i).

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). On and after dissolution of the Trust, the Sponsor will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Sponsor will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Sponsor thereafter will: (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Sponsor will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Sponsor in good faith. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. Shareholders are not entitled to any of the Trust’s underlying Portfolio Asset holdings upon the dissolution of the Trust.
Upon the dissolution of the Trust, the Sponsor would conduct sales of Portfolio Assets for cash through the Prime Execution Agent over a reasonable wind-down period in order to limit market impact, as feasible under the circumstances. Under this process, the Sponsor would instruct the Digital Asset Custodian to move a predetermined amount of Portfolio Assets from the Vault Balance to the Trading Balance at the start of each day in which liquidations were to occur. The Sponsor would then instruct the Prime Execution Agent to execute sales of the Portfolio Assets for cash based on optimal achievable execution. The cash proceeds would be delivered to the Cash Custodian at the end of each day.
In the event that the dissolution of the Trust was caused by, or coincident with, the failure or bankruptcy of the Digital Asset Custodian or the Prime Execution Agent, the Sponsor would engage with the relevant bankruptcy or resolution process for the Digital Asset Custodian or Prime Execution Agent with the goal of preserving and recovering the Trust’s Portfolio Assets and cash in accordance with, and to the extent permitted by, the bankruptcy or resolution process. If permitted by the relevant bankruptcy or resolution process to take control of the Trust’s property, the Sponsor would then seek to liquidate the Trust’s property (through a method or agent other than the Prime Execution Agent and in accordance with applicable law) as quickly as reasonably practicable thereafter and distribute the proceeds of the liquidation to Shareholders. Alternatively, the Sponsor may be required to assert a monetary claim in the relevant bankruptcy or resolution process. Thereafter, the Sponsor would seek to resolve and liquidate that claim as quickly as reasonably practicable in order to distribute the proceeds to Shareholders. The bankruptcy or resolution process could be lengthy and could result in the relevant court or resolution authority returning only a fraction of the Trust’s property or recovering only a fraction of the Trust’s legal claim to the Trust, for example if the Trust is deemed to be an unsecured creditor. For more information, see “Risk Factors — Risks Related to the Trust and the Shares — The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor, the Trust Administrator, the Cash Custodian, the Prime Execution Agent and the Digital Asset Custodian could expose the Trust and its Shareholders to the risk of loss of the Trust’s Portfolio Assets for which no person or entity is liable.”
Following the liquidation of the Trust’s Portfolio Assets, any remaining outstanding Shares will be redeemed for cash and distributed to Shareholders in accordance with the provisions of the Trust Agreement. Upon the dissolution of the Trust and the winding-up of the Trust by the Sponsor, the Trustee shall, upon receipt of written direction of the Sponsor, execute and cause a certificate of cancellation of the Trust to be filed with the Secretary of State in accordance with the Nevada Statutory Trust Act. After making such filing, the Trustee shall be discharged from all obligations under the Trust Agreement.
Limitations on Obligations and Liability
The Trust Agreement expressly limits the obligations and liabilities of the Sponsor. As further set out in the Trust Agreement, the Sponsor:
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is only obligated to take the actions specifically set forth in the Trust Agreement without gross negligence or bad faith;

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is not liable if it is prevented or delayed by law or circumstances beyond its control from performing its obligations under the Trust Agreement;

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is not liable if it exercises or fails to exercise discretion permitted under the Trust Agreement;

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has no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person;

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is not liable for any loss of any Portfolio Assets occurring prior to the delivery of such Portfolio Assets to the Digital Asset Custodian or the Prime Execution Agent, as applicable, or after the delivery of such Portfolio Assets by the Digital Asset Custodian or the Prime Execution Agent, as applicable (and for the avoidance of doubt, is not liable for the loss of any Portfolio Assets while held by the Digital Asset Custodian or Prime Execution Agent absent gross negligence or bad faith by the Sponsor); and

•
may rely upon any advice or information from other persons it believes in good faith to be competent to provide such advice or information.

In addition, as further set out in the Trust Agreement, the Sponsor, the Trustee and their respective affiliates under the Trust Agreement are subject to the following:
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are not liable for any loss suffered by the Trust that arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute willful misconduct, gross negligence or bad faith of such person;

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are not personally liable for the return or repayment of all or any portion of the capital or profits of any person, and any such return of capital or profits made will be made solely from the assets of the Trust without any rights of contribution from any of the Sponsor, the Trustee or their respective affiliates; and

•
are not liable for the conduct or misconduct of any delegee selected by the Sponsor; provided, however, that in the case of the Sponsor, the foregoing only applies if the Sponsor made such selection with reasonable care.

In addition, under the Trust Agreement, the Trust is obligated to indemnify the Sponsor and its shareholders, directors, officers, employees, affiliates and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or bad faith or (2) reckless disregard of their obligations and duties under the Trust Agreement.
Requirements for Sponsor Actions
Before the Sponsor delivers or registers a transfer of Shares, makes a distribution on Shares, or permits withdrawal of Trust property, the Sponsor may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Trust property;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including presentation of transfer documents.

The Sponsor may suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares or may refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Sponsor are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Sponsor may, in its sole discretion, suspend the right to surrender Shares or postpone the delivery date of Portfolio Assets or other Trust property generally or with respect to a particular redemption order (a) during any period in which regular trading on NYSE Arca is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings) or (b) during a period when the Sponsor determines that delivery, disposal or evaluation of Portfolio Assets is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Digital Asset Custodian, the Cash Custodian, the Trust Administrator or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of a Portfolio Asset Network, hacking, cybersecurity breach, or power, internet or Portfolio Asset Network outage or similar event). The Sponsor shall reject any purchase order or redemption order that is not in proper form. If the Trust suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.
Delegation by the Sponsor to the Trust Administrator or Other Agent
The Sponsor may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator, without the consent of any Authorized Participant or any Shareholders. The Sponsor is not required to appoint a new Trust Administrator or other agent upon any termination of any of these delegations.
Venue Provision
The Trust Agreement provides that the courts of the state of Nevada and any federal courts located in Clark County, Nevada will be the exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the exclusive jurisdiction provision of the Trust Agreement.
Waiver of Jury Trial Provision
The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement.
Limitations on the Right to Bring Derivative Actions
Pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Nevada law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third party when the Trust’s management has refused to do so) is restricted. Under Nevada law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 88A.410(5) of the Nevada Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to additional standards and restrictions set forth in the governing instrument, including, without limitation, a requirement that beneficial owners of a specified beneficial interest join in the foregoing action.” In addition to the requirements of applicable law and in accordance with the foregoing, the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (a) two or more Shareholders who (1) are not “Affiliates” (as defined in the Trust Agreement) of one another and (2) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (1) prior to bringing such action, the Shareholder must make a demand upon the Sponsor to direct the Trustee to bring the subject action unless an effort to cause the Sponsor to take such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a Sponsor or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (2) unless a demand is not required under clause (b)(1) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisers in the event that the Sponsor determines not to direct the Trustee to bring such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the U.S. federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, however, if the relevant provision of the Trust Agreement is found to violate the U.S. federal securities laws, then such provision shall not apply to any claims asserted under such U.S. federal securities laws.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY
DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.
Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Sponsor on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC and deposited with the Sponsor on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.
Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.
Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.
Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.
DTC may decide to discontinue providing its service for the Shares by giving notice to the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Sponsor shall direct the Trustee to terminate the Trust.
The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.
The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Sponsor will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR
The Sponsor of the Trust is Yorkville America Digital, LLC, a Florida limited liability company. The Sponsor’s principal office is located at 1012 Springfield Avenue, Mountainside, NJ 07092.
The Sponsor’s Role
The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NYSE Arca. The Sponsor has agreed to assume the marketing and the following administrative and marketing expenses incurred by the Trust: the fees of the Trustee and the Trust Administrator, the Custodians’ Fees, NYSE Arca listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $       per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $       per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.
The Sponsor is responsible for the day-to-day administration of the Trust. Day-to-day administration includes: (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Digital Asset Custodian and the Prime Execution Agent the receipt and delivery of Portfolio Assets purchased or sold by or otherwise transferred to, or by, the Trust and with the Cash Custodian the receipt and delivery of cash transferred to or by the Trust in connection with each issuance and redemption of Baskets, (3) calculating the net asset value of the Trust on any Business Day and (4) selling the Trust’s Portfolio Assets as needed to cover the Trust’s expenses. The Sponsor has delegated certain day-to-day responsibilities to the Trust Administrator.
The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Portfolio Asset Network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders, any indemnification of the Cash Custodian, the Digital Asset Custodian, the Prime Execution Agent, the Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.
The Sponsor is responsible for oversight and overall management of the Trust and for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. The Sponsor will designate the independent registered public accounting firm of the Trust and may from time to time employ legal counsel for the Trust.
Key Personnel of the Sponsor
The Trust does not have any directors, officers or employees. The following persons, in their respective capacities as directors or executive officers of the Sponsor, a Florida limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.
Troy Rillo is the President and Chief Executive Officer of the Sponsor. The Sponsor is managed by a Board of Managers composed of Mark Angelo, Troy Rillo and Michael Rosselli.
Mark Angelo, 53, is a member of the Sponsor’s Board of Managers. He co-founded Yorkville Advisors Global LP (“Yorkville Advisors”), the parent entity of the Sponsor, in August 2009 and two affiliated investment managers in 2000 and 2016. Mark served as Portfolio Manager of Yorkville Advisors until March 2014, and then as Co-Portfolio Manager from March 2014 to December 2014. He resumed the role of Portfolio Manager in mid-2019 and currently serves on the Executive Committee of Yorkville Advisors. Prior to co-founding Yorkville Advisors, Mark co-led the Corporate Finance Division at the May

Davis Group, a boutique investment bank focused on emerging growth companies. He began his career as a securities broker with The Boston Group LP in New York City. Mark holds a B.A. in Economics from Rutgers College.
Troy Rillo, 57, is the President and Chief Executive Officer and a member of the Sponsor’s Board of Managers. He has been with Yorkville Advisors since 2009, when he joined one affiliated manager in 2004, and has been involved with the other since inception. Troy also serves as Co-Chairman of the Investment Committee of Yorkville Advisors and is responsible for deal structuring, pipeline management, due diligence, legal matters, compliance and the execution of structured debt and equity investments. He previously served as Chief Compliance Officer and is a recognized authority on corporate and securities law. Prior to joining Yorkville Advisors, Troy was a corporate and securities partner at K&L Gates LLP, where he represented a wide range of institutional clients. Before that, he worked in corporate finance at Motorola, Inc. He received both his J.D. and B.S. in Finance from the University of Florida, graduating magna cum laude. Troy was a member of the Florida Law Review and the Order of the Coif and is admitted to practice law in New Jersey and Florida.
Michael Rosselli, 56, is a member of the Board of Managers. He has been with Yorkville Advisors since 2004 and currently co-chairs the firm’s Investment Committee. Michael is responsible for originating, structuring and executing investments across a variety of industries, including technology, healthcare, real estate and manufacturing. He also oversees a portion of Yorkville Advisors’ portfolio, including its investment activities in the European market. Before joining Yorkville Advisors, Michael was a mergers and acquisitions specialist at Deloitte & Touche LLP, advising financial and corporate acquirers on transactions ranging in value from $5 million to $5 billion. He is a licensed CPA and holds a B.S. in Accounting from the University of Richmond.
The Sponsor has a code of ethics (the “Code of Ethics”) that applies to its executive officers, including its Chief Executive Officer, President and Treasurer, who perform certain functions with respect to the Trust that, if the Trust had executive officers would typically be performed by them. The Code of Ethics is available by writing the Sponsor at 1012 Springfield Avenue, Mountainside, NJ 07092 or calling the Sponsor at (201) 985-8300. The Sponsor’s Code of Ethics is intended to be a codification of the business and ethical principles that guide the Sponsor, and to deter wrongdoing, to promote: (1) honest and ethical conduct (including the ethical handling of actual or apparent conflicts of interest); (2) full, fair, accurate, timely and understandable disclosure in public reports, documents and communications; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics; and (5) accountability for adherence to the Code of Ethics.
The Sponsor’s Fee
The Sponsor’s Fee accrues daily and is paid at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof at an annualized rate equal to    % of the NAV. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. See “Risk Factors — Risks Related to the Trust and the Shares — The Sponsor may amend the Trust Agreement without the consent of the Shareholders.”

THE TRUST ADMINISTRATOR
           serves as the Trust Administrator. The Trust Administrator has been engaged to provide certain administrative services, including, but not limited to, arranging for the computation of the NAV and the NAV per Share; preparing the Trust’s financial statements and annual and quarterly reports; and recording payment of fees and expenses on behalf of the Trust.
The Trust Administrator’s services are governed under the Administrative Services Agreement (the “Services Agreement”) between the Trust Administrator and the Sponsor, on behalf of itself and the Trust. The Services Agreement consists of a master services agreement supplemented by related service modules and other documentation specifying the service levels provided by, and related fees payable to, the Trust Administrator in connection with its services. The fees of the Trust Administrator are paid by the Sponsor on behalf of the Trust. The Trust Administrator is exculpated and indemnified by the Trust under the terms of the Services Agreement.
Under the Services Agreement, the Trust Administrator has agreed to provide its services for a term ending on . In addition, the Trust Administrator may terminate its services for certain material breaches of the Services Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Trust may terminate the Services Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law and for certain corporate events affecting the Trust Administrator.

THE TRUSTEE
           acts as the trustee of the Trust for the purpose of creating a Nevada business trust in accordance with the Nevada Statutory Trust Act. The Trustee is appointed to serve as a trustee of the Trust in the State of Nevada and for the sole and limited purpose of fulfilling the requirements of the Nevada Statutory Trust Act and shall at all times satisfy the requirements of the Nevada Statutory Trust Act.
General Duty of Care of Trustee
           serves as the Trustee of the Trust. The Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of a business trust trustee, except to the extent mandated by the Nevada Statutory Trust Act. The Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Nevada Statutory Trust Act.
Resignation, Discharge or Removal of Trustee; Successor Trustees
The Trustee may resign at any time by giving at least 90 days’ notice to the Sponsor. The Sponsor may remove the Trustee at any time. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.
If the Trustee resigns or is removed, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of the Nevada Statutory Trust Act. The successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under the Trust Agreement. If no successor Trustee shall have been appointed within 90 days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee resigns and no successor Trustee is appointed within 90 days after the date the Trustee issues its notice of resignation, the Sponsor may, in its sole discretion, direct the Trustee to dissolve the Trust and the Sponsor will thereafter distribute the Trust’s remaining assets.
Separate Trustees
At any time, including for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust assets may at the time be located or for the purpose of performing certain duties and obligations of the Trust, under the Trust Agreement the Sponsor shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a separate trustee or separate trustees of the Trust and to vest in any such person, in such capacity, such powers, duties and rights as the Sponsor may consider necessary or desirable. Each separate trustee shall, to the extent permitted by law and provided in the Trust Agreement, be appointed and act subject to the following provisions and conditions:
(a)
all rights, powers, duties and obligations conferred or imposed upon a trustee under the Nevada Statutory Trust Act or the Trust may be conferred upon and exercised or performed by the separate trustee (without the Trustee joining in such act), solely at the written direction of the Sponsor;

(b)
no trustee under the Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under the Trust Agreement;

(c)
the Sponsor may at any time accept the resignation of or remove any separate trustee; and

(d)
if any separate trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and may be exercised by the Sponsor, to the extent permitted by law, without the appointment of a new or successor separate trustee.

THE CUSTODIANS
Cash Custodian
The Cash Custodian is        . Pursuant to the agreement between the Cash Custodian, the Sponsor and the Trust (the “Cash Custodian Agreement”), the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s). The fees of the Cash Custodian are paid by the Sponsor on behalf of the Trust.
Under the Cash Custodian Agreement, the Cash Custodian has agreed to provide its services for an initial term of two years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Cash Custodian Agreement. In addition, the Cash Custodian may terminate its services for certain material breaches of the Cash Custodian Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Trust may terminate the Cash Custodian Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Cash Custodian.
The Cash Custodian will exercise the following standard of care: (1) with the exercise of that level of care at least at the same standard of care as the Cash Custodian provides for itself and/or its affiliates with respect to similar services, and without the exercise of any bad acts; (2) in a manner reasonably designed to satisfy the Cash Custodian’s obligations under the Cash Custodian Agreement; and (3) with the skill and care that may reasonably be expected of a first class international financial services provider of asset processing and related services.
Except as otherwise expressly provided in the Cash Custodian Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custodian Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custodian Agreement in accordance with such standard of care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custodian Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custodian Agreement in accordance with such standard of care.
Subject to the provisions of existing contractual arrangements relating to cash custody, the Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.
The Cash Custodian Agreement is governed by the laws of the State of New York.
Digital Asset Custodian
Foris DAX Trust Company, LLC shall serve as the exclusive Digital Asset Custodian for the Trust pursuant to the Digital Asset Custodian Agreement. A summary of the terms of the Digital Asset Custodian Agreement will be filed by amendment.

THE PRIME EXECUTION AGENT
Foris DAX, Inc. will serve as the exclusive Prime Execution Agent for the Trust pursuant to the Prime Execution Agency Agreement. A summary of the terms of the Prime Execution Agency Agreement will be filed by amendment.

THE LICENSOR
The Licensor is Trump Media and Technology Group Corp., the operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi incorporating America First investment vehicles. The Sponsor, TMTG, the Liquidity Provider and the Digital Asset Custodian have agreed to perform certain marketing and promotional activities on behalf of the Trust pursuant to the Digital Asset Cooperation Agreement. See “Conflicts of Interest.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
Subject to the limitations and qualifications, and based on the assumptions described herein and in the opinion letter filed as Exhibit 8.1 to the registration statement of which this prospectus forms a part, except as otherwise noted in the following discussion, the statements of law and legal conclusions set forth in the following discussion constitute the opinion of Davis Polk & Wardwell LLP (“Davis Polk”) as to the material U.S. federal income tax consequences of the ownership and disposition of Shares that generally may apply to a “U.S. Holder” or a “non-U.S. Holder” (in each case, as defined below). This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:
•
financial institutions;

•
dealers in securities;

•
traders in securities or commodities, or dealers in commodities that, in each case, have elected to apply a mark-to-market method of tax accounting in respect thereof;

•
persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

•
Authorized Participants;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•
real estate investment trusts;

•
regulated investment companies; and

•
tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.
If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. For the avoidance of doubt, this summary does not discuss any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Shareholders are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Tax Classification of the Trust
The Trust is organized and will be operated as a business trust in accordance with the provisions of the Trust Agreement and applicable Nevada law. Notwithstanding the Trust’s status as a business trust, due to the nature of its activities, the Trust intends to take the position that it is classified as a partnership for U.S. federal income tax purposes. In addition, the trading of Shares on the NYSE Arca will cause the Trust to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. A publicly traded partnership is generally taxable as a corporation. However, in the case of certain entities, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” also includes (i) income and gains from commodities, (ii) income and gains from such futures, forwards options, and (iii) for a partnership that is a trader or investor with respect to such assets, income from notional principal contracts with respect to commodities.
Davis Polk is of the opinion that certain of the Portfolio Assets should qualify as commodities for purposes of the qualifying income exception, and the Sponsor intends to manage the affairs of the Trust in a manner that is expected to cause the Trust to satisfy the requirements of the qualifying income exception. However, there is very limited authority on the U.S. federal income tax treatment of the Portfolio Assets, and the tax treatment of a Portfolio Asset may be affected by future events or changes in circumstances relating to such Portfolio Asset. Shareholders should be aware that the views of Davis Polk are not binding on the IRS, and no assurance can be given that the IRS will not challenge the Trust’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which could result in the material adverse consequences to Shareholders and the Trust discussed below. In addition, due to absence of authority regarding the U.S. federal income tax treatment of staking, Davis Polk is unable to opine as to whether income from staking is qualifying income.
The Trust’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Trust’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Trust’s operations for any given year will produce income that satisfies these requirements.
If the Trust failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, the IRS may require the Trust to make adjustments with respect to Shareholders or pay other amounts), the Trust would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates. In that event, Shareholders would not report their share of the Trust’s income or loss on their tax returns. Distributions by the Trust (if any) would be treated as dividend income to Shareholders to the extent of the Trust’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder´s basis), and thereafter as capital gain. Distributions made (or deemed made) to non-U.S. Holders (as defined below in “Non-U.S. Holders”) treated as dividends will be subject to a withholding tax (currently at 30%, or such lower rate as is provided by an applicable income tax treaty). Accordingly, if the Trust were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Trust and on the value of the Shares.
The remainder of this summary assumes that the Trust is classified for U.S. federal income tax purposes as a partnership that is not taxable as a corporation.
U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:
•
an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•
an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Consequences of Ownership of Shares
Taxation of the Trust’s Income.   No U.S. federal income tax is paid by the Trust on its income. Instead, the Trust files annual partnership returns, and each U.S. Holder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such partnership returns. If the Trust recognizes income, including interest on cash equivalents and net capital gains, U.S. Holders must report their share of these items, regardless of whether the Trust makes a distribution of cash or property during the taxable year. Consequently, a U.S. Holder may be taxed on income or gain recognized by the Trust but receive no cash distribution with which to pay the resulting tax liability or insufficient cash distribution with which to pay such liability.
Monthly Conventions for Allocations of the Trust’s Profit and Loss and Capital Account Restatements.   Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Trust as discussed below, it is expected that allocations pursuant to the Trust Agreement will have substantial economic effect or be in accordance with Shareholders’ interests in the Trust.
In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Trust intends to allocate tax items using an interim closing of the books method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Trust’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).
Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.
By investing in Shares, a U.S. Holder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Trust.
For any month in which a creation Basket is issued or a redemption Basket is redeemed, the Trust will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Trust assets. For this purpose, the Trust will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Trust’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Trust’s assets existing at the time of a contribution or redemption for book and tax purposes.
The conventions used by the Trust, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Trust during the period such Shareholder held the Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a U.S. Holder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “— Tax Basis of Shares” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “— Limitations on Deductibility of Losses and Certain Expenses” below).
Section 754 Election.   The Trust intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Trust adjusts the purchaser’s proportionate share of the tax basis of the Trust’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Trust’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since such partner acquired its interest. Depending on the price paid for Shares and the tax basis of the Trust’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Trust will use certain simplifying conventions and assumptions. In particular, the Trust will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Trust’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.
Limitations on Deductibility of Losses and Certain Expenses.   A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to U.S. Holders by the Trust, including, but not limited to, those described below.
A U.S. Holder’s deduction of its allocable share of any loss of the Trust is limited to the lesser of (1) the tax basis in such Shareholder´s Shares or (2) in the case of a U.S. Holder that is an individual or a closely held corporation, the amount which the U.S. Holder is considered to have “at risk” with respect to the Trust’s activities. In general, the amount at risk initially will be a U.S. Holder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Trust generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.
Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.
The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is currently suspended for taxable years beginning before January 1, 2026. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. If the suspension is not extended, for taxable years beginning on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, the Trust believes that management fees the Trust pays to the Sponsor and other expenses of the Trust will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation.
Non-corporate U.S. Holders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a U.S. Holder will generally include any interest expense accrued by the Trust and any interest paid or accrued on direct borrowings by the U.S. Holder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.
If the Trust incurs indebtedness that is treated as allocable to a trade or business, the Trust’s ability to deduct interest on such indebtedness is limited to an amount equal to the sum of (1) the Trust’s business interest income during the year and (2) 30% of the Trust’s adjusted taxable income for such taxable year. If the Trust is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest, and a U.S. Holder may carry forward its allocable share of such excess business interest expense to successive taxable years to offset any excess taxable income allocated by the Trust to such U.S. Holder. Any excess business interest expense allocated to a U.S. Holder will reduce such U.S. Holder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the U.S. Holder in that year. Immediately prior to a U.S. Holder’s disposition of its Shares, the U.S. Holder’s basis will be increased by the amount by which such basis reduction exceeds the excess business interest expense that has been deducted by such U.S. Holder.
To the extent that the Trust allocates losses or expenses to a U.S. Holder that must be deferred or are disallowed as a result of these or other limitations in the Code, the U.S. Holder may be taxed on income in excess of its economic income or distributions (if any) on its Shares. As one example, a U.S. Holder could be allocated and required to pay tax on its share of interest income accrued by the Trust for a particular taxable year, and in the same year be allocated a share of a capital loss that the U.S. Holder cannot deduct currently because it has insufficient capital gains against which to offset the loss. U.S. Holders are urged to consult their own tax advisers regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Trust’s losses and expenses.
Tax Basis of Shares
A U.S. Holder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Trust and (3) its ability to utilize its distributive share of any losses of the Trust on its U.S. federal income tax return. A U.S. Holder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Trust’s liabilities (if any) at the time of purchase.
A U.S. Holder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Trust’s taxable income and gain and (b) any additional contributions by the U.S. Holder to the Trust and (2) decreased (but not below zero) by (a) its allocable share of the Trust’s tax deductions and losses and (b) any distributions by the Trust to the U.S. Holder. For this purpose, an increase in a Shareholder’s share of the Trust’s liabilities will be treated as a contribution of cash by the Shareholder to the Trust and a decrease in that share will be treated as a distribution of cash by the Trust to the Shareholder. Pursuant to certain IRS rulings, a U.S. Holder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a U.S. Holder that acquired its Shares at different prices sells less than all of its Shares, such U.S. Holder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, such U.S. Holder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Trust Distributions
If the Trust makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to a U.S. Holder for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the U.S. Holder’s adjusted basis of its interest in the Trust immediately before the distribution. Any money distributed that is in excess of a U.S. Holder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.
Tax Consequences of Disposition of Shares
If a U.S. Holder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A U.S. Holder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Trust’s liabilities.
Gain or loss recognized by a U.S. Holder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows U.S. Holders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most U.S. Holders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a U.S. Holder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the U.S. Holder will have a split holding period in the Shares sold. Under such circumstances, a U.S. Holder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Trust that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The U.S. Holder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Trust.
Under Section 751 of the Code, a portion of a U.S. Holder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares) will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Trust. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Trust. Such amounts of ordinary income allocated to a U.S. Holder may be less than, equal to or more than the amount of such gain or loss that otherwise would have recognized by such Shareholder on such sale of Shares.
Other U.S. Federal Income Tax Matters
Information Reporting.   The Trust provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Trust are treated as partners for U.S. federal income tax purposes. Accordingly, the Trust will furnish Shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, the Trust will treat as a Shareholder any person whose Shares are held on that person´s behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Trust as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Trust. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Trust.
Partnership Audit Procedures.   The IRS may audit the U.S. federal income tax returns filed by the Trust. Partnerships are generally treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction is determined at the partnership-level in a unified partnership proceeding rather than in separate proceedings with the partners.
Tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally are assessed and collected from the partnership (rather than from the partners), and generally are calculated using maximum applicable tax rates (although such partnership-level tax may be reduced or eliminated under limited circumstances). In some circumstances, the Trust may have the ability to shift any such partnership-level tax to the Shareholders or former Shareholders of the Trust during the year under audit, but there can be no assurances in that regard. If the Trust were subject to a partnership-level tax, the economic return of all Shareholders (including Shareholders that did not own Shares in the Trust during the taxable year to which the audit relates) may be affected.
Reportable Transaction Rules.   In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. Significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisers concerning the application of these reporting requirements to their specific situation.
Tax-Exempt Organizations.   Subject to certain exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on UBTI. Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Trust were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder then, in computing its UBTI, the Shareholder must include its share of (1) the Trust’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Trust’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Trust may have UBTI.
Under the IRS guidance on digital assets, staking rewards, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by an exempt organization Shareholder would constitute UBTI. An exempt organization Shareholder should consult its own tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in the Trust.
The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Trust may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Trust for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Trust’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.
Regulated Investment Companies.   Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership such as the Trust is a qualified publicly traded partnership is made on an annual basis. While the tax treatment of the Portfolio Assets is not entirely clear, it is possible that the Trust may be a qualified publicly traded partnership. However, such qualification is not assured, and prospective RIC investors should consult a tax adviser regarding the treatment of an investment in the Trust under current tax rules and in light of their particular circumstances.
Non-U.S. Holders
As used herein, the term “non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Holder. The term “non-U.S. Holder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year; (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Shareholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.
Generally, non-U.S. persons who derive U.S.-source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“effectively connected income”). FDAP income (other than interest that is considered “portfolio interest,” as discussed below) is generally subject to a withholding tax (currently at 30%, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence). In contrast, effectively connected income is generally subject to U.S. tax on a net basis at the applicable rates upon the filing of a U.S. tax return. Where a non-U.S. person has effectively connected income as a result of an investment in a partnership, the effectively connected income is currently subject to withholding at a rate of 37% for individual partners and a rate of 21% for corporate partners, and any such withholding is treated as a pre-payment of the non-U.S. person’s U.S. federal income tax liability. The withholding rate on effectively connected income may increase in future tax years if tax rates increase from their current levels.
Withholding on Allocations and Distributions.   The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment trust whose activities consist of trading in stocks, securities or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of the Portfolio Assets. Moreover, currently there is no guidance regarding whether and when engaging in staking might constitute a U.S. trade or business. Accordingly, there can be no assurance that the Trust will not be considered to be engaged in a U.S. trade or business.
In the event that the Trust’s activities were considered to constitute a U.S. trade or business, the Trust would be required to withhold (as described above) on allocations of its income to non-U.S. Holders, when such income is distributed. Non-U.S. Holders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such non-U.S. Holder’s Shares unless an exception to withholding applies. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A non-U.S. Holder with effectively connected income will generally be required to file a U.S. federal income tax return, and the return will provide the non-U.S. Holder with the mechanism to seek a refund of any withholding in excess of such non-U.S. Holder’s actual U.S. federal income tax liability. Any amount withheld by the Trust will be treated as a distribution to the non-U.S. Holder to the extent possible. In some cases, the Trust may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. Holder, which may result in that cost being borne by the Trust and, accordingly, by all Shareholders.
If the Trust is not treated as engaged in a U.S. trade or business, a non-U.S. Holder may be treated as having FDAP income, which would be subject to a withholding tax (currently at 30%, which may be reduced under an applicable tax treaty), with respect to some or all of its distributions from the Trust or its allocable share of Trust income. Amounts withheld on behalf of a non-U.S. Holder will be treated as being distributed to such Shareholder to the extent possible. If the Trust is not able to match the economic cost of satisfying its withholding obligation to a particular non-U.S. Holder, that cost will be borne by the Trust and, accordingly, by all Shareholders.
To the extent any interest income allocated to a non-U.S. Holder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Holder nor a subsequent distribution of such interest income to the non-U.S. Holder will be subject to withholding, provided that the non-U.S. Holder is not otherwise engaged in a trade or business in the United States and provides the Trust with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer.
In order for the Trust to avoid withholding on any interest income allocable to non-U.S. Holders that would qualify as portfolio interest, it will be necessary for all non-U.S. Holders to provide the Trust with a timely and properly completed and executed Form W-8BEN (or other applicable form).
Branch Profits Tax on Corporate Non-U.S. Holders.   In addition to the taxes noted above, if the Trust generates income effectively connected with a trade or business in the United States (as described above), any non-U.S. Holder that is a corporation may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an applicable income tax treaty.

FATCA.   As discussed above, it is unclear whether any income recognized by a non-U.S. Holder would constitute U.S.-source FDAP income. Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of U.S.-source FDAP income and, subject to the discussion of proposed U.S. Treasury Regulations below, of gross proceeds of dispositions of certain types of property that produce U.S.-source FDAP income to, “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. In addition, regulations proposed by the U.S. Treasury Department (the preamble to which indicates that taxpayers may rely on the regulations pending their finalization) would eliminate the requirement under FATCA of withholding on gross proceeds. Shareholders should consult their tax advisers regarding the effects of FATCA on an investment in the Trust.
Prospective non-U.S. Holders should consult their own tax advisers regarding these and other tax issues unique to non-U.S. Holders.
Backup Withholding
The Trust may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Trust with its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding and (2) any Shareholder with respect to whom the IRS notifies the Trust that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is currently 24% and may increase in future tax years.
Other Tax Considerations
In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Trust does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Trust. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

ERISA AND RELATED CONSIDERATIONS
Title I of ERISA and Section 4975 of the Code impose certain requirements on: employee benefit plans and certain other plans and arrangements, including individual retirement accounts (“IRAs”) and Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such employee benefit plans, plans or arrangements are invested, that are subject to such provisions of ERISA or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of Plan assets.
Government plans, non-U.S. plans and certain church plans (collectively, “Non-ERISA Arrangements”) are generally not subject to such provisions of ERISA or the Code, but may be subject to similar rules under other federal, state, local, non-U.S. or other applicable laws (“Similar Laws”).
General Fiduciary Matters
In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the risks discussed in this prospectus, any applicable prospectus supplement and other documents incorporated or deemed incorporated by reference herein, and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to, (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction under ERISA or the Code, (iii) the Plan’s funding objectives and (iv) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. Fiduciaries of Non-ERISA Arrangements should carefully consider whether an investment in Shares would violate any applicable Similar Laws.
Plan Asset Issues
Under the Department of Labor’s regulations at section 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulations”), if a Plan invests in an equity interest of an entity that is “a publicly-offered security,” the entity will not be deemed to hold “plan assets” subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code. A “publicly-offered security” is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is “freely transferable” is a factual question determined on the basis of facts and circumstances. A class of securities is “widely-held” if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. It is anticipated that the Shares will constitute “publicly-offered securities” as defined in the Plan Asset Regulations. Accordingly, only the Shares held by a Plan, and not the underlying digital assets held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the fiduciary responsibility and prohibited transaction rules of ERISA and the Code.
Investment by Certain Retirement Plans
IRAs and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own advisers as to the consequences of an investment in Shares.

Prohibited Transaction Issues
As discussed above under “Risk Factors,” because of the Sponsor’s or an affiliate’s expected initial ownership interest of 50% or more of the Trust, the Trust could be a “party in interest” (under ERISA) or “disqualified person” (under Section 4975 of the Code) to any Plan with respect to which the Sponsor or an affiliate is a party in interest or a disqualified person. Therefore, the purchase by any such Plan of interests in the Trust could be prohibited under ERISA and/or Section 4975 of the Code absent an exemption. Plan fiduciaries should consider whether a purchase of such interests constitutes a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code and, if so, whether an exemption is available.
Representation
Accordingly, by acceptance of Shares, each purchaser and subsequent transferee of Shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Shares constitutes assets of any Plan or Non-ERISA Arrangement or (ii) the acquisition, holding and subsequent disposition of the Shares by such purchaser or transferee will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any applicable Similar Law. The foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of ERISA and the Code as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.
ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS OR NON-ERISA ARRANGEMENTS IS IN NO RESPECT A REPRESENTATION BY THE SPONSOR OR ANY OTHER PARTY RELATED TO THE TRUST THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY. THE PERSON WITH INVESTMENT DISCRETION WITH RESPECT TO ANY PLAN OR NON-ERISA ARRANGEMENT SHOULD CONSULT WITH ITS OWN COUNSEL AND ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST, IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN OR NON-ERISA ARRANGEMENT BEFORE PURCHASING SHARES. NEITHER THIS DISCUSSION NOR ANYTHING IN THIS PROSPECTUS IS OR IS INTENDED TO BE INVESTMENT ADVICE DIRECTED AT ANY POTENTIAL PURCHASER THAT IS A PLAN OR NON-ERISA ARRANGEMENT, OR AT SUCH PURCHASERS GENERALLY.

SEED CAPITAL INVESTOR
The Seed Capital Investor agreed to purchase $        in Shares on        , 2025, and on        , 2025 took delivery of       Seed Shares at a price per Share of $      . On       , 2025, the Seed Shares were redeemed for cash and the Seed Capital Investor purchased Shares at a price per Share of $      . Total proceeds to the Trust from the sale of the Seed Creation Baskets were $      . On         , 2025, the Trust purchased         bitcoin,         ether,       SOL,       CRO and      XRP with the proceeds of the Seed Creation Baskets using the Prime Execution Agent. As of the date of this prospectus, these Shares represent all of the outstanding Shares. The Seed Capital Investor may offer all of the Shares comprising the Seed Creation Baskets to the public pursuant to this prospectus.
The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Creation Baskets. The Seed Capital Investor will be acting as underwriter with respect to the Seed Creation Baskets.
The Sponsor and the Trust have agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.

PLAN OF DISTRIBUTION
In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Trust issues Shares in Baskets to Authorized Participants in exchange for deposits of cash on a continuous basis. As of the date of this prospectus, the Authorized Participants are       ,       , and       . Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. These transactions will take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for Portfolio Assets. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed to be a statutory underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers, or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.
By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.
Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters,” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus- delivery exemption provided by Section 4(a)(3) of the Securities Act.
The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisers regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.
Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Shares except in compliance with Rule 2310 of FINRA Rules. The Authorized Participants do not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares.
The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Creation Baskets, and its activities with respect to the Seed Creation Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.
The Shares will be listed and traded on NYSE Arca under the ticker symbol “       .”

CONFLICTS OF INTEREST
General
Prospective investors should be aware that the Sponsor intends to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.
The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. The Sponsor’s officers, directors and employees are officers, directors or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.
The Sponsor wants you to know that there are certain entities with which the Sponsor may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor, TMTG and Crypto.com (including, without limitation, the Trust, each of its affiliates, directors, partners, trustees, managing members, officers and employees, collectively, the “Trust Affiliates”).
The activities of the Sponsor and the Trust Affiliates in the management of, or their interest in, their own accounts and other accounts they manage may present conflicts of interest that could disadvantage the Trust and its Shareholders. One or more of the Sponsor or the Trust Affiliates provide investment management services to other investment vehicles, funds and discretionary managed accounts that may follow an investment program similar to that of the Trust. The Sponsor and the Trust Affiliates collectively are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust and its Shareholders. One or more of the Sponsor or the Trust Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, adviser, market maker, trader, prime execution agent, lender, agent and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest. In addition, pursuant to the Digital Asset Cooperation Agreement, the Sponsor, TMTG and certain affiliates of Crypto.com agreed to cooperate with respect to the marketing, promotion, issuance and operation of custom digital asset-based exchange-traded products and/or exchange-traded funds. The parties to the Digital Asset Cooperation Agreement currently expect that at least some of such products and funds would relate to, and/or hold, one or more of the Portfolio Assets. For example, on June 5, 2025, the Sponsor filed a registration statement on Form S-1 for Truth Social Bitcoin ETF, B.T., an exchange-traded fund that will invest its assets exclusively in bitcoin, and on June 16, 2025, the Sponsor filed a registration statement on Form S-1 for Truth Social Bitcoin and Ethereum ETF, B.T., an exchange-traded fund that will invest its assets in bitcoin and ether. Accordingly, it is possible that such products and funds, including any Additional Trusts formed pursuant to the Digital Asset Cooperation Agreement, could be viewed as potential investors in the Trust as an alternative investment to the Shares. Creating, operating and promoting such additional products and funds may require additional funds as well as time and attention of the officers, directors and employees of the Sponsor, TMTG, Crypto.com and their respective affiliates. See “Conflicts of Interest — Digital Asset Cooperation Agreement.”
The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and the Code of Ethics, which address conflicts of interest (together, the “Policies”). Consistent with the requirements of the Policies, the Sponsor will implement standard operating protocols under which personnel who have access to information about creation and redemption activity in Shares of the Trust preclear personal trading activity in the Portfolio Assets. All of the Sponsor’s employees will be required to preclear personal transactions in the Shares of the Trust. Finally, trading on behalf of clients in the Shares of the Trust will be subject to controls embedded in Yorkville’s portfolio compliance systems. The Policies and any underlying procedures will be amended as necessary to reflect these protocols.

The Sponsor and the Trust Affiliates may participate in transactions related to some or all of the Portfolio Assets, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the Portfolio Assets held by the Trust and, consequently, on the market value of the Portfolio Assets.
Because these parties may trade the Portfolio Assets for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in any of the Portfolio Assets which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.
Thus, it is likely that the Trust will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor or an Affiliate performs or seeks to perform investment banking or other services.
Digital Asset Cooperation Agreement
The Sponsor, TMTG, the Liquidity Provider and the Digital Asset Custodian (collectively, the “Parties”) on April 21, 2025 entered into a mutual cooperation agreement with respect to the marketing, promotion, issuance and operation of custom digital asset-based exchange-traded products and/or exchange-traded funds.
The Sponsor and the Licensor agreed that (1) the Digital Asset Custodian will exclusively act as the digital asset custodian to the Trust and as a digital asset custodian with respect to any digital assets held by any of the Additional Trusts and (2) the Liquidity Provider will exclusively provide certain trading and Staking services to the Trust and the Future Trusts, subject, in each case, to a successful negotiation of definitive agreements in customary form and substance for arrangements of this type. The Sponsor and the Licensor have also agreed not to engage any digital asset-related service providers with respect to the Trust or the Additional Trusts without first offering to engage for such services the Liquidity Provider and the Digital Asset Custodian or their respective affiliates on the same terms offered by such other service providers. The Parties also agreed to perform certain joint marketing and promotional activities on behalf of the Trust and any Additional Trusts. In particular, Foris DAX, Inc. committed to, among other efforts, position the Trust as the top result within its applicable category on any relevant search engine or internal platform function, and distribute promotional communications — such as emails, in-app messages and chat notifications — to current and prospective users of its platform, in each case, as permitted by law. In addition, the Parties will jointly engage in marketing and distribution initiatives for the Trust, which may include the development of promotional content related to the digital asset ecosystem, the execution of marketing campaigns across the Parties’ respective digital channels (including websites, apps and social media) and the allocation of appropriate personnel to participate in such activities. The Parties also granted each other limited licenses to certain of its respective intellectual property assets in connection to such marketing and promotional efforts.
The Digital Asset Cooperation Agreement will remain in effect until December 31, 2028 (the “Initial Term”) and shall automatically renew for successive one-year periods thereafter. Each Party can terminate the agreement at any time in customary circumstances, including if required by applicable law or by binding order of a governmental agency exercising proper jurisdiction. In addition, any Party may terminate the agreement upon 90 days’ notice to the other Parties for convenience, without cause, at any time after the Initial Term.
Resolution of Certain Conflicts
The Trust Agreement provides that in the case of a conflict of interest between the Sponsor and its affiliates, on the one hand, and the holders of Shares, on the other, the Sponsor will use commercially reasonable efforts to resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor. Notwithstanding the foregoing, in no event will the Sponsor or its respective affiliates be required to divest themselves of, or restrict their services or other activities with respect to, any assets they currently or may hold, manage or control on their own behalf or on behalf of any customer, client or any other person.
Issues Relating to the Valuation of Assets
The Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest, including in connection with the calculation of Sponsor’s Fees. To the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.
The Sponsor reserves the right to utilize third-party vendors to perform certain functions, including valuation services, and these vendors may have interests and incentives that differ from those of Shareholders.

GOVERNING LAW; CONSENT TO NEVADA JURISDICTION
The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Nevada. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Nevada and any federal courts located in Nevada, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the exclusive jurisdiction provision of the Trust Agreement. Such consent is not required for any person to assert a claim of Nevada jurisdiction over the Sponsor or the Trust.

LEGAL MATTERS
Davis Polk & Wardwell LLP, New York, New York, has served as structuring counsel to the Sponsor. The validity of the Shares has been passed upon for the Sponsor by Saltzman Mugan Dushoff, PLLC, Las Vegas, Nevada. Davis Polk & Wardwell LLP, New York, New York, as special tax counsel to the Trust, has rendered an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares.

EXPERTS
The financial statement as of         , 2025 included in this prospectus has been so included in reliance on the report of       , an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov.
Information about the Trust or the Shares can also be obtained from the Sponsor’s website at       . The Sponsor’s website address in this prospectus was included solely as an inactive textual reference. Information contained on, or that can be accessed through, that website is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider information on our website to be part of this prospectus or the registration statement of which it forms a part. The Sponsor will, on behalf of the Trust, make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.
The Trust will be subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Trust, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s internet site at www.sec.gov, which also contains reports and other information regarding issuers that file electronically with the SEC.

GLOSSARY
In this prospectus, each of the following terms has the meaning set forth below:
“2022 Events” means the 2022 bankruptcies of FTX, BlockFi Inc. and Genesis Global Capital, LLC.
“Additional Trusts” means trusts the Sponsor expects to form in the future that will own bitcoin, ether and other digital assets as well as securities with a Made in America focus spanning diverse industries such as energy, including Truth Social Bitcoin ETF, B.T. and Truth Social Bitcoin and Ethereum ETF, B.T.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.
“airdrop” means an occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset.
“Authorized Participant” means a person who, at the time of submitting an order to create or redeem one or more Baskets, (i) is a registered broker-dealer, (ii) is a DTC Participant or an Indirect Participant and (iii) has in effect a valid Authorized Participant Agreement.
“Authorized Participant Agreement” means an agreement entered into by an Authorized Participant and the Sponsor that provides the procedures for the creation and redemption of Baskets.
“Basket” means a block of 10,000 Shares.
“Basket Amount” means the amount of Portfolio Assets the Trust needs to purchase from the Liquidity Provider or through the Prime Execution Agent.
“Bitcoin Blockchain” means the blockchain ledger for bitcoin.
“Bitcoin Constituent Platforms” means the constituent bitcoin platforms of the Bitcoin Reference Price, which are currently Crypto.com, Bitstamp by Robinhood, Bullish, Coinbase, Gemini, itBit, Kraken and LMAX Digital, and which may change from time to time.
“Bitcoin Network” means Bitcoin Blockchain and any digital asset network, including the Bitcoin peer-to-peer network.
“Bitcoin Reference Price” means the CME CF Bitcoin Reference Rate — New York Variant for the Bitcoin-U.S. dollar trading pair, produced by CF Benchmarks Ltd.
“BitLicense” means a business license under 23 New York Codes, Rules and Regulations (NYCRR) Part 200.
“BMR” means the U.K. Benchmarks Regulation.
“BRTI” means the CME CF Bitcoin Real Time Index.
“BSA” means the U.S. Bank Secrecy Act, as amended.
“Business Day” means any day other than: (1) a Saturday or a Sunday, or (2) a day on which NYSE Arca is closed for regular trading.
“Cash Custodian” means               .
“Cash Custodian Agreement” means the services agreement between the Cash Custodian, the Sponsor and the Trust.
“CBDCs” means digital forms of legal tender, called central bank digital currencies, introduced by central banks in various countries.
“CFPB” means the Consumer Financial Protection Bureau.

“CFTC” means the U.S. Commodity Futures Trading Commission.
“Client Account” means other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts that various divisions and units within
Yorkville manage or advise.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Code of Ethics” means the codification of the Sponsor’s business and ethical principles that applies to its executive officers.
“Commodity Exchange Act” or “CEA” means the U.S. Commodity Exchange Act of 1936, as amended.
“Connected Trading Venue” means a venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell digital assets on behalf of the Trust.
“Constituent Platforms” means the constituent digital asset platforms of the Reference Prices, which are chosen by the Index Administrator and which may change from time to time.
“COVID-19” means the coronavirus.
“Creation Early Order Cutoff Time” means the required deadline for an Authorized Participant to submit a purchase order for the creation of Baskets utilizing the Agent Execution Model.
“CRO Reference Price” means CF CRO Reference Rate — New York Variant for the CRO-U.S. dollar trading pair, produced by CF Benchmarks Ltd.
“Cronos Blockchain” means the blockchain ledger for CRO.
“Cronos Network” means the Cronos Blockchain and associated peer-to-peer network.
“CRTI” means the CF Cronos-Dollar Spot Rate.
“Crypto.com” means Foris Holdings US, Inc., an affiliate of the Digital Asset Custodian, the Rebalancing Agent, the Liquidity Provider, the Prime Execution Agent and the Staking Provider.
“Custodians” means the Cash Custodian and the Digital Asset Custodian, collectively.
“Custodians’ Fees” means the fees payable to the Custodians.
“CVC” means convertible virtual currency.
“Department of Justice” means the United States Department of Justice.
“DFPI” means the California Department of Financial Protection and Innovation.
“Digital Asset Cooperation Agreement” means the mutual cooperation agreement dated as of April 21, 2025.
“Digital Asset Custodian” means Foris DAX Trust Company, LLC.
“Digital Asset Custodian Agreement” means the agreement between the Trust and the Digital Asset Custodian regarding the custody of the Trust’s Portfolio Assets.
“DTC” means the Depository Trust Company.
“DTC Participant” means an entity that has an account with DTC.
“ECI” means income that is treated as “effectively connected” with the conduct of a trade or business in the United States.
“effectively connected income” is income that is effectively connected with the conduct of a U.S. trade or business.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.
“ERTI” means the CME CF Ethereum Real Time Index.
“ET” means Eastern Time.
“Ether Reference Price” means the CME CF Ether Reference Rate — New York Variant for the Ether-U.S. dollar trading pair, produced by CF Benchmarks Ltd.
“Ethereum Blockchain” means the blockchain ledger for ether.
“Ethereum Classic” or “ETC” means the original blockchain, now referred to as “Ethereum Classic,” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC.
“Ether Constituent Platforms” means the constituent ether platforms of the Ether Reference Price, which are currently Crypto.com, Bitstamp by Robinhood, Coinbase, Gemini, itBit, Kraken and LMAX Digital, and which may change from time to time.
“Ethereum Network” means the Ethereum Blockchain and ether peer-to-peer network.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“exempt organizations” means qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that are otherwise exempt from U.S. federal income tax, subject to certain exceptions.
“Fair Value Event” means an event which occurs if a Reference Price is not available or the Sponsor determines, in its sole discretion, that a Reference Price should not be used.
“FATCA” means legislation commonly referred to as the Foreign Account Tax Compliance Act.
“FBO” means for the benefit of      .
“FCA” means the Financial Conduct Authority of the United Kingdom.
“FDAP” means a Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income.”
“FDIC” means the Federal Deposit Insurance Corporation.
“FinCEN” means the U.S. Department of the Treasury Financial Crimes Enforcement Network.
“FINRA” means the Financial Industry Regulatory Authority.
“fork” means a temporary or permanent bifurcation in a network’s blockchain resulting in the operation of multiple separate networks.
“FSMB” means the Financial Services and Markets Bill.
“FTX” means FTX Trading Ltd.
“GAAP” means the U.S. generally accepted accounting principles.
“Genesis” means Genesis Global Capital, LLC and its affiliates.
“hard fork” means a permanent fork in a network’s blockchain that separates the network into a pre-fork digital asset and a new post-fork digital asset.
“ICO” means initial coin offering.
“IIV” means intraday indicative value per share.
“In-Kind Regulatory Approval” means the necessary regulatory approval to permit the Trust to create and redeem Baskets in-kind for Portfolio Assets.

“Incidental Rights” means any virtual currency (for avoidance of doubt, other than the Portfolio Assets) or other asset or right that the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of Portfolio Assets and arise without any action of the Trust, or of the Sponsor on behalf of the Trust. In the event of a hard fork of a Portfolio Asset Blockchain, the Sponsor shall determine which network shall constitute the respective Portfolio Asset Network and which asset shall constitute the respective Portfolio Asset in accordance with the Trust Agreement.
“Index Administrator” means CF Benchmarks Ltd.
“Indirect Participant” means an entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.
“Initial Term” means the period from April 21, 2025 to December 31, 2028.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.
“IR Digital Assets” means a virtual currency acquired through Incidental Rights.
“IRA” means individual retirement account.
“IRS” means the U.S. Internal Revenue Service.
“JOBS Act” means the Jumpstart Our Business Startups Act.
“KYC” means know your customer.
“Licensor” or “TMTG” means Trump Media & Technology Group Corp., a Florida corporation.
“Liquidity Provider” means Foris DAX, Inc.
“Liquidity Provider Agreement” means the agreement between the Sponsor and Liquidity Provider.
“MiCA” means the Markets in Crypto-Assets law approved by the European Council of the European Union.
“Money Market Fund” means a money market fund that is in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service).
“monthly allocation convention” means the allocation of tax items for each month during a taxable year to the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month.
“MSB” means a U.S.-based platform registered as a money services business with FinCEN.
“NAV” means net asset value of the Trust.
“NAV per Share” means net asset value per Share.
“Non-ERISA Arrangements” means government plans, non-U.S. plans and certain church plans.
“Non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Holder excluding: (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year; (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes.
“Notice” means the 2014 notice released by the IRS.
“NYDFS” means the New York State Department of Financial Services.
“NYSE Arca” means NYSE Arca, Inc.

“OCC” means the Office of the Comptroller of the Currency.
“OFAC” means the Office of Foreign Assets Control.
“Order Book” means a list of buy and sell orders with associated limit prices and sizes that have not yet been matched.
“Oversight Committee” means the Oversight Committee of the Index Administrator.
“Oversight Function” means the CF Cryptocurrency Index Family Oversight Function.
“Parties” means the parties to the Digital Cooperation Agreement, which are the Sponsor, TMTG, the Liquidity Provider and the Digital Asset Custodian.
“Plan Asset Regulations” means the Department of Labor’s regulations at section 2510.3-101, as amended by Section 3(42) of ERISA.
“Plans” means IRAs, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such employee benefit plans, plans or arrangements are invested.
“PoH” means the Proof-of-History timestamping mechanism.
“Policies” means the policies and procedures adopted and implemented by the Sponsor that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and the Code of Ethics, which address conflicts of interest.
“Prime Execution Agency Agreement” means the agreement between the Sponsor and the Prime Execution Agent.
“Prime Execution Agent” means Foris DAX, Inc., an affiliate of the Digital Asset Custodian.
“Publicly-offered security” means a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.
“Redemption Early Order Cutoff Time” means the required deadline for an Authorized Participant to submit a redemption order for the redemption of Baskets utilizing the Agent Execution Model.
“Reference Prices” means the CME CF Bitcoin Reference Rate — New York Variant for the Bitcoin-U.S. dollar trading pair (the “Bitcoin Reference Price”); the CME CF Ether Reference Rate — New York Variant for the Ether-U.S. dollar trading pair (the “Ether Reference Price”); the CME CF Solana Reference Rate — New York Variant for the SOL-U.S. dollar trading pair (the “SOL Reference Price”); the CF CRO Reference Rate — New York Variant for the CRO-U.S. dollar trading pair (the “CRO Reference Price”); and the CME CF XRP Reference Rate — New York Variant for the XRP-U.S. dollar trading pair (the “XRP Reference Price”), each produced by CF Benchmarks Ltd. as the Index Administrator.
“Regular Market Session” means NYSE Arca’s regular market session of 9:30 a.m. to 4:00 p.m. ET.
“Relevant Bitcoin Transaction” means any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Bitcoin Constituent Platform in the BTC/USD pair that is reported and disseminated by a Bitcoin Constituent Platform through its publicly available API and observed by the Index Administrator.
“Relevant Ether Transaction” means any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on an Ether Constituent Platform in the ETH/USD pair that is reported and disseminated by an Ether Constituent Platform through its publicly available API and observed by the Index Administrator.

“Relevant SOL Transaction” means any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on an SOL Constituent Platform in the SOL/USD pair that is reported and disseminated by an SOL Constituent Platform through its publicly available API and observed by the Index Administrator.
“Relevant XRP Transaction” means any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on an XRP Constituent Platform in the XRP/USD pair that is reported and disseminated by an XRP Constituent Platform through its publicly available API and observed by the Index Administrator.
“Ruling and the FAQs” means the revenue ruling and set of “Frequently Asked Questions” released by the IRS in 2019.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.
“Secondary Index” means other index administrators.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Seed Capital Investor” means                 .
“Seed Creation Baskets” means Baskets, comprising Shares at a per-Share price equal to            of each Portfolio Asset, delivered on                , 2025 to the Seed Capital Investor in exchange for $             in Shares.
“Seed Shares” means the            Shares purchased by the Seed Capital Investor on              , 2025.
“SEPA” means the standby equity purchase agreement that an affiliate of Yorkville has entered into with TMTG pursuant to which Yorkville has committed to purchase up to $2.5 billion in shares of TMTG’s common stock.
“Services Agreement” means the Administrative Services Agreement between the Trust Administrator and the Trust.
“Shareholders” means owners of beneficial interests in the Shares.
“Shares” means units of fractional undivided beneficial interests in the net assets of the Trust.
“Similar Laws” means laws similar to ERISA under other federal, state, local, non-U.S. or other applicable laws.
“SIPC” means the Securities Investor Protection Corporation.
“SOL Constituent Platforms” means the constituent SOL platforms of the SOL Reference Price, which are currently Coinbase, Gemini, Kraken and LMAX Digital, and which may change from time to time.
“SOL Reference Price” means CME CF Solana Reference Rate — New York Variant for the SOL-U.S. dollar trading pair, produced by CF Benchmarks Ltd.
“Solana Blockchain” means the blockchain ledger for SOL.
“Solana Network” means the Solana Blockchain and the Solana peer-to-peer network.
“Sponsor” means Yorkville America Digital, LLC, an indirect subsidiary of Yorkville.
“Sponsor’s Fee” means the fee of the Sponsor accrues daily at an annualized rate equal to    % of the NAV and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s

Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.
“SRTI” means the CME CF Solana Real Time Index.
“Staking” means the act of committing capital in the form of a digital asset to participate in verifying and adding transactions to such digital asset’s ledger, and in securing it, in exchange for such digital asset as a reward.
“Staking Provider” means Foris DAX, Inc., in its capacity as the Trust’s exclusive Staking infrastructure provider.
“SVB” means Silicon Valley Bank.
“Trading Balance” means a trading account at which, pursuant to the Prime Execution Agency Agreement, a portion of the Trust’s Portfolio Asset holdings and cash holdings from time to time may be held with the Prime Execution Agent, in connection with the sale of Portfolio Assets to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor.
“Trading Platform” means the Prime Execution Agent’s execution platform where the Sponsor may place an order.
“Treasury Regulations” means tax regulations issued by the IRS.
“Trust” means Truth Social Crypto Blue Chip ETF, B.T., a Nevada business trust formed pursuant to the Trust Agreement.
“Trust Administrator” means the                 .
“Trust Affiliate” means affiliates of the Sponsor, TMTG, Crypto.com and the Trustee (including, without limitation, the Trust, each of its affiliates, directors, partners, trustees, managing members, officers and employees).
“Trust Agreement” means the Amended and Restated Declaration of Trust and Trust Agreement dated as of                , 2025, among the Sponsor and the Trustee.
“Trust Documents” means the Trust agreements with the service providers.
“Trustee” means                 .
“UBTI” means unrelated business taxable income.
“USDC” means U.S. Dollar Coin.
“U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is: (1) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or (3) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
“U.S. Treasury Department” means the U.S. Department of the Treasury.
“VAS” means volume adjusted score.
“Vault Balance” means accounts storing the Trust’s Portfolio Assets that are required to be segregated from the assets held by the Digital Asset Custodian as principal and the assets of its other customers.
“XRP Constituent Platforms” means the constituent XRP platforms of the XRP Reference Price, which are currently Bitstamp by Robinhood, Coinbase, Kraken and LMAX Digital, and which may change from time to time.

“XRP Network” means the XRP blockchain ledger and the XRP peer-to-peer network.
“XRP Reference Price” means CME CF XRP Reference Rate — New York Variant for the XRP-U.S. dollar trading pair, produced by CF Benchmarks Ltd.
“XRTI” means the CME CF XRP Real Time Index.
“Yorkville” means Yorkville America, LLC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
[To be filed by amendment]

TRUTH SOCIAL CRYPTO BLUE CHIP ETF, B.T.
PROSPECTUS
         , 2025

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.*
The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor. Except for the NYSE Arca initial listing fee, all such expenses are estimated:
SEC registration fee		**
NYSE Arca initial listing fee	$
Printing and engraving expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Total	$

*
Subject to revision upon completion of the offering.

**
An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.

Item 14.   Indemnification of Directors and Officers.
Section 5.11(a) of the Trust Agreement provides that the Sponsor shall indemnify the Trustee, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) that is incurred by any of them and that arises out of or is related to (1) any offer or sale by the Trust of Baskets (as defined in the Trust Agreement), (2) acts performed or omitted pursuant to the provisions of the Trust Agreement, (A) by the Trustee, its directors, employees, delegees and agents or (B) by the Sponsor or (3) any filings with or submissions to the SEC in connection with or with respect to the Shares, except that the Sponsor shall not have any obligations to pay any indemnification amounts incurred as a result of and attributable to (x) the willful misconduct, gross negligence or bad faith of, or material breach of the terms of the Trust Agreement by, the Trustee, (y) information furnished in writing by the Trustee to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Shares that is not materially altered by the Sponsor or (z) any misrepresentations or omissions made by an Authorized Participant (other than the Sponsor) in connection with such Authorized Participant’s offer and sale of Shares.
Section 5.11(b) of the Trust Agreement provides that the Trustee shall indemnify the Sponsor, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) (1) caused by the willful misconduct, gross negligence or bad faith of the Trustee or (2) arising out of any information furnished in writing to the Sponsor by the Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.
Section 5.11(d) of the Trust Agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or bad faith or (2) reckless disregard of their obligations and duties under the Trust Agreement.
Item 15.   Recent Sales of Unregistered Securities.
None.

Item 16.   Exhibits.
Exhibit No	Description
3.1	Certificate of Business Trust of Truth Social Crypto Blue Chip ETF, B.T.*
4.1	Trust Agreement**
4.2	Form of Authorized Participant Agreement**
5.1	Opinion of Saltzman Mugan Dushoff, PLLC as to legality of the Shares**
8.1	Opinion of Davis Polk & Wardwell LLP as to tax matters**
10.1	Digital Asset Custodian Agreement**
10.2	Cash Custodian Agreement**
10.3	Prime Execution Agency Agreement**
10.4	Liquidity Provider Agreement**
10.5	Staking Provider Agreement**
10.6	Rebalancing Agent Agreement**
10.7	Administrative Services Agreement**
10.8	Digital Asset Cooperation Agreement among Yorkville America Digital, LLC, Trump Media and Technology Group Corp., Foris DAX, Inc. and Foris DAX Trust Company, LLC*#
23.1	Consent of**
23.2	Consent of Saltzman Mugan Dushoff, PLLC (included in Exhibit 5.1)**
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.1)**
24.1	Powers of attorney (included on the signature page to the registration statement)*
107	Filing Fee Tables*

*
Filed herewith.

**
To be filed by amendment.

#
Certain identified information has been excluded from this exhibit because the Registrant does not believe it is material and is the type that the Registrant customarily treats as private and confidential. Redacted information is indicated by “[**].”

Item 17.   Undertakings.
(a)   The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:
Paragraphs (1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   If the registrant is relying on Rule 430B:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountainside, New Jersey, on July 8, 2025.
Yorkville America Digital, LLC, as Sponsor of Truth Social Crypto Blue Chip ETF, B.T.*
By:
/s/ Troy Rillo

Name:
Troy Rillo

Title:
Manager and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Troy Rillo, Michael Markunas and Michelle Geller, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.
Signature	Title	Date
/s/ Troy Rillo Troy Rillo	Manager and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)	July 8, 2025
/s/ Mark Angelo Mark Angelo	Manager	July 8, 2025
/s/ Michael Rosselli Michael Rosselli	Manager	July 8, 2025

*
The Registrant is a business trust, and the persons are signing in their capacities as officers or directors of Yorkville America Digital, LLC, the sponsor of the Registrant.